Exhibit 10.30
ASSET PURCHASE AGREEMENT
DATED THE 17TH DAY OF JANUARY, 2006
AMONG
RAKHIT PETROLEUM CONSULTING LTD.
and
981463 ALBERTA LTD.
and
TRIDENT EXPLORATION CORP.
and
TRIDENT RESOURCES CORP.
and
KAUSH RAKHIT
and
ENDATA SERVICES LTD.

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

		Page

ARTICLE 9
INDEMNIFICATION

9.1	Survival of Representations and Warranties	25
9.2	Indemnity	26
9.3	Tax Information	26
9.4	Tax Assessments	26
9.5	Cumulative Rights	27
9.6	Limitations and Exclusions	27

ARTICLE 10
CLOSING

10.1	Closing and Closing Date	27
10.2	Vendor’s Closing Deliveries	28
10.3	Purchaser’s Closing Deliveries	28
10.4	Non-Transferable and Non-Assignable Assets	29

ARTICLE 11
RECORDS

11.1	Access to Premises and Records	30
11.2	Information Confidential	30

ARTICLE 12
INTERIM OPERATIONS

12.1	Carrying on Business to Closing	30
12.2	Prohibited Negotiations	31

ARTICLE 13
PRIVACY MATTERS

13.1	Disclosed Personal Information	31
13.2	No Unrelated Use	32
13.3	Necessary Disclosure	32
13.4	Applicable Measures	32
13.5	Duty to Keep Confidential	32
13.6	Duty to Notify	32
13.7	Duty to Return or Destroy	32

ARTICLE 14
GENERAL

14.1	Expenses	33
14.2	Time of the Essence	33
14.3	Governing Law	33
14.4	Counterparts	33
14.5	Delivery of Notices	33
14.6	Notices	34
14.7	Arbitration	36
14.8	Enurement	36
14.9	Further Assurances	36

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ASSET PURCHASE AGREEMENT
THIS AGREEMENT is made as of the 17th day of January, 2006.
AMONG:
981463 ALBERTA LTD., a corporation incorporated under the laws of the Province of Alberta and carrying on business in the City of Calgary, in the Province of Alberta (the “Purchaser”)
OF THE FIRST PART
- and -
TRIDENT EXPLORATION CORP., a corporation incorporated under the laws of the Province of Nova Scotia and carrying on business in the City of Calgary, in the Province of Alberta (“TEC”)
OF THE SECOND PART
- and -
TRIDENT RESOURCES CORP., a corporation incorporated under the laws of the State of Delaware and carrying on business in the City of Calgary, in the Province of Alberta (“Issuer”)
OF THE THIRD PART
- and -
KAUSH RAKHIT, of the City of Calgary, in the Province of Alberta (“Kaush Rakhit”)
OF THE FOURTH PART
- and -
ENDATA SERVICES LTD., a corporation incorporated under the laws of the Province of Alberta and carrying on business in the City of Calgary, in the Province of Alberta (“Endata”)
OF THE FIFTH PART
- and -
RAKHIT PETROLEUM CONSULTING LTD., a corporation incorporated under the laws of the Province of Alberta, carrying on business in the City of Calgary, in the Province of Alberta (the “Vendor”)
OF THE SIXTH PART
RECITALS
A.	The Vendor carries on the Business and is willing to sell the Assets to the Purchaser.

B.	The Purchaser is willing to purchase the Assets and to assume the Assumed Liabilities, upon the terms and conditions herein set forth and effective as of the Effective Date.

C.	The parties intend that the purchase and sale of the Assets shall be a tax deferred transfer pursuant to subsection 85(1) of the Income Tax Act (Canada).
AGREEMENT
THIS AGREEMENT WITNESSES that in consideration of the covenants, agreements, warranties and payments herein set forth and provided for, the parties hereto respectively covenant and agree as set forth below.
ARTICLE 1
INTERPRETATION
1.1 Definitions
In this Agreement, including the recitals and any schedules hereto, unless otherwise stated or unless there is something in the subject matter or context inconsistent therewith:
(a)	“Agreed Amount” has the meaning given to that term in Section 2.7.

(b)	“Agreement” means this agreement and includes any agreement amending this agreement or any agreement or instrument which is supplemental or ancillary thereof, and the expressions “above”, “below”, “herein”, “hereto”, “hereof” and similar expressions refer to this Agreement.

(c)	“Applicable Law” means, with respect to any person, property, transaction, event or other matter, any Law relating or applicable to such person, property, transaction, event or other matter. Applicable Law also includes, where appropriate, any interpretation of the Law (or any part) by any person having jurisdiction over it, or charged with its administration or interpretation.

(d)	“Applicable Privacy Laws” means any and all Applicable Laws relating to privacy and the collection, use and disclosure of Personal Information in all applicable jurisdictions, including the Personal Information Protection and Electronic Documents Act (Canada) and/or any comparable provincial law including the Personal Information Protection Act (Alberta).

(e)	“Assets” means all of the Vendor’s right, title, estate and interest in and to the property and assets, set forth and described in Schedule 1.1(e), but excluding the Excluded Assets.

(f)	“Assignment and Novation Agreement” has the meaning given to that term in Section 8.1(i).

(g)	“Assumed Liabilities” means only Liabilities incurred under the Permitted Liens, in each case in respect of the period commencing at the Effective Date.

(h)	“Business” means the business presently and heretofore carried on by the Vendor as a going concern and the intangible goodwill associated therewith.

(i)	“Business Day” means any day which is not a Saturday, Sunday or statutory holiday in Calgary, Alberta.

(j)	“Cash Portion of Purchase Price” has the meaning given to that term in Section 2.3.

(k)	“CDL” means Canadian Discovery Ltd., a corporation incorporated under the laws of the Province of Alberta, and carrying on business in the City of Calgary, in the Province of Alberta.

(l)	“Certificate” means a written certificate of a matter or matters of fact which, if required by a corporation, shall be made by a duly authorized officer of the corporation under corporate seal.

(m)	“Closing” means the transfer by the Vendor to the Purchaser of the Assets and the payment by the Purchaser to the Vendor of the Purchase Price and the completion of all matters incidental hereto.

(n)	“Closing Date” means •, 2006, or such earlier or later date as the parties hereto may agree.

(o)	“Counsel” means any barrister, solicitor or attorney or a firm thereof retained by the Vendor or Purchaser as the case may be.

(p)	“Court Determined Value” has the meaning given to that term in Section 2.8

(q)	“Data Processing System” means the computer equipment and associated peripheral devices and the related operating and application systems and other software owned, leased or licensed by the Vendor and used by it in connection with the Business other than off-the-shelf personal computer software subject to transferable licenses.

(r)	“Deemed Price Per Exchangeable Share” means a deemed price per Exchangeable Share equal to $50.00.

(s)	“Disclosed Personal Information” has the meaning given to that term in Section 13.1.

(t)	“Documents” means all contracts, agreements, documents, permits, licenses, certificates, plans, drawings, specifications, reports, compilations, analysis, studies, financial statements, budgets, market surveys, minute books, corporate records, corporate seals and any other documents or information of whatsoever nature relating to the Vendor or Business and any and all rights in relation thereto.

(u)	“Effective Date” means January 1, 2006.

(v)	“Election” has the meaning given to that term in Section 2.7.

(w)	“Employee Amounts” has the meaning given to that term in Section 8.1(j).

(x)	“Exchangeable Share” means one fully paid and non-assessable common stock in the share capital of the Purchaser exchangeable on its terms into one share of the Issuer.

(y)	“Exchangeable Share Provisions” means the provisions creating the class of Exchangeable Shares in the articles of amendment of the Purchaser dated November 30, 2005.

(z)	“Excluded Assets” means the following assets of the Vendor:

(i)	shares in the capital of CDL;

(ii)	the specific assets listed in Schedule 1.1(z)(ii);

(iii)	shares in the capital of Everest Energy Corporation; and

(iii)	any insurance policies affecting the Assets.
(aa)	“Financial Statements” means the financial statements of the Vendor for the fiscal year ended November 30, 2004 and interim statements up to and including October 31, 2005 which are attached hereto and made part hereof as Schedule 1.1(aa).

(bb)	“GAAP” or “Generally Accepted Accounting Principles” means the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which date such calculation is made or required to be made in accordance with generally accepted accounting principles applied on a basis consistent with preceding years.

(cc)	“geoSCOUT Litigation” means the litigation commenced by geoLOGIC Systems Ltd. against the Vendor and IHS Energy (Canada) Ltd. pursuant to a Statement of Claim filed with the Court of Queen’s Bench of Alberta, Judicial District of Calgary on June 1, 2005 as Action Number 0501-08107.

(dd)	“GST” means a goods and services tax as determined by the provisions of the Excise Tax Act (Canada).

(ee)	“Intellectual Property” means all rights to and interests in:
(i)	all names, brand names and slogans Related to the Business;

(ii)	all inventions, patents, patent rights, patent applications (including all reissues, divisions, continuations, continuations-in-part and extensions of any patent or patent application), industrial designs and applications for registration of industrial designs Related to the Assets;

(iii)	all copyrights and trade-marks (whether used with wares or services and including the goodwill attaching to such trade-marks), registrations and applications for trade-marks and copyrights (and all future income from such trade-marks and copyrights) Related to the Assets;

(iv)	all rights and interests in and to processes, notebooks, data, trade secrets, designs, know-how, technology, blue prints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications, and similar materials recording or evidencing expertise or information Related to the Assets;

(v)	all other intellectual and industrial property rights throughout the world Related to the Assets;

(vi)	all licenses of the intellectual property listed in items (i) to (vi) above;

(vii)	all future income and proceeds from any of the intellectual property listed in items (i) to (vi) above and the licenses listed in item (vii) above; and

(viii)	all rights to damages and profits by reason of the infringement of any of the intellectual property listed in items (i) to (vii) above.
(ff)	“Interim Period” has the meaning given to that term in Section 12.1.

(gg)	“Issuer Share” means one fully paid and non-assessable common stock in the share capital of the Issuer.

(hh)	“Issuer Stockholder Agreement” means the third amended and restated stockholder agreement of the Issuer dated March 29, 2005.

(ii)	“Key Employees” means Steve Burnie, Allison Gibbs, Romanna Guo, David Hume, Karen Matheson, Bruce Palmer, Carlo Poletto, Dean Provins, Kaush Rakhit, Jaeyoung Suh, Quianshi (Susan) Wang, Xiang Wang and Geoffrey Webb.

(jj)	“Leased Premises” means the premises located at Suite 200, 706 – 7th Avenue S.W., Calgary, Alberta T2P 0Z1.

(kk)	“Lease” means all the lease agreements to lease, sublease, license agreement and occupancy or other agreements relating to the Leased Premises.

(ll)	“Letter of Intent” means the letter of intent dated July 29, 2005 among the Purchaser, the Vendor and Endata, as amended on September 29, 2005, October 31, 2005, November 14, 2005, November 30, 2005, December 28, 2005 and January 16, 2006.

(mm)	“Liabilities” includes any liabilities of any kind whatsoever, contingent or otherwise, whether or not accruing or accrued, known or unknown, determined or determinable.

(nn)	“Lien” means any lien, mortgage, charge, hypothec, pledge, security interest, prior assignment, option, warrant, lease, sublease, right to possession, encumbrance, claim, right, registration or restriction which affects, by way of a conflicting ownership interest or otherwise, the right, title or interest in or to any particular property.

(oo)	“Losses” has the meaning given to that term in Section 9.2.

(pp)	“Newly Agreed Revised Value” has the meaning give to that term in Section 2.8(c).

(qq)	“Permitted Liens” means:
(i)	mechanics’, construction, carriers’, workers’, repairers’, storers’ or other similar liens (inchoate or otherwise) which individually or in the aggregate are not material, arising or incurred in the ordinary course of business which have not been filed, recorded or registered in accordance with Applicable Law or of which notice has not been given to the Vendor; and

(ii)	the mortgages, charges and other liens listed in Schedule 1.1(qq).

(rr)	“Personal Information” means information about an individual transferred to one party by another in accordance with this Agreement and/or as a condition of the transaction contemplated hereby.

(ss)	“Principals” means collectively, Kaush Rakhit, in his personal capacity, and Endata.

(tt)	“Purchase Price” has the meaning given to that term in Section 2.3.

(uu)	“Purchaser Agreement Default” means any material breach of a representation or warranty made by the Purchaser in this Agreement or the Letter of Intent, or the failure of the Purchaser to perform or observe in any material respect any of the covenants or agreements to be performed by the Purchaser in this Agreement or the Letter of Intent.

(vv)	“Purchaser Share Certificates” means share certificates of the Purchaser representing the Exchangeable Shares.

(ww)	“Purchaser’s Portion of the Vendor’s Leased Premises” means the portion of the third floor of the Vendor’s Leased Premises to be occupied by the Purchaser.

(xx)	“Redemption Consideration” has the meaning set forth in the Exchangeable Share Provisions.

(yy)	“Related to the Assets” means directly or indirectly, used in, arising from, or relating in any manner to the Assets.

(zz)	“Revised Value” has the meaning given to that term in Section 2.8.

(aaa)	“Rights” has the meaning given to that term in Section 10.4

(bbb)	“Royalty Letter of Intent” means the letter of intent dated December 9, 2005 between the Vendor and Ross Crain in respect to the granting of royalties for certain intellectual property developed by Ross Crain for the Vendor.

(ccc)	“Studies” has the meaning give to that term in Section 2.9.

(ddd)	“Tax Act” means the Income Tax Act (Canada).

(eee)	“Taxing Authority” has the meaning given to that term in Section 2.8

(fff)	“Time of Closing” means 10:00 a.m. (Calgary time) on the Closing Date when the Closing of the purchase and sale herein provided for shall be completed, or such other time as the parties may agree.

(ggg)	“Total Consideration Amount” has the meaning given to that term in Section 2.8.

(hhh)	“Vendor Consents and Approvals” has the meaning given to that term in Section 9.1(c).

(iii)	“Vendor’s Leased Premises” means Suite 300, 706 – 7th Avenue S.W., Calgary, Alberta T2P 0Z1.

1.2 Schedules
Appended hereto are the following schedules, which are incorporated into this Agreement by reference and are deemed to be a part hereof:

Schedule 1.1(e)	Assets of the Vendor
Schedule 1.1(z)(ii)	Excluded Assets
Schedule 1.1(aa)	Financial Statements of the Vendor
Schedule 1.1(qq)	Permitted Liens
Schedule 4.7	Intellectual Property Licenses
Schedule 4.8	Data Processing System
Schedule 8.1(f)	Agreed Form of Non-Competition and Non-Solicitation Agreement
Schedule 8.1(j)	Agreed Form of Employment Agreement
Schedule 10.2(a)	General Conveyance and Assumption of Liabilities Agreement
1.3 References
References to Articles, Sections or Schedules refer to articles, sections or schedules of this Agreement. Wherever any provision of any schedule to this Agreement conflicts with any provision in the body of this Agreement, the provisions of the body of this Agreement shall prevail.
1.4 Canadian Dollars
All dollar amounts referred to in this Agreement are in Canadian funds, unless otherwise indicated herein. All payments contemplated herein shall be by certified cheque or bank draft issued by a Canadian bank or such other transfer of immediately available funds as may be acceptable to the parties hereto.
1.5 Extended Meanings
In this Agreement, words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders; the use of the word “include” or “including” shall be deemed to include “include, without limitation”, or “including, without limitation”, as applicable; and references to any statute shall extend to and include orders-in-council or regulations passed under and pursuant thereto, of any amendment or re-enactment of such statute, orders-in-council or regulations, or any statute, order-in-council or regulations substantially in replacement thereof.
1.6 Entire Agreement
This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.
1.7 Headings
Headings and the table of contents are not to be considered part of this Agreement and are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents hereof.

ARTICLE 2
PURCHASE OF ASSETS
2.1	Purchase and Sale of Assets
Subject to the terms and conditions hereof, at the Time of Closing, the Purchaser agrees to purchase from the Vendor and the Vendor agrees to sell, assign and transfer to the Purchaser the Assets, on the Effective Date for an aggregate Purchase Price as determined by the provisions of Section 2.3 hereof. For greater certainty and except as provided for herein, the Purchaser shall be entitled to all of the benefits of ownership of the Assets and responsible for all of the obligations of the Vendor with respect to the Assets from the Effective Date. The Vendor shall retain and not transfer, convey, assign or deliver to the Purchaser, and the Purchaser shall not acquire any right, title or interest in or to the Excluded Assets.
2.2	Assumed Liabilities.
Subject to the terms and conditions hereof, at the Time of Closing, the Purchaser agrees to assume from the Vendor at the Closing and agrees to pay, perform, and discharge only the obligations of the Vendor defined as the Assumed Liabilities. The Purchaser shall not assume, by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for any liability or obligation of the Vendor not expressly assumed by the Purchaser pursuant to this Agreement.
2.3	The Purchase Price
Subject to the provisions of Sections 2.5, the purchase price for the Assets (the “Purchase Price”) shall be an aggregate of $6,000,000, payable through a combination of Exchangeable Shares and cash, as follows:
(a)	Cash Payment. At the Closing, the Purchaser shall deliver to the Vendor by wire transfer for immediately available funds (to a bank account designated by the Vendor), an amount equal to $1.5 million (“Cash Portion of Purchase Price”); and

(b)	Stock Consideration. 90,000 Exchangeable Shares will be issued, having a deemed aggregate value of $4,500,000, based on the Deemed Price per Exchangeable Share. The Exchangeable Shares shall be issued and delivered to the Vendor at the Closing and supported by such representations, warranties and assurances as are satisfactory to the Vendor from Purchaser and such third parties as the Vendor reasonably requires.
2.4	Payment of the Purchase Price
The Purchaser covenants that the Purchase Price shall be paid to the Vendor at the Time of Closing as follows by the Purchaser delivering to the Vendor:
(a)	Purchaser Share Certificates representing 90,000 Exchangeable Shares registered in the name of the Vendor; and

(b)	a certified cheque or bank draft in an amount equal to the Cash Portion of Purchase Price issued in favour of the Vendor.

2.5	Allocation of Purchase Price
The Purchaser and the Vendor shall allocate the Purchase Price among the assets based on the fair market value of the Assets, as mutually agreed to by the Purchaser and the Vendor, by a date that is not later than 30 days from the Closing Date. The Vendor shall provide the Purchaser with the initial estimate allocation of the Purchase Price. In the event of a dispute regarding the determination of the allocation, the Purchaser and the Vendor shall submit the dispute to arbitration in accordance with Section 14.7.
2.6	GST Election
It is the understanding of the Vendor and the Purchaser as of the date hereof that, subject to the filing of a prescribed election, no GST is exigible in respect of the transfer of the Assets. At the Time of Closing, the Vendor and the Purchaser shall execute jointly an election, in prescribed form, under Section 167 of the Excise Tax Act (Canada) to have the sale of the Assets take place on a GST-free basis under Part IX of the Excise Tax Act (Canada) and the Purchaser shall file such election with its GST return for the reporting period in which the sale of the Assets takes place.
2.7	Election under Section 85 of the Tax Act
(a)	The Vendor and the Purchaser shall make a joint election (the “Election”) pursuant to the provisions of Section 85 of the Tax Act in respect of the transfer of the Assets, in the prescribed form, and, for the purposes of subsection 85(1) of the Tax Act, the amount agreed on in such Elections (the “Agreed Amount”) shall be equal to the greater of:
(i)	the Vendor’s cost amount of the Assets; and

(ii)	the amount of the Cash Portion of Purchase Price plus the amount of the fair market value of the Assumed Liabilities, or such other amount as specified in writing by the Vendor and which is within the limits provided in the Tax Act.

(b)	Each of the Vendor and the Purchaser agrees to execute and deliver and the Vendor agrees to file, within the time required under the provisions of Section 85 of the Tax Act, all such documents, election forms and other instruments as may be necessary to give effect to the Elections.

(c)	The parties agree that should it be necessary to file an amended election pursuant to Section 85 of the Tax Act for the purpose of transferring any portion of the Assets for a revised Agreed Amount, any penalty assessed by the Minister of National Revenue or a similar provincial authority will be borne by the Vendor.
2.8	Price Adjustment
Should any tax authority having jurisdiction in the matter (the “Taxing Authority”) at any time issue or propose to issue an assessment or reassessment which imposes or would impose any liability for tax as a result of a determination by the Taxing Authority that the aggregate fair market value of the Assets as of the date of this Agreement is an amount (the “Revised Value”) which is not equal to the aggregate of the Redemption Consideration of the Exchangeable Shares plus the amount of the Cash Portion of Purchase Price plus the amount of the fair market value of the Assumed Liabilities (the “Total Consideration Amount”) as of the date of this Agreement:

(a)	if the parties to this Agreement agree with such determination then the Purchase Price shall be adjusted retroactively so that it equals the Revised Value;

(b)	if the parties to this Agreement do not agree with such determination, and all times to file a notice of objection or an appeal to the assessment or reassessment have expired without a notice of objection being filed or an appeal having been filed, then the Purchase Price shall be adjusted retroactively so that it equals the Revised Value;

(c)	if the parties to this Agreement do not agree with such determination, and all times to file a notice of objection or an appeal to the assessment or reassessment have not expired, then the parties to this Agreement shall appoint a qualified appraiser to determine the aggregate fair market value of the Total Consideration Amount and, if the amount so determined by the appraiser is greater or lesser than the amount determined by the Taxing Authority, and the parties to this Agreement and the Taxing Authority subsequently concur upon the determination of the fair market value of the Total Consideration Amount (the “Newly Agreed Revised Value”), then the Purchase Price shall be adjusted retroactively so that it equals the Newly Agreed Revised Value; or

(d)	if a Court or tribunal having jurisdiction in the matter has decided to uphold the determination or has decided that the fair market value of the Assets as of the date of this Agreement is an amount (the “Court Determined Value”) which is equal to neither the Revised Value nor the Total Consideration Amount as of the date of this Agreement and (i) all appeal rights in respect of such decision have been exhausted or have expired without appeals having been taken or (ii) the parties to this Agreement agree with such decision, then the Purchase Price shall be adjusted retroactively so that it equals the Court Determined Value;
and in any case of the Purchase Price is so adjusted then the Redemption Amount of the Exchangeable Shares shall be adjusted retroactively so that the Total Consideration Amount shall equal such adjusted Purchase Price. Any required adjustment to the Redemption Consideration of the Exchangeable Shares will be made in accordance with the provisions of the articles of incorporation of the Purchaser.
2.9	License-Back
In the event that the Exchangeable Shares are not exchangeable into Issuer Shares at a price of $100 by January 1, 2009 or more per Exchangeable Share or the value received by the Vendor for the Exchangeable Shares pursuant to redemption, retraction or liquidation rights contained in the Exchangeable Share Provisions is not $100 or more per Exchangeable Shares, the Purchaser agrees to grant an exclusive, royalty free, perpetual license to the Vendor to use the studies listed in Part A of Schedule 1.1(e) (the “Studies”) to this Agreement. Notwithstanding the foregoing, the Purchaser retains the sole ownership of the Studies.
ARTICLE 3
ADDITIONAL COVENANTS
3.1	Employment Matters
Prior to the Closing Date and conditional upon Closing occurring, the Purchaser agrees to make offers of employment to all Key Employees of the Vendor, on comparable terms and conditions as were in effect with the Vendor as of July 29, 2005, including comparable positions and comparable salaries in the aggregate. The Purchaser shall recognize the past service of the Key Employees with the Vendor. The

Purchaser and the Vendor will work together in good faith to coordinate mutually agreeable timing for the delivery of such offers. The Vendor agrees that, prior to the Closing Date or until the termination of this Agreement, it will not terminate the employment of any of the Vendor’s Key Employees except as contemplated in this Agreement, without the prior written consent of the Purchaser. Notwithstanding the foregoing, the Purchaser will have no obligation to assume, implement or continue for the accepting Key Employees any of the benefits, plans or other obligations provided by the Vendor; provided, however, that such employees shall be entitled to, where applicable, participate in the Purchaser’s existing benefit plans in accordance with the Purchaser’s normal business practice.
3.2	Exclusivity Obligations
Neither the Vendor nor its shareholders, directors, officers, employees or agents shall, directly or indirectly, alone or jointly or in concert with any other person: (i) invite or solicit offers or expressions of interest from third parties for the sale of the Assets (or any part of such Assets); (ii) negotiate with or consider or review unsolicited offers of third parties for the sale of the Assets (or any part of such Assets); or (iii) disclose confidential information to third parties or amend existing confidentiality agreements with third parties in connection with the foregoing, until 5:00 p.m. (Calgary Time) on January 31, 2006.
ARTICLE 4
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE VENDOR AND THE PRINCIPALS
4.1	Representations and Warranties of the Vendor and the Principals
To induce the Purchaser to enter into this Agreement and to induce TEC to cause the Purchaser to enter into this Agreement and complete the transactions contemplated hereby, the Vendor and the Principals severally (and not jointly) covenant, represent and warrant on behalf of themselves, to and in favour of the Purchaser and TEC now as provided in this Article 4.
4.2	Due Incorporation and Execution
(a)	The Vendor and Endata have been duly incorporated and organized under the laws of the Province of Alberta and are in good standing with respect to the filing of all annual returns, notices and similar documents as required in the Province of Alberta and such other jurisdictions where such registration is necessary for the business of the Vendor or Endata.

(b)	The Vendor has good and sufficient power, authority and right, and has taken all action necessary, to own, lease and operate the Assets, to conduct the Business as it is presently being conducted, to enter into this Agreement and to complete the transactions contemplated herein.

(c)	The execution and delivery of this Agreement by the Vendor and Endata and the consummation of the transactions contemplated hereby have been duly authorized by the Vendor and Endata and do not constitute a breach or a default under any agreement to which the Vendor or Endata is a party or by which it is bound or the terms of the articles, by-laws or other constating documents of the Vendor or Endata.

(d)	This Agreement does, and all documents and instruments required hereunder to be executed and delivered by the Vendor are and shall once executed and delivered, constitute legal, valid and binding obligations of the Vendor and Endata, as applicable, enforceable in accordance with their respective terms, subject to qualifications regarding the availability of equitable remedies, the discretion of the courts and the general limitations in the enforcement of creditors’ rights.
4.3	Capacity – Kaush Rakhit
Kaush Rakhit represents that he has the legal capacity to enter into and give full effect to this Agreement.
4.4	Shareholder Agreements
Any and all shareholder agreements respecting the Vendor and/or any securities of the Vendor will not impact title to, or the value of, the Assets and will not create any Lien against the Assets or any liability or obligation of the Purchaser following Closing.
4.5	Conduct of Business in Ordinary Course
The Business of the Vendor has been, and will continue to be until the Closing Date, carried on in the ordinary and normal course subject to the terms hereof. To the knowledge of the Principals and the Vendor, there exists no facts or circumstances which could materially and adversely effect the ability of the Purchaser to use the Assets substantially as presently used following the completion of the transaction contemplated by this Agreement.
4.6	Title to Assets
The Assets are adequate for the conduct of the Business of the Vendor as it is presently being conducted. The Vendor has good and marketable title to all the Assets, free and clear of any and all Liens, except for Permitted Liens. Other than this Agreement, there is no agreement, option or other right or privilege outstanding in favour of any person for the purchase from the Vendor of the Business or of any of the Assets out of the ordinary course of business. All personal property forming part of the Assets is in good operating condition, ordinary wear and tear excepted.
4.7	Intellectual Property
(a)	The Vendor has not registered any Intellectual Property and is not in the process of registering any Intellectual Property.

(b)	Except for the software developed under the Royalty Letter of Intent, the Vendor is the first and only owner of the Intellectual Property and is entitled to the exclusive and uninterrupted use of the Intellectual Property without payment of any royalty or other fees. No shareholder, officer, director or employee of the Vendor or any third party has any right, title or interest in any of the Intellectual Property and all such persons have waived their moral rights in any copyright works within the Intellectual Property. The Vendor has diligently protected its legal rights to the exclusive use of the Intellectual Property.

(c)	There is no litigation relating to the Intellectual Property.

(d)	All employees of the Vendor have agreed to maintain the confidentiality of confidential Intellectual Property.

(e)	All of the Vendor’s permissions and licenses to use the industrial or intellectual property of other persons are disclosed in Schedule 4.7. The Vendor has not permitted or licensed any person to use any of the Intellectual Property, except as disclosed in Schedule 4.7. All licenses referred to in Schedule 4.7 are in full force and effect and neither the Vendor nor the other party is in default of its obligations.

(f)	No person has challenged the validity of any registrations for the Intellectual Property or the Vendor’s rights to any of the Intellectual Property.

(g)	To the knowledge of the Vendor and the Principals, the use of the Intellectual Property has not infringed and does not currently infringe upon the industrial or intellectual property rights of any other person.

(h)	To the knowledge of the Vendor and the Principals, no other person has infringed the Vendor’s rights to the Intellectual Property.
4.8	Data Processing System
Schedule 4.8 sets out:
(a)	a brief description of the Data Processing System; and

(b)	a list of all agreements including warranties, leases and licenses relating to the Data Processing System.
The Data Processing System adequately meets the data processing needs of the Business and operations of the Vendor as presently conducted. The Vendor has taken appropriate action by instruction, agreement or otherwise with its employees or other persons permitted access to system application programs and data files used in the Data Processing System to protect against unauthorized access, use, copying, modification, theft and destruction of such programs and files. The data processing and data storage facilities of the Vendor are adequate and properly protected. The Vendor has arranged for back-up data processing services adequate to meet its data processing needs in the event the Data Processing System or any of its components is rendered temporarily or permanently inoperative as a result of a natural or other disaster.
4.9	Leases and Real Property
The Lease is in good standing and in full force and has not been amended and no breach of a term or event has occurred which could, with the passage of time or upon notice, constitute a default. The Vendor has the ability to validly sub-lease the Purchaser’s Portion of the Leased Premises to the Purchaser in accordance with the terms of the Lease.
4.10	Labour Matters and Employment Standards
(a)	The Vendor is not subject to any agreements with any labour union or employee association and has not made any commitments to or conducted negotiations with any labour union or employee association with respect to any future agreements and there have not been any attempts to organize, certify or establish any labour union or employee association in relation to any Key Employees in connection with their relationship with the Vendor.

(b)	There are no existing or threatened labour strikes or labour disputes, grievances, controversies or other labour troubles affecting the Vendor.

(c)	Except where the failure to do so could not reasonably be expected to have a material adverse effect, the Vendor has complied with all laws, rules, regulations and orders applicable to or relating to the employment of the Key Employees, including those relating to wages, hours, collective bargaining, occupational health and safety, workers’ hazardous materials, employment standards, pay equity, language of work and workers’ compensation. To the knowledge of the Principals and the Vendor, there are no outstanding enquiries, charges or complaints against the Vendor relating to unfair labour practices, unjust dismissal, non-compliance with any legal obligation in relation to the employment of the Key Employees, discrimination, harassment, non-compliance with health and safety in the workplace legislation or under any legislation relating to the Key Employees. The Vendor has paid in full all amounts owing under all applicable workers’ compensation legislation in the provinces in which it conducts operations, and the workers’ compensation claims experience in connection with the operation of the Business would not entail additional monetary obligations for the period ending at the Closing Date.

(d)	The Vendor has paid in full all amounts, obligations and debts owing to all of the Key Employees by the Vendor or incurred by the Vendor in connection with the employment services provided by any of the Key Employees up to and including the Closing Date, including all wages, salary, bonuses, commissions, vacation, holiday pay and any severance amounts in lieu of notice of termination without cause payable further to a termination of employment which has occurred immediately prior to the Closing Date.

(e)	The Vendor is solely responsible for all obligations owing to any Key Employees who do not accept employment with the Purchaser, including all wages, salary, bonuses, commissions, vacation, holiday pay and any severance amounts in lieu of notice of termination without cause payable further to a termination of employment which has occurred immediately prior to the Closing Date.
4.11	Deductions at Source
Except where the failure to do so could not reasonably be expected to have a material adverse effect, the Vendor has fulfilled all requirements under the Income Tax Act (Canada) and the regulations thereto, the Canada Pension Plan, the Employment Insurance Act (Canada) and any other applicable provincial legislation, providing for the payment or withholding of any sum, fee, assessment or other payment in relation to the employment of the Key Employees or with the amounts payable to such persons by reason or in relation with their employment with the Vendor, and has remitted all amounts withheld to the appropriate authorities within the prescribed times.
4.12	Litigation
Except for the geoSCOUT Litigation, there is no action, suit, proceeding, claim, application, complaint or investigation in any court or before any arbitrator or before or by any regulatory body or governmental or non-governmental body pending or, to the knowledge of the Vendor and the Principals, threatened by or against the Vendor Related to the Assets or affecting the condition of the Assets or the transactions contemplated by this Agreement; and, there is no factual or legal basis which could give rise to any such action, suit, proceeding, claim, application, complaint or investigation or proceeding with respect to the Assets.

4.13	Financial Statements
(a)	The Financial Statements truly and fairly present the assets and liabilities of the Vendor and its financial position as at the date thereof and the results of its operations for the fiscal period reported on and, in particular, without limiting the generality of the foregoing, include all liabilities or obligations required to be reported in accordance with Generally Accepted Accounting Principles, whether accrued, contingent or otherwise, and whether due or to become due as at the date of the Financial Statements. Since November 30, 2005, there has not been any material adverse change in the financial position of the Vendor, computed on a basis consistent with that used in the preparation of the balance sheet included in such Financial Statements. The Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles, applied on a consistent basis.
4.14	GST Registration
The Vendor is registered for the purpose of the GST imposed by the Excise Tax Act (Canada). The GST registration number for the Vendor is 123052987RT0001.
4.15	Income Tax
The Vendor is not a non-resident of Canada within the meaning of Section 116 of the Tax Act.
4.16	Records and Data
(a)	The Principals and the Vendor have made available to the Purchaser or the Purchaser’s representative for inspection, all premises, assets and Documents within their possession or control which the Purchaser has reasonably required pursuant to Section 11.1 pertaining to or affecting the Vendor, the Assets and the title of the Vendor thereto, and neither the Principals nor the Vendor has knowingly withheld any Documents or information made available to the Purchaser.

(b)	All information, records and data furnished to the Purchaser, its representatives and Counsel pursuant to Section 11.1 are accurate in all material respects.

(c)	The financial books and records of the Vendor fairly and correctly set out and disclose in all material respects, in accordance with Generally Accepted Accounting Principles, the financial position of the Vendor as at the date thereof and all material financial transactions have been accurately recorded in such books and records.

(d)	The corporate records and minute book of the Vendor since the date of incorporation contains all minutes of meetings or consent resolutions of the incorporation directors and shareholders of the Vendor held or passed since, all such meetings were duly called and held, and the share certificate book, the register of shareholders and the register of transfers of the Vendor are now accurate and complete.
4.17	Indebtedness
Except as disclosed in the Financial Statements, the Vendor does not have outstanding, any bonds, debentures, mortgages, promissory notes or other evidence of indebtedness affecting the Assets.

4.18	Tax Returns
The Vendor has not made any tax elections, entered into any tax agreements, filed any tax consents, or entered into any agreements with any federal, provincial, local or other tax authorities with respect to the Vendor or the securities, Assets or revenues of the Vendor that would reasonably be expected to materially and adversely impact title to, or the value of the Assets (including with respect to the creation of any lien obligations of the Purchaser following closing).
4.19	Regulatory Matters
Neither the Vendor nor the Principals have received notice of any defaults under any of the provisions of the Business Corporations Act (Alberta) or other applicable legislation.
4.20	Environmental Matters
(a)	Except where the failure to do so could not reasonably be expected to have a material adverse effect on the title to, or the value of the Assets, the Vendor has been and is in compliance with all Applicable Laws, statutes, ordinances, by-laws, regulations, policies, orders, directives and decisions rendered by any governmental or regulatory authority relating to the protection of the environment.

(b)	To the knowledge of the Principals and the Vendor, there have been no orders issued, environmental audits, evaluations, assessments or investigations conducted or other proceedings taken against or relating to the Vendor, its officers or directors, the Business of the Vendor or the Assets under any applicable environmental protection legislation.
4.21	Bankruptcy and Insolvency Matters
(a)	To the knowledge of the Principals and the Vendor, no action or proceeding has been commenced or filed by or against the Vendor or which seeks or may lead to receivership, bankruptcy, a commercial proposal or similar proceeding of the Vendor, the adjustment, compromise or composition of claims against it or the appointment of a trustee, receiver, liquidator, custodian, or other similar officer for the Vendor or any portion of its Assets. No such action or proceeding has been authorized or is being considered by or on behalf of the Vendor and, to the knowledge of the Principals and the Vendor, no creditor or equity security holder of the Vendor has threatened to commence or advise that it may commence, any such action or proceeding.

(b)	The Vendor has not made nor is it considering making an assignment for the benefit of its creditors, and has not requested nor is it considering requesting a meeting of its creditors to seek a reduction, compromise, composition, or other accommodation with respect to its indebtedness.
4.22	Full Disclosure
To the knowledge of the Principals and the Vendor, none of the foregoing representations and warranties and no document furnished by or on behalf of the Vendor or the Principals to the Purchaser in connection with the negotiation of the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the Assets seeking full information as to the Vendor and the Vendor’s subsidiaries and their respective properties, businesses and affairs. Except for those matters disclosed in this Agreement, there are no facts Related to the Assets not disclosed in this Agreement which, if learned by the Purchaser, might reasonably be expected to materially diminish the Purchaser’s evaluation of the worth or profitability of the Assets or which, if learned by the Purchaser, might reasonably be expected to deter the Purchaser from completing the transactions contemplated by this Agreement on the terms of this Agreement.
4.23	Broker’s Fees
The Vendor has not incurred any obligation or liability, contingent or otherwise for brokers’ or finders’ fees in respect of the transaction herein provided for which the Purchaser shall have any obligation or liability.
4.24	Covenants, Representations and Warranties of the Vendor and the Principal Surviving Closing Date
(a)	The covenants, representations and warranties of the Vendor and the Principals contained in this Article 4 and elsewhere in this Agreement, and in any certificate or other material delivered under this Agreement, shall survive the completion of the transactions contemplated herein notwithstanding such completion and shall continue in full force and effect for the benefit of the Purchaser for the applicable period described in Section 9.1 hereof.

(b)	The covenants, representations and warranties of the Vendor and the Principals contained in this Article 4 and elsewhere in this Agreement, shall either be set forth in or, if not, shall be deemed to apply to all assignments, transfers, conveyances or other documents conveying the Assets hereunder, and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyances or documents, any rule or law, in equity or in statute to the contrary notwithstanding.
ARTICLE 5
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
5.1	Covenants, Representations and Warranties
To induce the Vendor to enter into this Agreement and complete the transactions contemplated hereby, the Purchaser covenants, represents and warrants to and in favour of the Vendor now as provided in this Section 5.1.
5.2	Due Organization, Execution and Delivery
(a)	The Purchaser has been duly incorporated and organized under the laws of the Province of Alberta and is in good standing with respect to the filing of all annual returns, notice and similar documents as required in the Province of Alberta and such other jurisdictions where such registration is necessary for the business of the Purchaser.

(b)	The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by the Purchaser and do not constitute a breach or a default of any agreement to which the Purchaser is a party or by which it is bound or the terms of the articles, bylaws, or other constating document of the Purchaser.

(c)	This Agreement and all documents and instruments referred hereunder to be executed and delivered by the Purchaser are and shall once executed and delivered, constitute legal, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, subject to qualifications regarding the availability of equitable remedies, the discretion of the courts and the general limitations in the enforcement of creditors’ rights.
5.3	Authority
The Purchaser has good right, full power and absolute authority to purchase the Assets on the terms described herein and in the manner contemplated by this Agreement.
5.4	Consents and Approvals
No consents of, filings with or approval of any governmental or regulatory body or authority is required for the Purchaser to complete the transactions provided for in this Agreement, other than those presently held by the Purchaser and in full force and effect. The Purchaser is not obligated to obtain the consent of any person to the transaction contemplated by this Agreement, other than from those persons from whom consent has, or prior to the Time of Closing, will be obtained.
5.5	No Violation
Neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by the Purchaser will result in the violation of any Applicable Law, rule or regulation.
5.6	GST Registration
The Purchaser is registered for the purposes of the GST imposed by the Excise Tax Act (Canada). The GST registration number for the Purchaser is 81235 1278 RT0001.
5.7	Income Tax
The Purchaser is not a non-resident of Canada within the meaning of Section 116 of the Tax Act.
5.8	Investment Canada Act
The Purchaser is not a “non-Canadian” within the meaning of the Investment Canada Act.
5.9	Capitalization, Allotment, Issuance of Shares
(a)	The authorized share capital of the Purchaser consists of unlimited Common Shares, unlimited Preferred Shares and unlimited Exchangeable Non-Voting Shares. As of the date hereof, the issued and outstanding shares of the Purchaser consist of 1,500,100 common shares and 90,000 Exchangeable Shares issued on Closing. The issued and outstanding shares of the Purchaser have been duly and validly issued and are outstanding as fully paid and non-assessable shares.

(b)	Each Exchangeable Share delivered pursuant to Section 2.4 as a portion of the Purchase Price will be issued as a fully paid and non-assessable share in the capital of the Purchaser, free of all mortgages, charges, liens, pledges, claims, security interests and agreements and other encumbrances of whatsoever nature, and the Vendor’s name, or that of its designate, shall be entered into the share register of the Purchaser as the sole registered owner of the Exchangeable Shares it is entitled to receive pursuant to Section 2.4.

(c)	To the Purchaser’s knowledge, there is no fact that, as of the Effective Date, may materially decrease the Deemed Price Per Exchangeable Share.
5.10	Unanimous Shareholder Agreement
The Purchaser does not have a unanimous shareholder agreement.
5.11	Covenants, Representations and Warranties Surviving Closing Date
(a)	The covenants, representations and warranties of the Purchaser as contained in this Article 5 and elsewhere in this Agreement, and in any certificate or other material delivered under this Agreement, shall survive the completion of the transactions contemplated herein notwithstanding such completion, and shall continue in full force and effect for the benefit of the Vendor for the applicable period described in Section 9.1 hereof.

(b)	The covenants, representations and warranties of the Purchaser contained in this Article 5 and elsewhere in this Agreement, shall either be set forth in or, if not, shall be deemed to apply to all assignments, transfers, conveyances or other documents required to be executed by the Purchaser, and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyances or documents, any rule or law, in equity or in statute to the contrary notwithstanding.
ARTICLE 6
COVENANTS, REPRESENTATIONS AND WARRANTIES OF TEC
6.1	Covenants, Representations and Warranties
To induce the Vendor to enter into this Agreement and complete the transactions contemplated hereby, TEC covenants, represents and warrants to and in favour of the Vendor now as provided in this Article 6.
6.2	Due Organization and Existence
(a)	TEC has been duly incorporated and organized under the laws of the Province of Nova Scotia and is in good standing with respect to the filing of all annual returns, notices and similar documents as required in the Province of Alberta and such other jurisdictions where such registration is necessary for the business of TEC.

(b)	The execution and delivery of this Agreement by TEC and the consummation of the transactions contemplated hereby have been duly authorized by TEC and do not constitute a breach or a default under any agreement to which TEC is a party or by which it is bound or the terms of the articles, by-laws or other constating documents TEC.

(c)	This Agreement and, all documents and instruments required hereunder to be executed and delivered by TEC are and shall once executed and delivered, constitute legal, valid and binding obligations of TEC enforceable in accordance with their respective terms, subject to qualifications regarding the availability of equitable remedies, the discretion of the courts and the general limitations in the enforcement of creditors’ rights.
6.3	Consents and Approvals
No consents of, filings with or approvals of any governmental or regulatory body or authority is required for TEC to complete the transactions provided for in this Agreement, other than those presently held by TEC and in full force and effect. TEC is not obligated to obtain the consent of any person to the transaction contemplated by this Agreement, other than from those persons from whom consent has, or prior to the Time of Closing, will be obtained.
6.4	No Violation
Neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by TEC will result in the violation of any Applicable Law, rule or regulation.
6.5	Covenants, Representations and Warranties Surviving Closing Date
(a)	The covenants, representations and warranties of the Purchaser as contained in this Article 6 and elsewhere in this Agreement, and in any certificate or other material delivered under this Agreement, shall survive the completion of the transactions contemplated herein notwithstanding such completion, and shall continue in full force and effect for the benefit of the Vendor for the applicable period described in Section 10.1 hereof.

(b)	The covenants, representations and warranties of the Purchaser contained in this Article 6 and elsewhere in this Agreement, shall either be set forth in or, if not, shall be deemed to apply to all assignments, transfers, conveyances or other documents required to be executed by the Purchaser, and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyances or documents, any rule or law, in equity or in statute to the contrary notwithstanding.
ARTICLE 7
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE ISSUER
7.1	Covenants, Representations and Warranties
To induce the Vendor to enter into this Agreement and complete the transactions contemplated hereby, the Issuer covenants, represents and warrants to and in favour of the Vendor now as provided in this Article 7.
7.2	Due Organization, Authorization and Execution
(a)	The Issuer has been duly incorporated and organized under the laws of the State of Delaware and is in good standing with respect to the filing of all annual returns, notices and similar documents as required in the State of Delaware and such other jurisdictions where such registration is necessary for the business of the Issuer.

(b)	The execution and delivery of this Agreement by the Issuer and the consummation of the transactions contemplated hereby have been duly authorized by the Issuer do not constitute a breach or a default under any agreement to which the Issuer is a party or by which it is bound or the terms of the articles, by-laws or other constating documents of the Issuer.

(c)	This Agreement and, all documents and instruments required hereunder to be executed and delivered by the Issuer are and shall once executed and delivered, constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their respective terms, subject to qualifications regarding the availability of equitable remedies, the discretion of the courts and the general limitations in the enforcement of creditors’ rights.
7.3	Authority
The Issuer has good right, full power and absolute authority to issue shares on the terms described herein and in the manner contemplated by this Agreement and all ancillary documents hereto.
7.4	Consents and Approvals
No consents of, filings with or approval of any governmental or regulatory body or authority is required for the Issuer to complete the transactions provided for in this Agreement, other than those presently held by the Issuer and in full force and effect. The Issuer is not obligated to obtain the consent of any person to the transaction contemplated by this Agreement, other than from those persons from whom consent has, or prior to the Time of Closing, will be obtained.
7.5	No Violation
Neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by the Issuer will result in the violation of any Applicable Law, rule or regulation.
7.6	Capitalization, Allotment, Issuance of Shares
(a)	The authorized share capital of the Issuer consists of 60,000,000 common stock (par value $0.0001), 10,000,000 preferred stock (par value $0.0001) and 8,000,000 Series A cumulative preferred stock (par value $0.0001). As of the date hereof, the issued and outstanding shares of the Issuer consist of 27,531,857 common stock and 4,993,559 Series A preferred stock. The issued and outstanding shares of the Issuer have been duly and validly issued and are outstanding as fully paid and non-assessable shares.

(b)	Except for the Issuer Stockholder Agreement, each Issuer Share delivered in exchange for each Exchangeable Share pursuant to Section 2.4 as a portion of the Purchase Price will be issued as a fully paid and non-assessable share in the capital of the Issuer, free of all mortgages, charges, liens, pledges, claims, security interests and agreements and other encumbrances of whatsoever nature, and the name of such holder of such Exchangeable Share shall be entered into the share register of the Issuer as the sole registered owner of the number of Issuer Shares they are entitled to receive pursuant to Section 2.4.

(c)	To the Issuer’s knowledge, there is no fact that, as of the Effective Date, may materially decrease the Deemed Price Per Exchangeable Share.
7.7	Unanimous Shareholder Agreement
The Issuer is not party to any form of stockholder agreement, except for the third amended and restated stockholder agreement, dated March 29, 2005, a copy of which has been disclosed to the Vendor.

7.8	Covenants, Representations and Warranties Surviving Closing Date
(a)	The covenants, representations and warranties of the Issuer as contained in this Article 6 and elsewhere in this Agreement, and in any certificate or other material delivered under this Agreement, shall survive the completion of the transactions contemplated herein notwithstanding such completion, and shall continue in full force and effect for the benefit of the Vendor for the applicable period described in Section 9.1 hereof.

(b)	The covenants, representations and warranties of the Issuer contained in this Article 6 and elsewhere in this Agreement, shall either be set forth in or, if not, shall be deemed to apply to all assignments, transfers, conveyances or other documents required to be executed by the Issuer, and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyances or documents, any rule or law, in equity or in statute to the contrary notwithstanding.
ARTICLE 8
COMPLETION OF PURCHASE
8.1	Purchaser’s Conditions
The obligation of the Purchaser to complete the purchase of the Assets contemplated herein is subject to the fulfilment of each of the following conditions precedent, unless waived in writing by the Purchaser.
(a)	Vendor’s and Principals’ Representations, Warranties and Covenants. At the Time of Closing, the Vendor and the Principals shall have executed, delivered and performed all covenants, agreements and documents on their part to be performed hereunder; all representations and warranties contained in Article 4 shall be true in all material respects at the Time of Closing, with the same effect as if made on and as of such time, and each of the Vendor and the Principals shall deliver Certificates executed as of the Time of Closing certifying that all representations and warranties of the Vendor and the applicable Principal as contained herein are true and correct in all material respects as of such time.

(b)	No Material Change. At the Time of Closing, there shall not have been any material adverse change in the condition (financial or otherwise), of the Assets, Liabilities, capitalization or Business of the Vendor from that as set forth in the Financial Statements.

(c)	Approvals. At the Time of Closing, there shall have been obtained the written consents or approvals, in form and substance satisfactory to the Purchaser and Purchaser’s Counsel, acting reasonably, of any governmental or regulatory agency, lenders, lessors or other persons whose consent to the transactions contemplated hereby is required, and all conditions imposed upon such consents shall have been satisfied (the “Vendor Consents and Approvals”).

(d)	No Litigation. At the Time of Closing, no litigation or proceeding shall be pending or threatened to restrain, set aside or invalidate the transactions contemplated by, or to obtain substantial damages in respect of, this Agreement or the Vendor’s ownership of the Assets.

(e)	Studies Exclusivity. Without the prior written consent of the Purchaser, the Vendor shall not have engaged in any new exclusive studies relating to the exploration, development and production of coal-bed methane, gas shales or basin, centred gas in North America from July 28, 2005 to the Closing Date.

(f)	CDL. The Purchaser shall have entered into a non-competition and non-solicitation agreement with CDL substantially in the form attached hereto as Schedule 8.1(f), whereby CDL agrees to not compete in the same business as the Purchaser for a 2 year period and not to solicit employees of the Purchaser or its affiliates for a 2 year period.

(g)	Rakhit. The Purchaser shall have entered into a non-competition and non-solicitation agreement with the Vendor substantially in the form attached hereto as Schedule 8.1(f), whereby the Vendor agrees to not compete in the same business as the Purchaser for a 2 year period and not to solicit employees of the Purchaser or its affiliates for a 2 year period

(h)	Leases. The Purchaser shall have entered into an acceptable agreement with respect to the Leased Premises with the landlord of such Leased Premises and shall have entered into a mutually acceptable agreement with the Vendor for use of by the Purchaser of the Purchaser’s Portion of the Vendor’s Leased Premises.

[Note to draft: Include document to be delivered with respect to “sublease” for the office premises.]

(i)	Assignment of Royalty Letter of Intent. The Purchaser and the Vendor shall have entered into a mutually acceptable agreement with respect to the assignment of the Royalty Letter of Intent (the “Assignment and Novation Agreement”).

(j)	Employment – Key Employees. Each Key Employee shall at Closing enter into an employment agreement with the Purchaser substantially in the form attached hereto as Schedule 8.1(j), which employment agreements shall include non-competition and non-solicitation clauses for a term of 2 years following any termination or expiration of such employment contract. At the Time of Closing, the Vendor shall provide evidence, in form satisfactory to the Purchaser, that the Vendor has paid all of the amounts contemplated by Section 4.10 (the “Employee Amounts”).

(k)	Employment – Kaush Rakhit. Kaush Rakhit will have entered into an executive employment agreement with the Purchaser in a form acceptable to the Purchaser and Kaush Rakhit.

(l)	Closing Documents. The Vendor and the Principals shall have executed and delivered to the Purchaser all documents as the Purchaser or the Purchaser’s Counsel may reasonably request for the purposes of effecting the transfer and delivery of the Assets in accordance with the terms of this Agreement, including those documents listed in Section 10.2, the Assets duly endorsed for transfer from the Vendor to the Purchaser.
If any of the conditions set forth in this Section 8.1 shall not be fulfilled or waived in writing by the Purchaser at or prior to the Time of Closing, the Purchaser may rescind this Agreement by written notice to the Vendor and, in such event, the Purchaser and the Vendor shall be released from all obligations hereunder, except for the obligations imposed by Section 11.2.

8.2	Vendor’s Conditions
The obligation of the Vendor to complete the sale of the Assets contemplated herein is subject to the fulfilment of the following conditions precedent, unless waived in writing by the Vendor.
(a)	Purchaser’s Representations, Warranties and Covenants. At the Time of Closing, the Purchaser shall have executed, delivered and performed all covenants, agreements and documents on its part to be performed hereunder; all representations and warranties contained in Article 5 shall be true in all material respects at the Time of Closing, with the same effect as if made on and as of such time and the Purchaser shall deliver a Certificate executed as of the Time of Closing certifying all representations and warranties of the Purchaser as contained herein are true and correct in all material respects as of such time.

(b)	TEC’s Representations, Warranties and Covenants. At the Time of Closing, TEC shall have executed, delivered and performed all covenants, agreements and documents on its part to be performed hereunder; all representations and warranties contained in Article 6 shall be true in all material respects at the Time of Closing, with the same effect as if made on and as of such time and TEC shall deliver a Certificate executed as of the Time of Closing certifying all representations and warranties of TEC as contained herein are true and correct in all material respects as of such time.

(c)	The Issuer’s Representations, Warranties and Covenants. At the Time of Closing, the Issuer shall have executed, delivered and performed all covenants, agreements and documents on its part to be performed hereunder; all representations and warranties contained in Article 7 shall be true in all material respects at the Time of Closing, with the same effect as if made on and as of such time and the Issuer shall deliver a Certificate executed as of the Time of Closing certifying all representations and warranties of the Issuer as contained herein are true and correct in all material respects as of such time.

(d)	No Material Change. At the Time of Closing, there shall not have been any material adverse change in the condition (financial or otherwise) of the assets, liabilities, capitalization or business of the Purchaser or the Issuer, that has decreased, or may reasonably decrease, the Deemed Price Per Exchangeable Share.

(e)	Approvals. At the Time of Closing, there shall have been obtained the written consents or approvals, in form and substance satisfactory to the Vendor and the Vendor’s Counsel, acting reasonably, of any governmental or regulatory agency or person whose consent to the transactions contemplated hereby is required and all conditions imposed upon such consents shall have been satisfied.

(f)	Purchase Price. The Purchaser shall deliver the Purchase Price to the Vendor pursuant to Section 2.4 hereof.

(g)	Articles of Amendment. At the Time of Closing, the Purchaser shall have filed articles of amendment to provide that the authorized capital of the Purchaser includes exchangeable share provisions substantially in a form acceptable to the Vendor.

(h)	Interim Commissions. The Purchaser shall have commissioned a minimum of $240,000 in consulting assignments from the Vendor from July 28, 2005 to the Time of Closing.

(i)	Closing Documents. The Purchaser, TEC and the Issuer shall have executed and delivered to the Vendor all documents as the Vendor or the Vendor’s Counsel may reasonably request for purposes of effecting the terms of this Agreement, including delivery of the Purchaser Share Certificates and the documents listed in Section 10.3.
If any of the conditions set forth in this Section 8.2 shall not be fulfilled or waived in writing by the Vendor at or prior to the Time of Closing, the Vendor may rescind this Agreement by written notice to the Purchaser and, in such event, the Purchaser and the Vendor shall be released from all obligations hereunder, except for the obligations imposed by Section 11.2.
8.3	Rescission and Termination
(a)	Satisfaction of Conditions. All of the parties hereto covenant and agree with the other parties hereto to use all reasonable efforts until the Closing Date to take or refrain from taking any actions with the intent that the conditions precedent, as set forth within Article 6 hereof, shall be satisfied and all covenants and agreements herein made by them shall have been performed.

(b)	Consequences of Rescission. Subject to Section 8.3(c) below, in the event this Agreement is rescinded and terminated pursuant to the provisions of Section 8.1 or Section 8.2, each party hereto shall be released from all obligations hereunder (except for the obligations imposed by Section 11.2) and each party hereto shall take all reasonable actions to return the other parties to the position relative to the Assets which such party occupied prior to the execution hereof.

(c)	Agreement Default of the Purchaser. In the event that the Closing is not completed due to a Purchaser Agreement Default, the Purchaser agrees:
(i)	it will not directly or indirectly solicit, entertain, or negotiate offers of employment in any manner with any of the Key Employees until July 29, 2007; and

(ii)	it will commission a minimum of $500,000 in consulting work from the Vendor through the period of December 1, 2005 to November 30, 2006, in addition to any monies owed in connection with the interim consulting assignments specified in Section 8.2(f).
ARTICLE 9
INDEMNIFICATION
9.1	Survival of Representations and Warranties
The representations and warranties in Article 4, Article 5, Article 6 and Article 7 shall survive Closing, in accordance with the following provisions:
(a)	the representations and warranties relating to tax liability shall, unless based upon any misrepresentation made or fraud committed in filing a return or supplying information for the purposes of the Tax Act, as amended, or any other legislation imposing tax, continue in full force and effect until the expiration of the last of the limitation periods contained in the Tax Act, as amended, and any other applicable legislation imposing tax, subsequent to the expiration of which an assessment, reassessment or other form of recognized document assessing liability for tax, interest or penalties thereunder for the period ended on the Closing Date cannot be issued;

(b)	the representations and warranties relating to tax liability and based upon any misrepresentation made or fraud committed in filing a return or in supplying information for the purposes of the Tax Act, as amended, or any other legislation imposing tax shall continue in full force and effect and be unlimited as to duration; and

(c)	the remaining representations and warranties set forth in Article 4 and Article 5 shall continue in full force and effect for a period of 2 years from the date hereof.
After the applicable survival period specified in subsections 9.1(a) and 9.1(c), if no claim shall have been made hereunder prior to expiry of such survival periods against a party hereto with respect to any incorrectness in or breach of any representations or warranty contained herein, or any non-fulfilment of any covenant or agreement on the part of a party, the party making the representation or warranty in this Agreement shall have no further liability hereunder with respect to any such representation or warranty.
9.2	Indemnity
The Purchaser, TEC and the Issuer agree that they shall be liable to and shall indemnify and save harmless the Vendor and its respective directors, officers, servants, agents and employees, and the Vendor agrees that it shall be liable to and shall indemnify and save harmless the Purchaser, TEC and the Issuer and their subsidiaries’ directors, officers, servants, agents and employees, from and against all losses, claims, actions, causes of action and liabilities, of any and all nature whatsoever (“Losses”), which the other may suffer, sustain or incur or which may be brought, made or asserted against the other as the result of any inaccuracy in any representation or warranty made in this Agreement by the indemnifying party, and/or which may be suffered or incurred as a result of, in respect of such indemnifying party.
Notwithstanding the foregoing, there shall be no obligation to indemnify in respect of a claim not made in writing within the applicable survival period, if any, specified in Section 9.1, and the Vendor shall have no liability for any claim of infringement or breach if such claim is in respect of an alteration or modification made by the Purchaser to the Assets after the Time of Closing. For greater certainty, in this Article 9, “the Vendor” shall include the Principals.
9.3	Tax Information
The parties shall provide each other with such assistance as may reasonably be requested by any of them in connection with the preparation of any return of taxes, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liabilities for taxes arising out of this Agreement, and each will retain and, upon request of the other, provide the other with such records or information as is relevant to such return, audit or examination or proceedings. Such assistance shall include providing copies of any relevant returns of taxes and supporting work schedules. The party requesting assistance hereunder shall reimburse the other for reasonable out-of-pocket expenses incurred by the other in providing such assistance. Any party in possession of records or information relating to taxes shall retain such records and information for such time as may be prescribed by any relevant legislation.
9.4	Tax Assessments
If any assessments or reassessments of income tax results or may result in making any representation and warranty in this Agreement inaccurate in any material respect, the party (and if more than one party, any one of them) making the representation and warranty may, at its or their expense, require the same to be contested in such manner and upon such basis as such party may reasonably determine. All other parties shall offer all reasonable cooperation (but without limitation the obligation to incur expense) as may be required in connection therewith.
9.5	Cumulative Rights
(a)	Each and every right, remedy and power granted to the Purchaser and TEC hereunder pursuant to Article 4 or under any documents or instruments delivered pursuant to the terms and conditions hereof, shall be cumulative and shall be in addition to any other right, remedy or power herein or therein specifically granted or hereinafter existing in equity or at law, or by virtue of statute or otherwise, and every such right, remedy and power may be exercised by the Purchaser from time to time concurrently or independently and as often and in such order as the Purchaser may deem expedient.

(b)	Each and every right, remedy and power granted to the Vendor hereunder pursuant to Article 5, Article 6 and Article 7 shall or under any documents or instruments delivered pursuant to the terms and conditions hereof, shall be cumulative and shall be in addition to any other right, remedy or power herein or therein specifically granted or hereinafter existing in equity at law, or by virtue of statute or otherwise, and every such right, remedy and power may be exercised by the Vendor from time to time concurrently or independently and as often and in such order as the Vendor may deem expedient.
9.6	Limitations and Exclusions
(a)	Notwithstanding anything herein to the contrary, neither party shall have any liability or obligation to indemnify the other party or their respective subsidiaries, directors, officers, servants, agents and employees in respect of any breach of any representation, warranty, covenant or any indemnity herein or in any document delivered pursuant hereto in respect of any individual matter unless the Losses suffered or incurred by the claiming party in respect of such individual matter exceeds $5,000, and the indemnifying party shall be liable to the claiming party for all such Losses. For clarity such $5,000 amount shall be a threshold and not a deductible.

(b)	Notwithstanding anything herein to the contrary, no party shall have any liability to the other party or their respective subsidiaries, directors, officers, servants, agents and employees hereunder in respect of any Losses that consist of indirect, special, consequential or punitive damages.
ARTICLE 10
CLOSING
10.1	Closing and Closing Date
The Closing of the sale and purchase herein contemplated shall take place at the offices of Blake, Cassels & Graydon LLP, 3500, 855 – 2nd Street S.W., Calgary, Alberta, on the Closing Date or upon such earlier or later time and date and such place as may be agreed upon between the Vendor and the Purchaser.

10.2	Vendor’s Closing Deliveries
At the Closing, the Vendor shall deliver or cause to be delivered to the Purchaser, the following documents:
(a)	a general conveyance and assumption of liabilities agreement substantially in the form of Schedule 10.2(a) duly executed by the Vendor, together with such other bills of sale or instruments of conveyance, assignment or transfer as may be reasonably required by the Purchaser;

(b)	an officer’s certificate of the President or other senior officer of the Purchaser dated as of the Closing Date in a form acceptable to the Purchaser;

(c)	an officer’s certificate of the President or other senior officer of the corporate Principal in a form acceptable to the Purchaser;

(d)	the bring-down Certificates of the Vendor and the Principals referred to in Section 8.1(a);

(e)	the Vendor Consents and Approvals;

(f)	GST Form 44, signed by the Vendor in respect of the joint election referred to in Section 2.6;

(g)	the Assignment and Novation Agreement;

(h)	non-competition agreements substantially in the form of Schedule 8.1(f) between the Purchaser and CDL and the Purchaser and the Vendor;

(i)	employment agreements between the Purchaser and the Key Employees substantially in the form of Schedule 8.1(j); and

(j)	an executive employment agreement between the Purchaser and Kaush Rakhit in a form acceptable to both parties.
10.3	Purchaser’s Closing Deliveries.
At the Closing, the Purchaser shall deliver or cause to be delivered to the Vendor the following documents and payments:
(a)	a general conveyance and assumption of liabilities agreement substantially in the form of Schedule 10.2(a) duly executed by the Purchaser;

(b)	an officer’s certificate of the President or other senior officer of the Purchaser dated as of the Closing Date in a form acceptable to the Vendor;

(c)	an officer’s certificate of the President or other senior officer of TEC dated as of the Closing Date in a form acceptable to the Purchaser;

(d)	an officer’s certificate of the President or other senior officer of the Issuer dated as of the Closing Date in a form acceptable to the Purchaser;

(e)	bring-down Certificates of the Purchaser, TEC and the Issuer referred to in Section 8.2(a);

(f)	the payment of the Cash Portion of Purchase Price referred to in Section 2.4;

(g)	the Purchaser Share Certificates referred to in Section 2.3(b); and 2.4;

(h)	GST Form 44, signed by the Purchaser in respect of the joint election referred to in Section 2.6; and

(i)	all such other assurances, consents, agreements, documents and instruments as may be reasonably required by the Vendor to complete the transactions provided for in this Agreement.
10.4	Non-Transferable and Non-Assignable Assets.
To the extent that any of the Assets to be transferred to the Purchaser on the Closing, or any claim, right or benefit arising under or resulting from such Assets (collectively, the “Rights”) is not capable of being transferred without the approval, consent or waiver of any third person, or if the transfer of a Right would constitute a breach of any obligation under, or a violation of, any Applicable Law unless the approval, consent or waiver of such third person is obtained, then, except as expressly otherwise provided in this Agreement and without limiting the rights and remedies of the Purchaser contained elsewhere in this Agreement, this Agreement shall not constitute an agreement to transfer such Rights unless and until such approval, consent or waiver has been obtained. After the Closing and until all such Rights are transferred to the Purchaser, the Vendor shall:
(a)	maintain its existence and hold the Rights in trust for the Purchaser;

(b)	comply with the terms and provisions of the Rights as agent for the Purchaser at the Purchaser’s cost and for the Purchaser’s benefit;

(c)	cooperate with the Purchaser in any reasonable and lawful arrangements designed to provide the benefits of such Rights to the Purchaser; and

(d)	enforce, at the request of the Purchaser and at the expense and for the account of the Purchaser, any rights of the Vendor arising from such Rights against any third person, including the right to elect to terminate any such rights in accordance with the terms of such rights upon the written direction of the Purchaser.
In order that the full value of the Rights may be realized for the benefit of the Purchaser, the Vendor shall, at the request and expense and under the direction of the Purchaser, in the name of the Vendor or otherwise as the Purchaser may specify, take all such action and do or cause to be done all such things as are, in the opinion of the Purchaser, necessary or proper in order that the obligations of the Vendor under such Rights may be performed in such manner that the value of such Rights is preserved and enures to the benefit of the Purchaser, and that any moneys due and payable and to become due and payable to the Purchaser in and under the Rights are received by the Purchaser. The Vendor shall promptly pay to the Purchaser all moneys collected by or paid to the Vendor in respect of every such Right. The Purchaser shall indemnify and hold the Vendor harmless from and against any claim or liability under or in respect of such Rights arising because of any action of the Vendor taken pursuant to this Section.

ARTICLE 11
RECORDS
11.1	Access to Premises and Records
Up to and including the Closing Date, unless this Agreement is terminated earlier, the Purchaser and its Counsel, accountants, appraisers and other advisors shall have full and complete access, during normal business hours, providing such access does not adversely affect the day to day operations of the Vendor, to the premises, assets (including the Assets) and Documents of the Vendor, for the purpose of investigating the business and affairs of the Vendor.
11.2	Information Confidential
Any and all information received by the Purchaser, the Vendor or the Principals pursuant to Section 11.1 or otherwise from another party hereto or their respective Counsel shall be treated by such party as confidential information and shall not be disclosed to any other person (other than to potential investors and such party’s directors, officers, consultants, employees, lenders, counsel, accountants or any other advisors on a need-to-know basis who has agreed in writing or by nature or their terms of their retainer, engagement or employment to keep such information confidential and to use such information only for the need-to-know basis upon which the information was provided, and for whom such party shall be liable as a result of any breach of such obligation of confidentiality), except in order to comply with any Applicable Law; provided that such party shall notify the other party of any proceeding under Applicable Law of which it is aware which may result in disclosure and the other party may, at its own expense, seek to obtain any protective order to prevent or limit such disclosure. The parties hereto shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation; provided further that, all monetary damages shall be limited to actual direct damages. The provisions of this Section shall survive Closing for a period of 2 years and supersede all prior agreements, commitments or understanding between the parties hereto with respect to the matters herein addressed.
ARTICLE 12
INTERIM OPERATIONS
12.1	Carrying on Business to Closing
(a)	The Vendor shall cause the Business to be carried on in the normal and ordinary course during the period from the Effective Date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with the terms hereof (the “Interim Period”) and undertake to notify the Purchaser of any event or occurrence during such period which might reasonably be considered to have a materially adverse effect on the Business.

(b)	Unless otherwise contemplated herein or approved by the Purchaser in writing, the Vendor covenants with the Purchaser that during the Interim Period the Vendor shall not:
(i)	sell, transfer or dispose of or create any mortgage, pledge, waiver or other encumbrance or a security interest on or in respect of the whole or any part of the Assets;

(ii)	enter into any transaction not in the normal and ordinary course of business;

(iii)	borrow money or incur any indebtedness for money borrowed;

(iv)	make loans, advances or other payments, excluding routine advances to employees of the Vendor for expenses incurred in the ordinary course and such amounts as contemplated in this Agreement;

(v)	make any capital expenditures, that exceed $10,000 per item or $50,000 in the aggregate;

(vi)	issue, sell or agree to issue or sell any shares, rights, options, warrants or other securities of the Vendor;

(vii)	purchase, cancel, retire, redeem or otherwise acquire any of the Vendor’s outstanding securities, rights, options, warrants or other securities other than as contemplated herein;

(viii)	change, amend or modify the articles, by-laws or other constating documents of the Vendor;

(ix)	enter into or amend any contract or otherwise agree to any changes in any contract to which the Vendor is a party, except in the normal course of business;

(x)	merge or amalgamate with or agree to merge or amalgamate with, or purchase substantially all of the assets of, or otherwise acquire any business; or sell or lease or agree to sell or lease, any material properties or assets or approve or undertake any other material transaction or furnish or cause to be furnished any information concerning the business, properties or assets of any person (other than to the Purchaser) which is interested in any such transactions; or

(xi)	do anything that would cause any of the covenants, representations and warranties contained in Article 4 to be false or misleading.
12.2	Prohibited Negotiations
Except in connection with the sale of the Assets to the Purchaser pursuant hereto, until the expiry of the Interim Period, the Vendor shall ensure that neither the shareholders of the Vendor nor the Vendor shall have any further negotiations with other potential purchasers of all or any portion of the Vendor’s shares or all or substantially all the Assets and shall not directly or indirectly initiate, solicit, encourage or accept any other offer or proposal by any person other than the Purchaser for the purchase or acquisition of all or any portion of the Vendor’s shares or all or substantially all of its assets.
ARTICLE 13
PRIVACY MATTERS
13.1	Disclosed Personal Information
The parties hereto acknowledge that they are responsible for compliance at all times with Applicable Privacy Laws which govern the collection, use and disclosure of Personal Information acquired by or disclosed to any party pursuant to or in connection with this Agreement (the "Disclosed Personal Information”).

13.2	No Unrelated Use
No party hereto shall use the Disclosed Personal Information for any purposes other than those related to the performance of this Agreement and the completion of the transactions contemplated hereby.
13.3	Necessary Disclosure
Each party hereto acknowledges and confirms that the disclosure of Personal Information is necessary for the purposes of determining if the parties hereto shall proceed with the transactions contemplated hereby, and that the disclosure of Personal Information relates solely to the carrying on of the Business and the completion of the transactions contemplated hereby.
13.4	Applicable Measures
Each party hereto acknowledges and confirms that it has and shall continue to employ appropriate technology and procedures in accordance with Applicable Law to prevent accidental loss or corruption of the Disclosed Personal Information, unauthorized input or access to the Disclosed Personal Information, or unauthorized or unlawful collection, storage, disclosure, recording, copying, alteration, removal, deletion, use or other processing of such Disclosed Personal Information.
13.5	Duty to Keep Confidential
Each party hereto shall at all times keep strictly confidential all Disclosed Personal Information provided to it, and shall instruct those employees or advisors responsible for processing such Disclosed Personal Information to protect the confidentiality of such information in a manner consistent with each party hereto’s obligations hereunder. Each party hereto shall ensure that access to the Disclosed Personal Information shall be restricted to those employees or advisors of the respective party who have a bona fide need to access to such information in order to complete the transactions contemplated hereby.
13.6	Duty to Notify
Each party hereto shall promptly notify the other parties hereto of all inquiries, complaints, requests for access, and claims of which the party is made aware in connection with the Disclosed Personal Information. The parties hereto shall fully co-operate with one another, with the persons to whom the Personal Information relates, and any authorized authority charged with enforcement of Applicable Privacy Laws, in responding to such inquiries, complaints, requests for access, and claims.
13.7	Duty to Return or Destroy
Upon the expiry or termination of this Agreement, or otherwise upon the reasonable request of any party hereto, the other parties hereto shall forthwith cease all use of the Personal Information acquired by such other parties in connection with this Agreement and will return to the requesting party or, at the requesting party’s request, destroy in a secure manner, the Disclosed Personal Information (and any copies).

ARTICLE 14
GENERAL
14.1	Expenses
Each party hereto shall pay all reasonable costs and expenses related to the legal fees and other charges and expenses incurred by such party in connection with the purchase and sale of the Assets, the preparation of this Agreement and all negotiations between the parties.
14.2	Time of the Essence
Time shall be of the essence of this Agreement.
14.3	Governing Law
This Agreement shall be construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.
14.4	Counterparts
This Agreement may be executed in several counterparts and evidenced by a facsimile copy of an original execution page bearing the signature of each party hereto, each of which when so executed shall be deemed to be an original, and such counterparts or facsimile copies thereof together shall comprise one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear the date as of the date above written.
14.5	Delivery of Notices
Notwithstanding anything to the contrary contained herein, all notices required or permitted hereunder shall be in writing. Any notice to be given hereunder shall be deemed to be properly provided if delivered in any of the following modes:
(a)	personally, by delivering the notice to the party on which it is to be served at that party’s address for notices as set forth in Section 14.6. Personally delivered notices shall be deemed to be received by the addressee when actually delivered as aforesaid; provided that, such delivery shall be during normal business hours on any Business Day. If a notice is not delivered on a Business Day or is delivered after the addressee’s normal business hours, such notice shall be deemed to have been received by such party at the commencement of the addressee’s 1st Business Day next following the time of the delivery; or

(b)	by facsimile (or by any other like method by which a written message may be sent) directed to the party on which it is to be delivered at that party’s facsimile number as set forth in Section 14.6. A notice so served shall be deemed to be received by the addressee when transmitted by the party delivering the notice (provided such party obtains confirmation from its facsimile of successful transmission), if transmitted during the address’s normal business hours on any Business Day or at the commencement of the next ensuing Business Day following transmission if such notice is not transmitted during business hours.

14.6	Notices
The addresses and facsimile number for delivery of notices hereunder of each of the parties shall be as follows:

(a)	if to the Purchaser at:

Trident Exploration Corp.
Suite 1000, 444 – 7th Avenue S.W.
Calgary, Alberta T2P 0X8
	Attention:	Trish Minor
Coordinator, Legal Services
	Telephone:	(403) 770-1307
	Fax:	403) 668-5805

with a copy to:

Blake, Cassels & Graydon LLP
Barristers and Solicitors
#3500, East Tower, Bankers Hall
855 – 2nd Street S.W.
Calgary, Alberta T2P 4J8
Attention:	John Eamon
Telephone:	(403) 260-9724
Fax:	(403) 260-9700

(b)	if to the Issuer at:

Trident Resources Corp.
Suite 1000, 444 – 7th Avenue S.W.
Calgary, Alberta T2P 0X8
Attention: Trish Minor
Coordinator, Legal Services
	Telephone:	(403) 770-1307
	Fax:	403) 668-5805

with a copy to:

Blake, Cassels & Graydon LLP
Barristers and Solicitors
#3500, East Tower, Bankers Hall
855 – 2nd Street S.W.
Calgary, Alberta T2P 4J8
Attention:	John Eamon
Telephone:	(403) 260-9724
Fax:	(403) 260-9700

(c)	if to Kaush Rakhit at:

#300, 706 – 7th Avenue S.W.
Calgary, Alberta T2P 0Z1
	Telephone:	(403) 264-4466
	Fax:	(403) 265-1273

with a copy to:

Burnet, Duckworth & Palmer LLP
Barristers and Solicitors
1400, 350 - 7th Avenue S.W.
Calgary, Alberta T2P 3N9
	Attention:	John Cuthbertson
	Telephone:	(403) 260-0305
	Fax:	(403) 260-0332

(d)	if to Endata at:

Endata Services Ltd.
c/o Kaush Rakhit
#300, 706 – 7th Avenue S.W.
Calgary, Alberta T2P 0Z1
	Telephone:	(403) 264-4466
	Fax:	(403) 265-1273

with a copy to:

Burnet, Duckworth & Palmer LLP
Barristers and Solicitors
1400, 350 - 7th Avenue S.W.
Calgary, Alberta T2P 3N9
	Attention:	John Cuthbertson
	Telephone:	(403) 260-0305
	Fax:	(403) 260-0332

(e)	if to the Vendor at:

Rakhit Petroleum Consulting Ltd.
c/o Kaush Rakhit
#300, 706 – 7th Avenue S.W.
Calgary, Alberta T2P 0Z1
	Telephone:	(403) 264-4466
	Fax:	(403) 265-1273

with a copy to:

Burnet, Duckworth & Palmer LLP
Barristers and Solicitors
1400, 350 - 7th Avenue S.W.
Calgary, Alberta T2P 3N9
Attention:	John Cuthbertson
Telephone:	(403) 260-0305
Fax:	(403) 260-0332
A party may change its address and facsimile number for delivery by notice to the other parties in the manner set forth herein, and such changed address for notices thereafter shall be effective for all purposes of this Agreement.
14.7	Arbitration
If any matter upon which the parties do not agree is required to be referred to arbitration pursuant to the terms hereof or if the parties agree to refer any matter arising hereunder to arbitration, the arbitration shall be conducted in Calgary before a single arbitrator. Any such arbitration, including the selection of the arbitrator, shall be governed by the Arbitration Act (Alberta) and the rules of the ADR Institute of Canada, Inc. The decision of any such arbitrator shall be final and binding upon the parties and the fees and costs relating thereto shall be borne and paid in the manner the arbitrator determines.
14.8	Enurement
This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and permitted assigns.
14.9	Further Assurances
The parties hereto will from time to time, on and after the Closing Date, at the request and expense of the Purchaser, execute and deliver all such other additional instruments, notices, releases, acquittances and other documents and shall do all such other acts and things as may be reasonably necessary to carry out the terms and conditions of this Agreement in accordance with their true intent.
-Signatures follow on the next page -

IN WITNESS WHEREOF the parties have hereunto executed this Agreement as of the date and year first above written.

981463 ALBERTA LTD.		RAKHIT PETROLEUM CONSULTING LTD.

Per:		Per:

Name:	Paul O’Donoghue		Kaush Rakhit
Title:	Secretary Treasurer		President

TRIDENT EXPLORATION CORP.		TRIDENT RESOURCES CORP.

Per:		Per:

Name:	Paul O’Donoghue	Name:	Paul O’Donoghue
Title:	Vice President, Corporate and Strategic Development and Secretary	Title:	Secretary and Treasurer

ENDATA SERVICES LTD.

Per:

		Name:	Kaush Rakhit
		Title:	President

Witness		KAUSH RAKHIT

THIS IS SCHEDULE 1.1(e) ATTACHED TO AND MADE PART OF THE ASSET PURCHASE AGREEMENT DATED THE · DAY OF JANUARY, 2006 AMONG RAKHIT PETROLEUM CONSULTING LTD., TRIDENT EXPLORATION CORP., 981463 ALBERTA LTD., TRIDENT RESOURCES CORP., KAUSH RAKHIT AND ENDATA SERVICES LTD.
ASSETS OF THE VENDOR
A. Studies

RPCL STUDIES			Edit Date	1/10/2006
Assets being transferred to TEC: Studiesc
									Confidentiality
	M-C	Original		Website URL –	Website URL –	Project PDF		Completion	End Date (Yes
CODE	Code	Code	Study Title	Brochure	Table of Contents	Location	Presentation	Date	= Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	Unconventional	Status

ABGW			AENV — Base of Groundwater Protection Project Completion																			In Progress
ABPR			Alberta Geological Survey Regional Pressure Evaluation Study					Dec-00		AEUB	WCSB						All	All	WCSB	pressure analysis	NO	Report
ACHG	ACHG	NEAC	Hydrogeology of the Ardley Coal Zone, West-Central Alberta	http:://www.rpcl.com/Brochures/ ACHG-Marketing-Package.pdf	http:://www.rpcl.com/Brochures/ TOC/ACHG-TOC.pdf	\\rakhitfile\E\XKDS\ ACHG\ACHG FINALREPORT.pdf	\\rakhitfile\E\XKDS\ ACHG\Ardley_Coals_Pres_ AAPG_2005.ppt	Jan-01	Jan-04	EOG	WCSB-AB	30	64	20W4	4W6		Tertiary, Upper Cretaceous	Ardley Coal	Central Alberta	hydrodynamic	coalbed methane	Online Brochure
ACSC			Apache Canada - Stratigraphic Correlation Project - Southern Alberta																			In Progress
AEAE			An Evaluation of Avalanche Energy’s Undeveloped Land Holdings in Southern Alberta					Sep-00		AEC	WCSB — AB	25	55	15W4	15W5		Cretaceous	Edmonton, Dinosaur Park, Oldman	Southern Alberta	hydrodynamic	NO	Report
AEFC			Hydrogeologic Evaluation of the Foster Creek Area	http:://www.rpcl.com/ Summaries/AEFC1999.pdf		\\rakhitfile\E\XKDS\ AEFC\AEFC LetterReport.pdf		Oct-99	Oct-00	AEC	WCSB — AB	68	73	2W4	6W4		Lower Cretaceous, Devonian	Grand Rapids, Clearwater, Wabiskaw, McMurray, Devonian	Foster Creek	hydrodynamic	NO	Online Summary
AENE			Northeast Alberta Oil Viscosity Study	http:://www.rpcl.com/ Summaries/AENE2001.pdf		\\rakhitfile\E\XKDS\ AENE\AENE Report.pdf		Dec-01	20-Dec-03	AEC	WCSB — AB	70	100	1W4	10W5		Lower Cretaceous	Viking, Clearwater, Grand Rapids, Wabiskaw, McMurray, Mississippian, Wabamun, Nisku, Grosmont, Bearverhill Lake, Keg River	Swan Hills, Athabasca	hydrodynamic, oil viscosity	NO	Online Summary
AEPL			Formation Water Evaluation for the Pelican Lake Area of Northeast Alberta	http:://www.rpcl.com/ Summaries/AEPL1997.pdf		\\rakhitfile\E\XKDS\ AEPL\AEPL Final Report.pdf		Dec-97	Dec-02	Amber Energy	WCSB — AB	78	86	18W4	26W4		Lower Cretaceous	Viking, Grand Rapids, Wabasca, Wabamun, Grosmont, Nisku, Leduc, Granite Wash	Pelican Lake	hydrodynamic	NO	Online Summary
AESW	EGHG																					See M-C
APRM			Petroleum Quality Control, Quality Control and Migration of AIFE DST Database			\\rakhitfile\E\XKDS\ APRM\APRMReport.PDF		Sep-01		Anadarko										database		Report
ARAR			Evaluation of Coalbed Methane Resources on Arc Land Holdings in Alberta			\\rakhitfile\E\XKDS\ ARAR\ARAR LetterReport.pdf		March-05		Arc Resources	WCSB — AB						Lower Cretaceous	Upper Mannville, Ardley	Youngstown, Delburne, Leahurst	hydrodynamic	YES	Report
ARYT			Hydrodynamic Evaluation of the Youngstown Arcs Oil Pool			\\rakhitfile\E\XKDS\ ARYT\ARYT Final.pdf		Feb-03		Arc Resources		31	31	9W4	10W4				Yougstown	hydrodynamic		Report
AXCN			Hydrodynamic Evaluation of the Cadomin Formation in the Noel Area of Northeastern British Colombia	http:://www.rpcl.com/ Summaries/AXCN2001.pdf		\\rakhitfile\E\XKDS\ AXCN\AXCN LetterReport.pdf		23-Mar-01	23-Mar-02	Anderson Exploration	WCSB — AB/BC	66	77	R11W6	R26W6	93-I-9to16, 93-P-1to12	Lower Cretaceous	Cadomin	Noel	hydrodynamic	deep basin	Online Summary

RPCL STUDIES			Edit Date	1/10/2006
Assets being transferred to TEC: Studiesc
									Confidentiality
	M-C	Original		Website URL –	Website URL –	Project PDF		Completion	End Date (Yes
CODE	Code	Code	Study Title	Brochure	Table of Contents	Location	Presentation	Date	= Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	Unconventional	Status

BAGS			Baker Atlas — Gas Storage					Mar-02		Baker Atlas Geo.												Report
BCBL	BCBL	REBL	Baldonnel Geology and Hydrogeology in the Nig-Stoddart Region of Northeastern British Columbia	http://www.rpcl.com/ Summaries/BCBL1998.pdf		\\rakhitfile\E\XKDS\ BCBL\BCBL FINAL REPORT.pdf		Jul-98	YES	Remington	WCSB — BC	84	88	14W6	25W6	94-A-9 through 16, 94-H-1 through 8	Triassic	Baldonnel	Jedney, Laprise, Nig Creek, West Stoddart	hydrodynamic	NO	Online Summary
BCPC	BCPC		Permocarboniferous Hydrogeology of Northeastern British Columbia (Blueberry, Stoddart, Eagle)	http://www.rpcl.com/ Brochures/Permo-Carb oniferous-Hydrogeology.pdf				Apr-94	YES	Phillips	WCSB — BC					94A, 94B and the Peace River Block	Permian/ Mississippian	Belloy, Taylor Flat, Kiskatinaw, Golata, Debolt	Blueberry, Stoddart, Eagle	hydrodynamic	NO	Online Brochure
BIAG			U.S. Bureau of Indian Affairs Shallow Gas Study				\\rakhitfile\E\XKDS\ BIAG\Unconventianal Gas US BIA Feb 25 2005.ppt			US Bureau												In Progress
BKKN	BKKN		Hydrogeology of the Bakken Formation in SW Saskatchewan and Alberta	http://www.rpcl.com/Brochures/ Bakken-Hydrogeology.pdf		\\rakhitfile\E\XKDS\ BKKN\BKKN Final Report.pdf		Apr-96	YES	N/A	WCSB — AB	27	35	22W3	3W4		Mississippian	Bakken	Kindersley, Hoosier	hydrodynamic	NO	Online Brochure
BMCA	BMCA	EEMB + EEMB-II	Hydrogeological Evaluation of the Bluesky, Gething and Montney Formations in the Chinchaga, Ring Border and Boyer Regions	http://www.rpcl.com/ Summaries/BMCA1999.pdf				Jul-99	Jul-00	Encal Energy	WCSB — AB/BC	88	106	21W5	14W6	94-A,H,I	Lower Cretaceous, Triassic	Bluesky, Gething, Montney, Chinchaga, Charlie Lake	Chinchaga, Ring Border, Pedigree	hydrodynamic	shallow gas	Online Summary
BNEL	BNEL		Baldonnel Hydrogeology in the Graham, Birch and Jedney Areas	http://www.rpcl.com/ Brochures/Baldonnel- Hydrogeology.pdf		\\rakhitfile\E\XKDS\ BNEL\BNEL FINAL REPORT.pdf		Nov-96	YES	CZAR	WCSB — BC					94B-9, 10, 15, 16 and 94G-1, 2, 7, 8 and 94A-1, 3 and 94H-4, 5	Triassic	Baldonnel	Graham, Birch, Jedney	hydrodynamic	NO	Online Brochure
BRBK	BRBK	PCBK	Geologic/Hydrogeologic Evaluation of the Basal Foremost Formation in the Brooks Region of Southern Alberta	http://www.rpcl.com/ Brochures/Belly-River-Group- Hydrodynamics-Studies.pdf		\\rakhitfile\E\XKDS\ BRBK\BRBK Final Report.pdf		Feb-96	YES	PanCanadian	WCSB — AB	13	23	11W4	19W4		Upper Cretaceous	Basal Foremost	Brooks	hydrodynamic	shallow gas	Online Brochure
BRBR	BRBR																					See indiv
BREL	BREL	PCBL	Basal Foremost Belly River Formation Geologic/Hydrogeologic Evaluation in the Elnora Area, South-Central Alberta	http://www.rpcl.com/ Brochures/Belly-River-Group- Hydrodynamics-Studies.pdf		\\rakhitfile\E\XKDS\ BREL\BREL Final Report.pdf		Nov-94	YES	PanCanadian	WCSB — AB	30	37	21W4	26W4		Upper Cretaceous	Basal Foremost	Elnora	hydrodynamic	shallow gas	Online Brochure
BRSL	BRSL	PCSL	Geologic Evaluation for the Basal Judith River Group in the Sullivan Lake Area of Southern Alberta	http://www.rpcl.com/ Brochures/Belly-River-Group- Hydrodynamics-Studies.pdf		\\rakhitfile\E\XKDS\ BRSL\BRSL Final Report.pdf		Jul-95	YES	PanCanadian	WCSB — AB	29	37	11W4	20W4		Upper Cretaceous	Basal Foremost	Sullivan Lake	hydrodynamic	shallow gas	Online Brochure
BRVN	BRVN	PCVN	Geologic/Hydrogeologic Evaluation of the Basal Foremost Formation in the Vulcan Region of Southern Alberta	http://www.rpcl.com/ Brochures/Belly-River-Group- Hydrodynamics-Studies.pdf		\\rakhitfile\E\XKDS\ BRVN\BRVN Final Report.pdf		Mar-96	YES	PanCanadian	WCSB — AB	13	20	20W4	29W4		Upper Cretaceous	Basal Foremost	Vulcan	hydrodynamic	shallow gas	Online Brochure
BSLH			Gilwood Hydrodynamics - Little Horse Area	http://www.rpcl.com/ Summaries/BSLH2000.pdf		\\rakhitfile\E\XKDS\ BSLH\BSLH Letter Report.pdf		23-Jun-00	23-Jun-01	Big Sky Resources	WCSB — AB	75	77	11W5	13W5		Devonian	Gilwood	Little Horse	hydrodynamic, migration	NO	Online Summary
BUSG	CASG																					See M-C
BUSL			Evaluation of Pressure Depletion Patterns and Infill Well Potential, Sturgeon Lake South, D3 Oil Pool					Dec-01		Burlington	WCSB — AB	68	69	21W5	22W5		Devonian	Nisku, Ireton, Leduc	Sturgeon Lake			Report

RPCL STUDIES			Edit Date	1/10/2006
Assets being transferred to TEC: Studiesc
									Confidentiality
	M-C	Original		Website URL –	Website URL –	Project PDF		Completion	End Date (Yes
CODE	Code	Code	Study Title	Brochure	Table of Contents	Location	Presentation	Date	= Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	Unconventional	Status
C8WO			Evaluation of a Potential Water Cushion on DST #3, Wabamun Formation			\\rakhitfile\E\XKDS\ C8WO\C8WO 6-31 Well Analysis Report.pdf		Feb-03		Canadian 88 Energy Corp.	WCSB — AB	29	34	27W4	3W5		Devonian	Wabamun, Nisku, Leduc	East Crossfield, Olds, Garrington	water chemistry		Report
CAMP	CAMP		Mississippian Geology and Hydrogeology (Stolberg, Brazeau, Pembina)	http://www.rpcl.com/Brochures/Mississippian- Geology-Hydrogeo logy-Stolberg-Brazea u-Pembina.pdf		\\rakhitfile\E\XKDS\ CAMP\CAMP Final Report.pdf		Dec-98	YES	N/A	WCSB — AB	40	50	5W5	16W5		Mississippian	Elkton, Shunda, Pekisko	Stolberg, Brazeau, Pembina	hydrodynamic	NO	Online Brochure
CAMP II	CAMP II		Mississippian Geology and Hydrogeology (Edson, Bigoray, Whitecourt)	http://www.rpcl.com/Brochures/Mississippian- Geology-Hydrogeo logy-Edson-Bigoray-Whitecourt.pdf		\\rakhitfile\E\XKDS\ CAMP-II\CAMP-II Final Report.pdf		Feb-00	YES	N/A	WCSB — AB	50	60	8W5	19W5		Mississippian	Belloy, Pekisko, Shunda, Elkton	Edson, Bigoray, Whitecourt	hydrodynamic	NO	Online Brochure
CASG	CASG	BUSG	Reservoir Distribution, Hydrodynamics and Gas Resources — Belly River and Edmonton Groups, West-Central Alberta	http://www.rpcl.com/Brochures/ Central-AB-Shallow-Gas-Brochure.pdf	http://www.rpcl.com/Brochures/ TOC/CASG-TOC.pdf	\\rakhitfile\E\XKDS\ CASG\CASG FINAL REPORT.pdf	\\rakhitfile\E\XKDS\ CASG\Central_Alberta _Shallow_Gas_Study.ppt	Feb-03	Mar-05	Burlington	WCSB — AB	38	50	1W5	18W5		Tertiary/Upper Cretaceous	Foremost, Oldman, Dinosaur Park, Bearpaw, Horseshoe Canyon, Whitemud, Battle, Scollard, Paskapoo	south-central Alberta	shallow gas, hydrodynamic	YES	Online Summary
CASG II			Central Alberta Shallow Gas — Phase II — Edmonton Coal Bed Thickness																			In Progress
CCBR			Canadian Cometra — Belly River					Apr-96		Can. Cometra												Report
CE88			Calpine — Canadian 88 Evaluation					Dec-00		Calpine												Report
CEBH			Hydrodynamic and Oil Quality Study of the Cessford-Burstall Area of Saskatchewan and Alberta	http://www.rpcl.com/Summaries/CEBH1996.pdf		\\rakhitfile\E\XKDS\ CEBH\CEBH Final Report.pdf		Oct-96	YES	Crestar	WCSB — AB/SK	10	22	23W3	6W4		Upper Cretaceous, Jurassic, Mississippian	Upper Mannville, Lower Mannville, Jurassic, Mississippian	Cessford, Burstall	hydrodynamic	NO	Online Summary
CEMH			Tilted Oil/Water Contact Analysis of the Glauconitic Formation in the Jenner/Suffield Area	http://www.rpcl.com/Summaries/CEMH2000.pdf		\\rakhitfile\E\XKDS\ CEMH\CEMH Final Report.pdf		09-Aug-00	09-Aug-01	Crestar	WCSB — AB	15	20	5W4	9W4		Lower Cretaceous	Glauconitic	Jenner, Suffield	hydrodynamic, tilted owc, oil density	NO	Online Summary
CESO			Oil Gravity Mapping of the Mannville Group in West-Central Saskatchewan	http://www.rpcl.com/Summaries/CESO1996.pdf		\\rakhitfile\E\XKDS\ CESO\CESO Final Report.pdf		Jun-96	Jun-97	Crestar	WCSB — SK	37	64	17W3	28W3		Lower Cretaceous	Mannville, Colony, McLaren, Maidstone, Waseca, Sparky, General Petroleums, Rex, Lloydminster, Dina, Cummings	central Saskatchewan	oil quality, hydrodynamic	NO	Online Summary
CESW			Hydrodynamic Study of the Ellerslie Formation in the Swan Hills Region	http://www.rpcl.com/Summaries/CESW1998.pdf		\\rakhitfile\E\XKDS\ CESW\CESW Final Report.pdf		Mar-98	Mar-99	Crestar	WCSB — AB	63	73	4W5	12W5		Lower Cretaceous	Bluesky, Upper Ellerslie, Middle Ellerslie, Lower Ellerslie	Swan Hills, Mitsue, Doris	hydrodynamic	NO	Online Summary
CH2S			CAPP — H2S Concentration Mapping for H2S Release Rate Assessment					Nov-98		CAPP												Report
CMVL			Geological Evaluation of the Valhalla Doe Creek Member “T” and “U” Pools, Lower Kaskapau Formation, West Central Alberta					Aug-98		Petrorep	WCSB — AB	76	76	10W6	11W6			Doe Creek	Valhalla			Report
CNDH			By-passed Reserves Study, Grassy Area, Northeast British Columbia				\\rakhitfile\E\XKDS\ CNDH\SicilyPosterPre sentation.ppt	May-02		CNRL	WCSB — BC					Block 94-G-2,3,6,7	Mississippian	Debolt	Grassy, Sikanni, Buckinghorse	hydrodynamic		Report

RPCL STUDIES			Edit Date	1/10/2006
Assets being transferred to TEC: Studiesc
									Confidentiality
	M-C	Original		Website URL –	Website URL –	Project PDF		Completion	End Date (Yes
CODE	Code	Code	Study Title	Brochure	Table of Contents	Location	Presentation	Date	= Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	Unconventional	Status

CNSP			CNRL — Slave Point Hydrodynamics, Ladyfern — Buick Creek — Bubbles			\\rakhitfile\E\XKDS\ CNSP\CNSP letter report.pdf		13-Jun-05	13-Jun-06	CNRL	WCSB — BC						Devonian	Slave Point	Ladyfern, Buick Creek, Bubbles	hydrodynamic	NO	Report
CNVW			Canadian Natural Resources Limited — Vibrating Wire Advice																			In Progress
CNWL			CNRL Wolf Lake Hydrogeological Evaluation					July-00		CH2M		63	68	1W4	8W4				Wolf Lake	hydrodynamic		Report
COBS	SPBL																					See M-C
COSB			Coparex Sunset Bluesky					Apr-98		Coparex		69	71	19W5	22W5			Bluesky	Sunset			Report
COWS			Western Saskatchewan Oil Migration Study	http://www.rpcl.com/Summaries/ COWS1997.pdf		\\rakhitfile\E\XKDS\ COWS\COWS Final Report.pdf		May-97	May-98	Canadian Occidental	WCSB -SK	1	50	30W1	10W6		Devonian	Nisku, Birdbear, Leduc, Duperow		hydrodynamic, oil migration	NO	Online Summary
CPMP			Milk River Petrophysics			\\rakhitfile\E\XKDS\ CPMP\CPMP Final Report.pdf		June-04		ConocoPhillips												Report
CPMR			Compton Petroleum Milk River (Steve Burnie)
CRDN			Hydrodynamic Evaluation of the Devonian Nisku Formation in West-Central Alberta	http://www.rpcl.com/Summaries/ CRDN1991.pdf				Jan-91	Jan-92	Coho	WCCB-AB	43	54	5W5	15W5		Devonian	Nisku		hydrodynamic	NO	Online Summary
CRHM			Compton Petroleum - Mississippian Hydrodynamics and Play Potential Herronton Area					Feb-99		Compton		14	24	23W4	1W5		Mississippian		Herronton	hydrodynamic		Report
CRJM	JMHD-I																					See M-C
CRRS			Hydrogeological Evaluation of the Slave Point, Sulphur Point, Muskeg and Keg River Formations	http://www.rpcl.com/Brochures/ Slave-Point-Studies.pdf		\\rakhitfile\E\XKDS\ CRRS\CRRS Final.pdf		1998	YES	Compton	WCSB — AB	106	120	8W6	12W6		Devonian	Slave Point, Sulphur Point, Muskeg, Keg River	Rainbow, Sulphur Point, Slave Point	hydrodynamic	NO	Online Summary
DBCR	DBCR	EEDC	Deep Basin Hydrodynamics of the Paddy/Cadotte, Bluesky and Cadomin Formations in the Cutbank Ridge Area of Northeastern British Columbia	http://www.rpcl.com/Summaries/ DBCR2001.pdf				2001	2002	Encal Energy	WCSB — AB/BC	70	84	11W6	26W6	93-P, 94-A	Lower Cretaceous	Bluesky, Cadomin, Paddy, Cadotte	Dawson Creek, Cutbank Ridge	hydrodynamic	deep basin	Online Summary
DBGR	DBGR		Regional Hydrogeology of the Deep Basin, Cardium to Cadomin, West-Central Alberta	http://www.rpcl.com/Brochures/ Deep-Basin-Gas-Study.pdf	http://www.rpcl.com/Brochures/ TOC/DBGR-TOC.pdf	\\rakhitfile\E\XKDS\ DBGR\DBGR Final Report.pdf	\\rakhitfile\E\XKDS\ DBGR\	2002	N/A		WCSB — AB	29	76	27W4	13W6	a bit of B.C. R130(diagonal)	Cretaceous	Cardium, Doe Creek, Dunvegan, Viking, Paddy, Cadotte, Notikewin, Falher, Upper Mannville, Wilrich, Glauconitic, Bluesky, Ostracod, Gething, Ellerslie, Cadomin	west-central Alberta	hydrodynamic	deep basin	Online Brochure
DBLT	DBLT		Hydrogeology of the Debolt Formation in the Trutch and Fort Nelson Areas of Northeastern British Columbia	http://www.rpcl.com/Brochures/ Debolt-Hydrogeology.pdf		\\rakhitfile\E\XKDS\ DBLT\DBLT Final Report.pdf		Jun-90	YES		WCSB — BC					94G and 94J	Mississippian	Debolt	Trutch, Fort Nelson	hydrodynamic	NO	Online Brochure
DBLT Update			Update of the Debolt Reservoir in the Area of IFP Lands, 94-G-10, 94-G-15, Trutch/Tommy Lake Area, Northeast British Columbia			\\rakhitfile\E\XKDS\ DBLT Update\DBLT IFP Update Letter Report.pdf		Apr-04								94-G	Mississippian	Debolt				Online Brochure
DBTR			Deep Basin Triassic																			In Progress

RPCL STUDIES			Edit Date	1/10/2006
Assets being transferred to TEC: Studiesc
									Confidentiality
		Original		Website URL -	Website URL -	Project PDF		Completion	End Date (Yes
CODE	M-C Code	Code	Study Title	Brochure	Table of Contents	Location	Presentation	Date	= Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	Unconventional	Status

DCSP	SPBC																					See M-C
DEMJ			Reservoir Characterization of the McMurray Formation, Jocelyn Creek, Alberta					27-Aug-04	27-Aug-05	Deer Creek	WCSB —AB	95	95	12W4	12W4		Lower Cretaceous	McMurray	Jocelyn Creek	hydrodynamic		Report
DENM			Devon Energy — Shallow Gas in Northern Montana			\\rakhitfile\E\XKDS\ DENM\DENM Phase I letter report.pdf		Dec-04		Devon											shallow gas	Report
DENM-ll			Devon Energy — Shallow Gas in Northern Montana - Phase ll Petrophysical Analysis of Wells in Northern Montana			\\rakhitfile\E\XKDS\ DENM-II\DENM-II Final Report.pdf	\\rakhitfile\E\XKDS\ DENM-II\Devon OKC Presentation.ppt	Mar-05		Devon											shallow gas	Report
DPRH		PRDP	Dunvegan and Peace River Formation Hydrodynamics in the Valhalla/Sturgeon Lake Area	http://www.rpcl.com/Summaries/ DPRH2000.pdf		\\rakhitfile\E\XKDS\ DPRH\DPRH Final Report.pdf		20-Apr-00	20-Apr-01	Paramount	WCSB —AB	67	87	15W5	13W6		Upper Cretaceous	Dunvegan, Doe Creek, Peace River	Sturgeon Lake	hydrodynamic	NO	Online Summary
EBFC			Permeability Estimation of Cretaceous Reservoirs in the Foster Creek Area					Sep-99		EBA		68	73	2W4	6W4		Lower Cretaceous	Colony, Clearwater, Wabiskaw, McMurray	Foster Creek			Report
ECCR			Wabiskaw/Upper McMurray Reservoir Continuity and Pressure Depletion Mapping in the Christina Lake-Winefred Lake Area	http://www.rpcl.com/Summaries/ ECCR2003.pdf		\\rakhitfile\E\XKDS\ ECCR\ECCR Final Report.pdf		Apr-03	Apr-04	EnCana	WCSB —AB	75	77	3W4	6W4		Lower Cretaceous	Wabiskaw, Upper McMurray	Christina Lake, Winefred Lake	hydrodynamic	NO	Online Summary
ECFP			EnCana (USA) - Hydrodynamics of the Frenchie Draw and Pavillion Areas of the Wind River Basin, Wyoming																			In Progress
ECGD			Spacing and Deliverability for Water Source Wells in the Grosmont Aquifer, Pelican Lake, Alberta			\\rakhitfile\E\XKDS\ ECGD\ECGD final report.pdf		Oct-03	Oct-08	EnCana	WCSB — AB	79	86	15W4	25W4		Devonian	Grosmont	Pelican Lake	hydrodynamic, modelling		Report
ECGW			Hydrogeology of the Granite Wash Formation in the Boyer Area	http://www.rpcl.com/Summaries/ ECGW2003.pdf		\\rakhitfile\E\XKDS\ ECGW\ECGW Final Letter Report.pdf		14-Mar-03	14-Mar-04	EnCana	WCSB — AB	90	110	13W5	13W6		Devonian	Granite Wash, Keg River, Chinchaga	Boyer	hydrodynamic	NO	Online Summary
ECML			An Evaluation of Upper Mannville Coal Thickness and Quality, and a Hydrogeologic Evaluation, in the Legal Area	http://www.rpcl.com/Summaries/ ECML&ECMP2003.pdf		\\rakhitfile\E\XKDS\ ECML\ECML&EC MP Final Report.pdf		03-Jul-03	03-Jul-04	EnCana	WCSB—AB	56	58	24W4	26W4		Lower Cretaceous	Upper Mannville, Glauconitic	Legal	hydrodynamic	coalbed methane	Online Summary
ECMP			An Evaluation of Upper Mannville Coal Thickness and Quality in the Provost Area	http://www.rpcl.com/Summaries/ ECML&ECMP2003.pdf		\\rakhitfile\E\XKDS\ ECML\ECML&EC MP Final Report.pdf		03-Jul-03	03-Jul-04	EnCana	WCSB—AB	40	42	9W4	12W4		Lower Cretaceous	Upper Mannville, Glauconitic	Provost	hydrodynamic	coalbed methane	Online Summary
ECMR			Hydrogeology of Mannville Coals in the Elnora Area			\\rakhitfile\E\XKDS\ ECMR\ECMR Letter Report.pdf		23-Mar-04	18-May-06	EnCana	WCSB—AB	34	38	18W4	28W4		Lower Cretaceous	Rundle, Banff, Mannville	Elnora, Mikwan	hydrodynamic, coal, deep basin	coalbed methane	Report
ECMR-ll			Hydrogeology of the Mannville Coals in the Nevis Area			\\rakhitfile\E\XKDS\ ECMR-II\ECMR-II Letter Report.pdf		07-Feb-05	18-May-06	EnCana	WCSB—AB	39	41	19W4	28W4		Lower Cretaceous	Rundle, Banff, Mannville	Nevis	hydrodynamic, coal, deep basin	coalbed methane	Report
ECMR-lll			EnCana Corporation - Hydrogeology of the Mannville Coals in South-Central Alberta			\\rakhitfile\E\XKDS\ ECMR-III\ECMR-III Final Report.pdf		18-May-05	18-May-06	EnCana	WCSB—AB	32	45	18W4	29W4		Lower Cretaceous	Rundle, Banff, Mannville	South-Central Alberta	hydrodynamic, coal, deep basin	coalbed methane	Report
ECMS	TMHS																					See M-C
ECMS-I	HSMF																					See M-C

RPCL STUDIES			Edit Date	1/10/2006
Assets being transferred to TEC: Studiesc
									Confidentiality
	M-C	Original		Website URL -	Website URL -	Project PDF		Completion	End Date (Yes
CODE	Code	Code	Study Title	Brochure	Table of Contents	Location	Presentation	Date	= Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	Unconventional	Status

ECSP			EnCana Corporation — Suffield Sampling Program							EnCana		15	20	3W4	9W4				Suffield			In Progress
ECVN			Hydrogeological Evaluation of the Gas Resource Potential of the Uppermost Cretaceous and Tertiary in the Vulcan Area			\\rakhitfile\E\XKDS\ ECVN\ECVN FINAL REPORT.pdf		Apr-04	NO	EnCana	WCSB — AB	10	20	18W4	29W4		Tertiary, Upper Cretaceous	Paskapoo, Scollard, Whitemud, Horseshoe Canyon, Bearpaw, Dinosaur Park, Oldman, Foremost, Basal Foremost	Vulcan	shallow gas, hydrodyn- amic	YES	Report
ECVS			Formation Water Characterization Study, Viking Formation, Strathmore Area	http://www.rpcl.com/Summaries/ ECVS2003.pdf		\\rakhitfile\E\XKDS\ ECVS\ECVS letter report.pdf		08-Jul-03	08-Jul-04	EnCana	WCSB — AB	22	25	21W4	25W4		Lower Cretaceous	Viking	Strathmore	water chemistry	NO	Online Summary
ECWR-I			EnCana US — Wind River Basin Phase I — Pavillion, Muddy Ridge and Frenchie Draw																			In Progress
EEBC			Western Canadian Intermontaine Basins, Literary Research					1999	YES	Encal Energy	Intermont aine — BC						All			Research		Report
EEBN			Banff Nordegg Hydrodynamics in the Paddle River and Greencourt Areas	http://www.rpcl.com/Summaries/ EEBN2001.pdf		\\rakhitfile\E\XKDS\ EEBN\EEBN Final.pdf		Apr-01	Apr-02	Encal Energy	WCSB — AB	55	59	3W5	9W5		Jurassic, Mississippian	Banff, Nordegg, Ellerslie	Paddle River, Greencourt	hydrodynamic	NO	Online Summary
EEBR			Belly River Hydrogeologic Evaluation in the Sangudo Area	http://www.rpcl.com/Summaries/ EEBR2001.pdf		\\rakhitfile\E\XKDS\ EEBR\EEBR Final.pdf		Jan-01	Jan-02	Encal Energy	WCSB — AB	56	58	5W5	7W5		Upper Cretaceous	Belly River	Sangudo	hydrodynamic	shallow gas	Online Summary
EEDB			Identification of Deep Basin Style Gas Trap Edge, Belly River Formation, Edson Area	http://www.rpcl.com/Summaries/ EEDB1998.pdf		\\rakhitfile\E\XKDS\ EEDB\EEDB Final Report.pdf		1998	YES	Encal Energy	WCSB — AB	45	60	1W5	28W5		Upper Cretaceous	Belly River	Edson, Hinton, Ansell	deep basin	YES	Online Summary
EEDC	DBCR																					See M-C
EEHR			Geological Evaluation of the Horn River Basin, Northeastern British Columbia	http://www.rpcl.com/Summaries/ EEHR2000.pdf				Mar-00	Mar-01	Encal Energy	WCSB — BC					94-O- 1,2,7,8,9,10, 15,16 and 94-P- 4,5,12,13	Devonian, Cretaceous	Devonian, Cretaceous	Horn River, Jean Marie	hydrodynamic	NO	Online Summary
EEHW								9-Oct-99														Report
EEHW-I			Halfway Hydrodynamics in the Buick Creek, Red Eye and Martin Areas of Northeastern British Colombia	http://www.rpcl.com/Summaries/ EEHW-I2000.pdf		\\rakhitfile\E\XKDS\ EEHW-I\EEHW-I Letter Report.pdf		29-Feb-00	2/29/2001	Encal Energy	WCSB — BC	87	88	17W6	26W6	94-A- 13,14,15, 94-B-9,16, 94-G-1,8,9 and 94-H- 2,3,4,5,6,7,1 0,11,12	Triassic	Halfway, Doig	Buick Creek, Red Eye, Martin	hydrodynamic	NO	Online Summary
EEMB	BMCA																					See M-C
EEMB-II	BMCA-II																					See M-C
EEMC			Encal Energy Carrot Creek					1999		Encal Energy		50	56	12W5	19W5							Report
EEMH			Encal Energy Mississippian Hydrodynamics					1999		Encal Energy		45	50	1W5	9W5							Report
EEMK			Evaluation of the Potential for Ground Subsidence in the Markerville Pekisko “A” Pool of South Central Alberta					Dec-99		Encal Energy		35	36	1W5	3W5		Mississippian	Pekisko	Markerville, Lanaway, Innisfail, Garrington, Raven			Report
EEOE			Encal Energy — Ostracod Ellerslie					Oct-00		Encal Energy		47	50	3W5	8W5							Report
EEWO			Wabamun Hydrodynamics in the Okotoks/Nanton Area	http://www.rpcl.com/Summaries/ EEWO1999.pdf		\\rakhitfile\E\XKDS\ EEWO\EEWO Final.pdf		1999	YES	Encal Energy	WCSB — AB	12	22	25W4	3W5		Devonian	Wabamun	Okotoks, Nanton	hydrodynamic	NO	Online Summary

RPCL STUDIES			Edit Date	1/10/2006
Assets being transferred to TEC: Studiesc									Confidentiality
		Original		Website URL -	Website URL -	Project PDF		Completion	End Date (Yes
CODE	M-C Code	Code	Study Title	Brochure	Table of Contents	Location	Presentation	Date	= Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	Unconventional	Status

EEWP			Hydrodynamic Evaluation of the Parkland Wabamun ‘A’ Pool	http://www.rpcl.com/Summaries/ EEWP1999.pdf				10 Feb 99	YES	Encal Energy	WCSB-BC	80	82	14W6	15W6		Devonian	Wabamun	Parkland	hydrodynamic	NO	Online Summary
EGHG	EGHG	AESW	Unconventional Gas Resources-Belly River, Edmonton and Paskapoo Hydrogeology	http://www.rpcl.com/Brochures/ Edmonton-Group-Hydrogeology- Brochure.pdf	http://www.rpcl.com/Brochures/ TOC/EGHG-TOC.pdf	\\rakhitfile\E\XKDS\EGHG\ EGHG Final Report.pdf	\\rakhitfile\E\XKDS\EGHG\ EGHG_Marketing_June_2004.ppt	2004	August 26 2004	AEC	WCSB-AB	25	55	15W4	15W5		Upper Cretaceous, Tertiary	Paskapoo, Scollard, Ardley, Horseshoe Canyon, Bearpaw, Dinosaur Park, Oldman	central Alberta	hydrodynamic	shallow gas, coalbed methane	Online Brochure
EGMF						\\rakhitfile\E\XKDS\EGMF\ Inner_Moray_Firth.pdf	\\rakhitfile\E\XKDS\EGMF\ Inner_Moray_Firth.ppt	2005														Report
EGSA	EGSA		Hydrogeological Evaluation of Southern Alberta, Basal Cambrian to Wabamun	http://www.rpcl.com/Summaries/ EGSA1996.pdf		\\rakhitfile\E\XKDS\EGSA\ EGSA Final.pdf		Sep-96	N/A	Exp. Geo.	WCSB-AB	1	26	25W3	7W5		Devonian/Ordovician	Elk Point, Beaverhill Lake, Woodbend, Winterburn, Wabamun, Nisku	Hays, Enchant	hydrodynamic	NO	Online Summary
EMP2			Two-Phase Simulation of the Parsons Lake Gas Pool and Greater Kamik Aquifer in the Beaufort Sea, MacKenzie Delta			\\rakhitfile\E\XKDS\EMP2\EMP2 Report.PDF		Aug-01		ExxonMobil												Report
EMPH			Hydrodynamic Evaluation of the Beaufort Sea, MacKenzie Delta Region (Parsons Lake)					20-Apr-01	29-Jan-06	ExxonMobil												Report
EOBI			Preliminary Hydrogeological Evaluation of the Bow Island Reservoir	http://www.rpcl.com/Summaries/ EOBI2001.pdf		\\rakhitfile\E\XKDS\EOBI\ EOBI Report.pdf		04-Jun-01	04-Jun-02	EOG	WCSB-AB	1	5	15W4	22W4		Lower Cretaceous	Bow Island	Magrath	hydrodynamic	NO	Online Summary
EOBV			Hydrodynamic Evaluation of the Viking Formation in the Buffalo Lake Area	http://www.rpcl.com/Summaries/ EOBV2002.pdf		\\rakhitfile\E\XKDS\EOBV\EOBV Letter Report.pdf		23-Sep-02	23-Sep-03	EOG	WCSB-AB	35	43	13W4	20W4		Lower Cretaceous	Viking	Donalda, Leahurst, Red Willow, Forestburg, Killam	hydrodynamic	NO	Online Summary
EOHC	HCHD																					See M-C
EOMT			EOG Resources-Hydrogeology of the Mannville Coals in the Twining Area																			In Progress
EOSG	WBSG																					See M-C
EOTS			Water Chemistry Study- Pekisko Formation, Twining Area					May-02		EOG	WCSB-AB	31	33	24W4	26W4		Mississippian	Twining	Pekisko			Report
EPHH			Hydrogeologic Evaluation of the Hartaven-Heward Area					Feb-02		Empire Energy		9	9	8W2	19W2				Hartaven, Heward	hydrodynamic		Report
EVSA			Everest Energy-Siphon Area					Nov-99		Everest Energy		sec 20-84-14W	6M sec 32-86-17W6	M					Siphon			Report
GCHD			Hydrodynamic Study of the Grande Cache Area (Kaush)																			In Progress
GCNB	NCPB																					See M-C
GOLP			Gold Oil Loreto Prospect																			In Progress
GRBH	GRBH	KMGR	Hydrodynamics of the Greater Green River Basin	http://www.rpcl.com/Brochures/ Green-River-Basin-Brochure.pdf	http://www.rpcl.com/Brochures/ TOC/GRBH-TOC.pdf	\\rakhitfile\E\XKDS\GRBH\ GRBH FINAL REPORT.pdf	\\rakhitfile\E\XKDS\ GRBH\		N/A		US-Rockies										basin centered	Online Brochure
GRWH	GRWH		Granite Wash Hydrogeology (Red Earth, Otter, EVI)	http://www.rpcl.com/Brochures/ Granite-Wash-Hydrogeology.pdf		\\rakhitfile\E\XKDS\GRWH\ GRWH FINAL REPORT.pdf		Jun-93	N/A		WCSB-AB	83	90	7W5	13W6		Devonian	Granite Wash, Keg River, Muskeg	Red Earth, Otter, EV1	hydrodynamic	NO	Online Brochure

RPCL STUDIES			Edit Date	1/10/2006
Assets being transferred to TEC: Studiesc									Confidentiality
		Original		Website URL -	Website URL -	Project PDF		Completion	End Date (Yes
CODE	M-C Code	Code	Study Title	Brochure	Table of Contents	Location	Presentation	Date	= Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	Unconventional	Status

GSHO-III			Regional Hydrogeologic Evaluation of the Cretaceous Strata in the Surmont Area			\\rakhitfile\E\XKDS\GSHO-III\ GSHO III Letter Report.pdf		27-Apr-00	27-Apr-01	Gulf Canada	WCSB-AB	78	89	4W4	9W4		Lower Cretaceous	Grand Rapids, Clearwater, Wabiskaw, McMurray, Basal McMurray, Devonian	Fort McMurray, Surmont	hydrodynamic		Report
HAWC	HAWC		Hydrocarbon Chemistry Atlas of the Western Canada Sedimentary Basin	http://www.rpcl.com/ NonExclusiveStudies/Atlases.htm		\\rakhitfile\E\XKDS\ HAWC\HAWC.pdf			N/A		WCSB						All				NO	Online Brochure
HCHD	HCHD	EOHC	Horseshoe Canyon Hydrodynamics	http://www.rpcl.com/Brochures/ Horseshoe-Canyon-Hydrodynamics.pdf		\\rakhitfile\E\XKDS\HCHD\ HCHD Final Report.pdf		Q1 2004	YES	HC	WCSB-AB	17	48	12W4	4W5		Upper Cretaceous	Horseshoe Canyon	entice, stratmore, rockyford	hydrodynamic	coalbed methane	Online Brochure
HDSC			Hydrodynamic Short Course			\\rakhitfile\E\XKDS\ HDSC		N/A			SA						N/A			Hydrodynamic		Report
HEBP			Belly River Hydrodynamics Study Paddle River Area (Proposal Only) 2004							Husky												In Progress
HECO			Hydrodynamic Study of the Colorado Study in West Central Saskatchewan							Husky		57	68	20W3	4W4							In Progress
HEPN			Hydrodynamics of the Nisku Formation in the Pembina Wolf Lake Area							Husky								Nisku	Pembina, Wolf Lake			In Progress
HGAT	HGAT		Hydrogeologic Atlas of the Western Canada Sedimentary Basin	http://www.rpcl.com/ NonExclusiveStudies/Atlases.htm		\\rakhitfile\E\XKDS\ HGAT\HGAT.PDF			N/A		WCSB						All				NO	Online Brochure
HGUS I	HGUS I		Hydrogeologic Atlas-US						N/A													Report
HGUS II	HGUS II		Hydrogeology of the Williston Basin	http://www.rpcl.com/Brochures/ Williston-Basin-Hydrogeology.pdf	http://www.rpcl.com/Brochures/ TOC/HGUS-II-TOC.pdf	\\rakhitfile\E\XKDS\HGUS II\ HGUS-II Final Report.pdf	\\rakhitfile\E\XKDS\HGUS II\ Williston_Basin_Slides.ppt	Mar-98	N/A		US								Williston Basin			Online Brochure
HGUS III.I	HGUS III.I																					Report
HGUS III.II	HGUS III.II		Shallow Gas in the Western Plains	http://www.rpcl.com/Brochures/ Shallow-Gas-Western-Plains.pdf	http://www.rpcl.com/Brochures/ TOC/HGUS-III-2-TOC.pdf	\\rakhitfile\E\XKDS\HGUS III-2\ HGUS III.2 Final Report 2005.pdf		Aug-98	N/A		US/CANADA- Williston Basin					48-51 lattitude, 104-115 longitude	Upper Cretaceous	Belly River, Milk River, Medicine Hat, Second White Specks	Williston Basin	hydrodynamic	shallow gas	Online Brochure
HGUS III.III	HGUS III.III																					Report
HGUS III.IV	HGUS III.IV																					Report
HGUS III.IV	HGUS III.IV																					Report
HGUS III.V	HGUS III.V		Hydrogeology of the Williston Basin Phase III.5 Mississippian Oil Migration Modelling, Western Plains Region			\\rakhitfile\E\XKDS\HGUS III-5\HGUS III.5 Report.pdf		May-99	YES	N/A	US/CANADA- Williston Basin					48-51 lattitude, 104-115 longitude	Mississippian	Mission Canyon, Lodgepole	Williston Basin	hydrodynamic, oil migration modelling	NO	Report
HRVK			Hydrodynamic Study of the Viking-Bow Island Formation, Granlea Area	http://www.rpcl.com/ Summaries/HRVK2004.pdf		\\rakhitfile\E\XKDS\HRVK\ HRVK Letter Report.pdf		Apr-04	Apr-05	Hawker	WCSB-AB	7	12	7W4	10W4		Lower Cretaceous	Viking, Bow Island	Granlea	hydrodynamic	NO	Online Summary
HSMF	TMHS																					See M-C
JMHD-I	CRJM		Jean Marie Hydrodynamics. Northwestern Alberta/Northeastern British Columbia			\\rakhitfile\E\XKDS\JMHD-I\ JMHD-I FINAL.pdf		Dec-99														Report

RPCL STUDIES			Edit Date	1/10/2006
Assets being transferred to TEC: Studiesc
									Confidentiality
	M-C	Original		Website URL -	Website URL -	Project PDF		Completion	End Date (Yes
CODE	Code	Code	Study Title	Brochure	Table of Contents	Location	Presentation	Date	= Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	Unconventional	Status

JMHD-II	NXJM		Jean Marie Hydrodynamics, Northwestern Alberta/Northeastern British Columbia, Phase II			\\rakhitfile\E\XKDS\JMHD-II/JMHD-II Final Report.pdf		27-May-05														Report
KMGR	GRBH																					See M-C
KMNB			Kerr McGee — Hydrodynamics of the Natural Buttes Area, Uinta Basin, Utah																			In Progress
KWCC			Sawtooth Hydrodynamics in the Chin Coulee Area	http://www.rpcl.com/Summaries/ KWCC2000.pdf		\\rakhitfile\E\XKDS\KWCC\ KWCC Report.pdf		17-Apr-00	17-Apr-01	Keywest Energy	WCSB — AB	7	8	14W4	15W4		Jurassic	Sawtooth	Chin Coulee	hydrodynamic, migration, tilted oil/water contact	NO	Online Summary
KWNH			Nordegg Hydrodynamics in the Greencourt, Thunder Lake and Mystery Areas	http://www.rpcl.com/Summaries/ KWNH2003.pdf		\\rakhitfile\E\XKDS\KWNH\KWNH Final.pdf		Jan-03	Jan-04	Keywest Energy	WCSB — AB	58	61	5W5	7W5		Jurassic	Nordegg	Greencourt, Mystery, Thunder Lake	hydrodynamic	NO	Online Summary
KWTP			KeyWest Energy Corporation — Twining Area					2002		Keywest Energy		29	32	23W4	27W4							Report
LEDH			Luke Energy Dunvegan Hydrodynamics, Simonette Area					Feb-05		Luke Energy		63	65	26W5	1W6							Report
LPGL			Calculation of Hydrodynamic Flushing/Trapping Potential, Gilwood Formation, Little Horse Area	http://www.rpcl.com/Summaries/ LPGL1999.pdf		\\rakhitfile\E\XKDS\ LPGL\LPGL Report.pdf		Jun-99	YES		WCSB — AB	73	80	11W5	18W5		Devonian	Gilwood	Little Horse	hydrodynamic, tilted oil/water contact	NO	Online Summary
MBPM		LAMB	Petroleum Migration and Charge Modelling, Murzuk Basin, Libya	http://www.rpcl.com/Brochures/ TOC/MBPM-TOC.pdf		\\rakhitfile\E\XKDS\MBPM\MBPM Final Report.pdf	\\rakhitfile\E\XKDS\ MBPM\Libya_Talk_Cair o_Conf_Oct02.ppt	Jun-01														Report
MCBT			Mannville Coalbed Thickness																			In Progress
MCHG	MCHG		Exploration Hydrogeology of Mannville Coals	http://www.rpcl.com/Summaries/ MCHG2004.pdf		\\rakhitfile\E\XKDS\ MCHG\MCHG Final.pdf		Jan-04	Jan-04	N/A	WCSB — AB	32	67	10W4	18W5		Lower Cretaceous	Colony, McLaren, Lloydminster, Cummings, Waseca, Sparky, General Petroleum, Mannville, Glauconitic		hydrodynamic	coalbed methane	Online Summary
MOCL			Geological Study of the Belly River Group in the Claresholm Area of Southern Alberta					Oct-97		Mobil Oil	WCSB — AB	9	17	23W4	27W4		Upper Cretaceous	Dinosaur Park, Oldman, Foremost	Claresholm	hydrodynamic		Report
MOHN			Hydrogeological Evaluation of the Belly River Formation in the Herronton Area of Southwestern Alberta	http://www.rpcl.com/Summaries/ MOHN1996.pdf		\\rakhitfile\E\XKDS\MOHN\ MOHN Final Report.pdf		Nov-96	Nov-97	Mobil Oil	WCSB — AB	18	20	25W4	27W4		Upper Cretaceous	Basal Foremost	Herronton	hydrodynamic	shallow gas	Online Summary
MRHD (I + II)	MRHD		Hydrodynamics of the Milk River Formation	http://www.rpcl.com/Brochures/ Milk-River-Update.pdf	http://www.rpcl.com/Brochures/ TOC/MRHD-TOC.pdf	\\rakhitfile\E\XKDS\MRHD\	\\rakhitfile\E\XKDS\ MRHD\MRHD_Marketing_ Oct_2003.ppt	2003	1-Nov-04		WCSB — AB/SK, US (Part 1)	1	30	1W3	1W5	T. 26N-37N, R.44E-10WM (Montana)	Upper Cretaceous	Milk River		hydrodynamic	shallow gas	Online Brochure
MRHD-III	MRHD-III		Hydrodynamics of the Milk River Formation — Update	http://www.rpcl.com/Brochures/ Milk-River-Update.pdf				2002			WCSB — AB/SK	1	30	1W3	1W5	T. 26N-37N, R.44E-10WM (Montana)	Upper Cretaceous	Milk River	Abbey, Shackleton	hydrodynamic	shallow gas	In Progress

RPCL STUDIES			Edit Date	1/10/2006
Assets being transferred to TEC: Studiesc
									Confidentiality
	M-C	Original		Website URL -	Website URL -	Project PDF		Completion	End Date (Yes
CODE	Code	Code	Study Title	Brochure	Table of Contents	Location	Presentation	Date	= Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	Unconventional	Status

MRQG			Main Resources Quaternary Gas																			In Progress
NCPB		GCNB	Hydrodynamics of the Nisku-Cynthia Member in the West Pembina-Brazeau Area	http://www.rpcl.com/Summaries/ NCPB1994.pdf		\\rakhitfile\E\XKDS\NCPB\ NCPB Final Report.pdf		Oct-94	Oct-95	Gulf Canada	WCSB — AB	42	48	8W5	16W5		Devonian	Nisku, Cynthia	West Pembina, Brazeau	hydrodynamic	NO	Online Summary
NCWS			Resource Evaluation of the Triassic, Permian and Mississippian Gas Resources in the West Stoddart Region	http://www.rpcl.com/Summaries/ NCWS1998.pdf		\\rakhitfile\E\XKDS\NCWS\ NCWS Final Report.pdf		Apr-98	YES	NovaGas	WCSB — BC	84	88	19W6	23W6	94-A	Triassic/Permian/Mississippian	Baldonnel, Charlie Lake, Halfway, Doig, Belloy, Kiskatinaw, Debolt	West Stoddart	hydrodynamic	NO	Online Summary
NEAC	ACHG																					See M-C
NEEW			Hydrodynamic Evaluation of the Midale Formation in the Elswick Area of Southeast Saskatchewan	http://www.rpcl.com/Summaries/ NEEW1998.pdf		\\rakhitfile\E\XKDS\NEEW\ NEEW Final Report.pdf		Jun-98	YES	Numac Energy	WCSB — SK	3	5	11W2	13W2		Mississippian	Midale	Elswick	hydrodynamic	NO	Online Summary
NEGC			Hydrogeology of the Gold Creek Watershed, Crowsnest Pass, Alberta					Apr-01		Northstar	WCSB — AB	7	9	3W5	4W5			Blairmore, Kootenay	Gold Creek	sampling		Report
NEGC-II + CBM Extra			Hydrogeology of the Gold Creek Watershed, Crowsnest Pass, Alberta, Second Sampling Round					May-02		Northstar	WCSB — AB	7	9	3W5	4W5			Blairmore, Kootenay	Gold Creek	sampling		Report
NELC			Hydrogeology of the Surface Waters and Near Surface Aquifers, Livingstone and Oldman River Drainages					Sep-01		Northstar	WCSB — AB	10	13	3W5	4W5				Living stone River, Oldman River, Racehorse Creek	sampling		Report
NELC-ll + CBM Extra			Hydrogeology of the Surface Waters and Near Surface Aquifers, Livingstone and Oldman River Drainages, Second Sampling Round					Aug-02		Devon	WCSB — AB	10	13	3W5	4W5				Living stone River, Oldman River, Racehorse Creek	sampling		Report
NHCA		PCNS-III	Nisku Hydrodynamics, Central Alberta	http://www.rpcl.com/Summaries/ NHCA1997.pdf		\\rakhitfile\E\XKDS\NHCA\ NHCA Final Report 04-05.pdf		Dec-97	YES	PanCanadian	WCSB — AB/SK	43	84	13W4	8W6		Devonian	Nisku, Winterburn, Blueridge	Beaverhill Lake, Bigoray, Hays, Enchant, Verger	hydrodynamic	NO	Online Summary
NRBK			Bakken Formation Hydrodynamics, Saskatchewan/Manitoba	http://www.rpcl.com/Summaries/ NRBK1997.pdf				Jan-97	YES	Northrock	WCSB — SK/MB	10	20	26W1	1W2		Mississippian	Bakken	Rockanville	hydrodynamic	NO	Online Summary
NRCL			Cadomin Study, Ansell and Leeland Areas			\\rakhitfile\E\XKDS\NRCL\ NRCL final report.pdf		Jul-05	Jul-06	Northrock	WCSB — AB	50	60	22W5	27W5		Lower Cretaceous	Cadomin	Leeland, Ansell, Leland	hydrodynamic		Report
NRSB I			Birdbear Formation Hydrodynamics, Saskatchewan/Manitoba	http://www.rpcl.com/Summaries/ NRSB-II1997.pdf		\\rakhitfile\E\XKDS\NRSB\ NRSB Final.pdf		Oct-96	YES	Northrock	WCSB — SK/MB	7	16	20W1	34W1		Devonian	Birdbear	Walpole, Daley, Two Creeks	hydrodynamic	NO	Online Summary
NRSB II			Birdbear Formation Hydrodynamics, Saskatchewan/Manitoba	http://www.rpcl.com/Summaries/ NRSB-II1997.pdf		\\rakhitfile\E\XKDS\NRSB-II\ NRSB-II Letter Report.pdf		Jan-97	YES	Northrock	WCSB — SK/MB	7	16	20W1	34W1		Devonian	Birdbear	Walpole, Daley, Two Creeks	hydrodynamic	NO	Online Summary
NUBK			Numac Energy Bakken Study Western Extension of the Hydro Geologic Study of the Bakken Formation SW SK					6-Mar-97		Numac Energy		24	37	10W3	23W3							Report
NWSG			Hydrogeology of the Upper Belly River-Edmonton-Scollard/Paskapoo									45	65	1W5	13W6							In Progress

RPCL STUDIES			Edit Date	1/10/2006
Assets being transferred to TEC: Studiesc
	M-C	Original		Website URL -	Website URL -	Project PDF		Completion	Confidentiality End Date (Yes =
CODE	Code	Code	Study Title	Brochure	Table of Contents	Location	Presentation	Date	Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	Unconventional	Status

NXJM	JMHD-II																					See M-C
NXLL			Long Lake Hydrodynamic Project Update			\\rakhitfile\E\XKDS\ NXLL\NXLL 2005 Report.pdf	\\rakhitfile\E\XKDS\NXLL\ MannvilleGroupHydrogeology.ppt	30-Aug-05		Nexen									Long Lake			Report
NXVN			Hydrogeology of the Viking/Newcastle Reservoir, Saskatchewan			\\rakhitfile\E\XKDS\ NXVN\NXVN Final Report.pdf		19-Aug-05		Nexen	WCSB — SK	1	44	30W1	26W3		Lower Cretaceous	Viking, Newcastle	Manitou, Plato, Forgan	hydrodynamic		Report
OCLH			Hydrogeologic Evaluation of the Long Lake Area			\\rakhitfile\E\XKDS\ OCLH\OCLH Report.pdf	\\rakhitfile\E\XKDS\OCLH\ MannvilleGroupHydrogeology.ppt	26-Mar-02		Opti Canada		81	89	4W4	9W4		Lower Cretaceous, Devonian	Grand Rapids, Clearwater, Wabiskaw/McMurray, Basal McMurrary, Devonian	Long Lake	hydrodynamic		Report
OOMK			Orbit Oil and Gas Land Subsitence Markerville Area					09-Dec-97		Orbit Oil		36	38	1W5	3W5							Report
ORDV	ORDV		Ordovician Hydrogeology (SE Saskatchewan)	http://www.rpcl.com/Brochures/ Ordovician-Hydrogeology.pdf		\\rakhitfile\E\XKDS\ ORDV\ORDV Final Report.pdf		Nov-96	YES		WCSB — SK	1	16	20W1	30W2		Ordovician	Yeoman	Midale	hydrodynamic, oil migration	NO	Online Brochure
PCBG			Black Hills Summary Report			\\rakhitfile\E\XKDS\ PCBG\PCBG Final Report.pdf		May-02		PanCanadian	USA — Montana, South Dakota						Cretaceous	Muddy, Shannon	Black Hills	hydrodynamic	shallow gas	Report
PCBG-II			Phase II, Gas Summary Report, Black Hills, Montana and South Dakota			\\rakhitfile\E\XKDS\ PCBG-II\PCBG-II Final Report.pdf		Dec-02		EnCana US	USA — Montana, South Dakota						Cretaceous	Muddy, Shannon	Black Hills	hydrodynamic	shallow gas	Report
PCBK	BRBK																					See M-C
PCBL			Beaverhill Lake Scoping Project	http://www.rpcl.com/ Summaries/PCBL1998.pdf				Apr-98	Apr-99	PanCanadian	WCSB — AB	24	58	1W4	20W5		Devonian	Beaverhill Lake, Moperly, Christina, Calumet	Rosevear	hydrodynamic	NO	Online Summary
PCBR	BR — WID	PCBR	Belly River — Western Irrigation District	http://www.rpcl.com/Brochures/ Belly-River-Group-Hydrodynamics-Studies.pdf				1994	YES	PanCanadian	WCSB — AB	19	29	14W4	2W5		Upper Cretaceous	Basal Foremost	Western Irrigation District	hydrodynamic	shallow gas	Online Brochure
PCBW			Hydrogeological Evaluation of the Belly River and Mannville Groups in the Bashaw Region of South-Central Alberta	http://www.rpcl.com/ Summaries/PCBW1995.pdf		\\rakhitfile\E\XKDS\ PCBW\PCBW Final Report.pdf		Apr-95	Apr-96	PanCanadian	WCSB — AB	38	45	20W4	26W4		Cretaceous	Belly River, Dinosaur Park, Bearpaw, Glauconitic, Lower Mannville	Bashaw, Samson Lake, Ellerslie, Chigwell, Nevis	hydrodynamic	shallow gas	Online Summary
PCEL	BREL																					See M-C
PCLH			Hydrogeologic Evaluation of the Leismer Area	http://www.rpcl.com/Summaries/ PCLH1999.pdf		\\rakhitfile\E\XKDS\ PCLH\PCLH Letter Report.pdf	\\rakhitfile\E\XKDS\PCLH\ MannvilleGroupHydrogeology.ppt	Mar-99	YES	PanCanadian	WCSB — AB	74	78	4W4	8W4		Lower Cretaceous/Devonian	Grand Rapids, Clearwater, McMurray, Paleozoic	Leismer	hydrodynamic	NO	Online Summary
PCNS-IIC			Nisku Hydrodynamics, Alberta, Saskatchewan and Manitoba	http://www.rpcl.com/Summaries/ PCNSIIC1997.pdf				Jan-97		PanCanadian	WCSB — AB/SK/MB	1	65	1W1	13W6		Devonian	Winterburn, Nisku, Birdbear, Cambrian, Precambrian	Kisbey, Hummingbird	hydrodynamic	NO	Online Summary
PCNS-III	NHCA																					See M-C
PCNS-IIIB			Tilted Oil/Water Contact Analysis of the Nisku Formation in the Verger and Hays-Enchant Areas	http://www.rpcl.com/Summaries/ PCNSIIIB1998.pdf				Mar-98	YES	PanCanadian	WCSB — AB	11	29	11W4	20W4		Devonian	Nisku	Verger, Hays, Enchant	hydrodynamic, tilted oil/water contact	NO	Online Summary
PCNW			Hydrodynamic Effect on Oil Entrapment Potential, Nisku Formation, Wayne-Rosedale Area	http://www.rpcl.com/Summaries/ PCNW1995.pdf				Dec-95	YES	PanCanadian	WCSB — AB	24	33	15W4	25W4		Devonian	Nisku	Wayne, Rosedale	hydrodynamic, oil entrapment	NO	Online Summary

RPCL STUDIES			Edit Date	1/10/2006
Assets being transferred to TEC: Studiesc									Confidentiality
	M-C	Original		Website URL -	Website URL -	Project PDF		Completion	End Date (Yes =
CODE	Code	Code	Study Title	Brochure	Table of Contents	Location	Presentation	Date	Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	Unconventional	Status

PCPL			Pelican Lake Oil Viscosity Study — Phase I and Phase II	http://www.rpcl.com/Summaries/ PCPL&PCPL-II1999.pdf				Phase 1 10/1/1998 Phase 2 3/1/1999	Mar-00	PanCanadian	WCSB — AB	78	84	17W4	2W5		Lower Cretaceous	Upper Mannville, Wabiskaw, McMurray, Devonian	Pelican Lake	oil viscosity	NO	Online Summary
PCPP			Log Analysis Report of the Basal Belly River Zone in the Strathmore Area of Alberta	http://www.rpcl.com/Summaries/ PCPP1995.pdf		\\rakhitfile\E\XKDS\PCPP\ PCPP Final Report.pdf		Feb-95	YES	PanCanadian	WCSB — AB	21	24	24W4	26W4		Upper Cretaceous	Basal Belly River	Strathmore	hydrodynamic	NO	Online Summary
PCRM			Hydrogeological Study of the Upper Viking Formation in the Wintering Hills, Verger and Bantry Areas of Southern Alberta	http://www.rpcl.com/Summaries/ PCRM1997.pdf		\\rakhitfile\E\XKDS\PCRM\ PCRM Final Report.pdf		Oct-97	Oct-98	PanCanadian	WCSB — AB	18	26	11W4	21W4		Lower Cretaceous	Upper Viking	Wintering Hills, Verger, Bantry	hydrodynamic	NO	Online Summary
PCSG			Hydrogeological Evaluation of the Gas Resource Potential of the Uppermost Cretaceous and Tertiary In the Western Irrigation Block			\\rakhitfile\E\XKDS\ PCSG\PCSG Final Report.pdf		Jan-03	NO	PanCanadian	WCSB — AB	20	30	17W4	1W5		Tertiary, Upper Cretaceous	Foremost, Oldman, Dinosaur Park, Bearpaw, Horseshoe Canyon, Whitemud, Battle, Scollard, Paskapoo	Western Irrigation District	hydrodynamic		Report
PCSG-ll			EnCana — Shallow Gas Resource Evaluation CBM Group Presentation			\\rakhitfile\E\XKDS\ PCSG-II\PCSG_Dec18_Executive_Pres.pdf	\\rakhitfile\E\XKDS\ PCSG-II\PCSG_March_21_Core_Full_Pres.ppt	2003	NO	EnCana		20	30	18W4	1W5		Tertiary, Upper Cretaceous	Foremost, Oldman, Dinosaur Park, Bearpaw, Horseshoe Canyon, Whitemud, Battle, Scollard, Paskapoo	Western Irrigation District	hydrodynamic		Report
PCSL	BRSL																					See M-C
PCSS			Hydrogeological/Geological Evaluation of the Belly River Formation - South Strathmore Area, Southern Alberta	http://www.rpcl.com/Summaries/ PCSS1994.pdf		\\rakhitfile\E\XKDS\PCSS\ PCSS Final Report.pdf		Nov-94	Nov-95	PanCanadian	WCSB — AB	21	27	23W4	27W4		Upper Cretaceous	Belly River, Basal Foremost	South Strathmore	hydrodynamic	shallow gas	Online Summary
PCSW			Hydrodynamic Evaluation of the Second White Specks in the Walsh Area of Southern Alberta	http://www.rpcl.com/Summaries/ PCSW2001.pdf				May-01	May-02	PanCanadian	WCSB — AB/SK	4	13	26W3	9W4		Upper Cretaceous	Second White Specs	Walsh	hydrodynamic	shallow gas	Online Summary
PCVN	BRVN																					See M-C
PCWH			Water Source Evaluation in the Wintering Hills Area	http://www.rpcl.com/Summaries/ PCWH1997.pdf				Jun-97	Jun-98	PanCanadian	WCSB — AB	24	25	19W4	20W4		Upper Cretaceous	Judith River, Dinosaur Park, Oldman, Comrey, Viking	Wintering Hills	hydrodynamic	NO	Online Summary
PMFV			Water Chemistry Analysis - Viking Formation, 11-12-059-22 W5M					Jan-00		Petromet	WCSB — AB	58	61	18W5	24W5		Lower Cretaeous	Viking				Report
PRDP	DPRH																					See M-C
PRKH			Deep Basin Hydrodynamic Study, Kaybob Area, Phase I — Cardium to Cadomin	http://www.rpcl.com/Summaries/ PRKH2000-2001.pdf		\\rakhitfile\E\XKDS\PRKH\ PRKH Final.pdf		Aug-00	Aug-01	Paramount	WCSB — AB	54	68	12W5	2W6		Cretaceous	Cardium, Viking, Paddy, Cadotte, Upper Mannville, Bluesky, Gething, Cadomin	Kaybob	hydrodynamic	deep basin	Online Summary
PRKH — II			Deep Basin Hydrodynamic Study, Kaybob Area, Phase II — Bluesky and Viking	http://www.rpcl.com/Summaries/ PRKH2000-2001.pdf		\\rakhitfile\E\XKDS\PRKH-II\ PRKH-II Letter Report.pdf		May-01	May-02	Paramount	WCSB — AB	54	68	12W5	2W6		Lower Cretaceous	Viking, Paddy, Cadotte, Bluesky	Kaybob	hydrodynamic	deep basin	Online Summary
PRKH — III			Deep Basin Hydrodynamic Study, Kaybob Area, Phase III — Cardium	http://www.rpcl.com/Summaries/ PRKH2000-2001.pdf		\\rakhitfile\E\XKDS\PRKH-III\ PRKH-III Final.pdf		Jan-01	Jan-02	Paramount	WCSB — AB	54	67	12W5	5W6		Upper Cretaceous	Cardium	Kaybob	hydrodynamic	deep basin	Online Summary
PRPK-II																						Report
PTHM			Paramount Energy Trust - Hangingstone McMurray							Paramount												In Progress

RPCL STUDIES			Edit Date	1/10/2006
Assets being transferred to TEC: Studiesc
	M-C	Original		Website URL -	Website URL -	Project PDF		Completion	Confidentiality End Date (Yes =
CODE	Code	Code	Study Title	Brochure	Table of Contents	Location	Presentation	Date	Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	Unconventional	Status

PXCL			Hydrogeologic Evaluation of the Slave Point Aquifer in the Vicinity of the Clarke Lake Field to Determine the Suitability for Dewatering and Water Disposal			\\rakhitfile\E\XKDS\ PXCL\PXCL Revised Final Report.pdf		Nov-03	NO	Petro-Canada	WCSB — BC					94-I,J,O,P	Devonian	Slave Point, Sulphur Point, Muskeg, Keg River, Elk Point	Clarke Lake	hydrodynamic, modelling	NO	Report
PXHC			Regional Hydrogeological Evaluation in the Athabasca Oil Sands Area	http://www.rpcl.com/Summaries/ PXHC1999.pdf				Mar-99	YES	Petro-Canada	WCSB — AB	74	95	4W4	19W4		Upper Cretaceous	Clearwater, Grand Rapids, Colorado, Waterways, Cooking Lake, Grosmont, Winterburn, McMurray, Wabiskaw	Athabasca	oil sands, hydrodynamic	NO	Online Summary
QMMR			Milk River Log Analysis, Sedalia Region - Southern Alberta			\\rakhitfile\E\XKDS\ QMMR\QMMR Final Report.pdf		Feb-04		Quintana	WCSB — AB	28	30	3W4	5W4		Upper Cretaceous	Milk River	Sedalia	hydrodynamic	shallow gas	Report
QMMR-ll			Sedalia Milk River Poster			\\rakhitfile\E\XKDS\ QMMR-II\QMMR_Poster. pdf		Mar-04		Quintana	WCSB — AB	28	30	3W4	5W4		Upper Cretaceous	Milk River	Sedalia	hydrodynamic	shallow gas	Report
REAC			Resolute Energy — Ante Creek					23-Jan-04		Resolute		63	67	22W5	25W5							Report
REAM		RRKM	Hydrodynamics of the Montney Formation in the Kaybob-Sturgeon Lake-Sunset Area	http://www.rpcl.com/Summaries/ REAM1998.pdf		\\rakhitfile\E\XKDS\ REAM\REAM FINAL REPORT.pdf		Nov-98	Nov-99	Real Resources	WSCB — AB	64	77	18W5	25W5		Triassic	Montney	Girouxville, Sunset, Sturgeon Lake, Kaybob	hydrodynamic	NO	Online Summary
REAM ll			Hydrogeology of the Triassic Montney Formation in the Ante Creek Area			\\rakhitfile\E\XKDS\ REAM-II\REAM-II FINAL REPORT.pdf		Oct-04	08-Oct-05	Resolute	WCSB — AB	63	69	22W5	1W6		Triassic	Montney	Ante Creek	hydrodynamic		Report
REBL	BCBL																					See M-C
RGHM			Hydrodynamic Effects on Oil Entrapment Potential, Mission Canyon Formation , Handsworth Area	http://www.rpcl.com/Summaries/ RGHM1996.pdf				Feb-96	YES	Rigel Energy	WCSB — SK	7	14	7W2	14W2		Mississippian	Mission Canyon	Handsworth	hydrodynamic, oil migration	NO	Online Summary
RNSS			Hydrodynamic Evaluation of the Jurassic Swift Current Area	http://www.rpcl.com/Summaries/ RNSS1998.pdf				Jul-98	Jul-99	Renaissance Energy	WCSB — SK	10	19	13W3	21W3		Jurassic	Mannville, Vanguard, Shaunavon	Swift Current	hydrodynamic	NO	Online Summary
RPNG			Hydrodynamic/Geologic Evaluation of the Jurassic Nordegg Member in the Edson and Pine Creek Areas	http://www.rpcl.com/Summaries/ RPNG2000.pdf				02-Feb-00	02-Feb-01	Richland	WCSB — AB	50	60	13W5	20W5		Jurassic	Nordegg	Edson, Pine Creek	hydrodynamic	NO	Online Summary
RRKM	REAM																					See M-C
RVES			Reservoir Engineering Study																			In Progress
RWAT	RWAT		Water Resistivity Atlas of the Western Canada Sedimentary Basin	http://www.rpcl.com/ NonExclusiveStudies/Atlases.htm		\\rakhitfile\E\XKDS\ RWAT\RWAT.pdf		Nov-00	N/A		WCSB										NO	Online Brochure
SASW	MRHD																					See M-C
SEMH			Manitoba Hydrodynamics in the Broomhill Area	http://www.rpcl.com/Summaries/ SEMH1997.pdf				Jul-97	YES	Stampeder/HCO	WCSB — MB	1	15	20W1	4W2	157-164, 73W-91W	Mississippian/Devoni an/Cambrian/Ordovici an	Birdbear, Lodgepole, Tilston	Broomhill	hydrodynamic	NO	Online Summary
SEPG			Pressure Summary and Continuity Analysis of the Portage Unit, Grosmont Formation, Northeastern Alberta			\\rakhitfile\E\XKDS\ SEPG\SEPG Letter Report.pdf		Dec-03		Stylus	WCSB — AB	76	80	15W4	18W4		Devonian	Portage, Grosmont	Northeast Alberta	hydrodynamic	NO	Report
SESH			Stylus Energy Sunburst Hydrodynamics																			In Progress

RPCL STUDIES			Edit Date	1/10/2006
Assets being transferred to TEC: Studiesc									Confidentiality
	M-C	Original		Website URL -	Website URL -	Project PDF		Completion	End Date (Yes =
CODE	Code	Code	Study Title	Brochure	Table of Contents	Location	Presentation	Date	Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	Unconventional	Status

SETR			Suncor Energy Two Rivers 07-29-083-15W6M halfway Test					2004		Suncor												Report
SEWG			Stylus Exploration — Winefred Lake Gas Pressure Evaluation (2003)					24-Sep-03		Stylus		75	77	3W4	5W4							Report
SHDB			Deep Basin Hydrodynamics — Data Compilation, Cardium to Doig, Northwestern Alberta and Northeastern British Columbia	http://www.rpcl.com/Summaries/ SHDB2003.pdf				14-Apr-03	14-Apr-04	Shell Canada	WCSB — AB/BC	46	88	17W5	26W6	93-I,P,O and 94-A,B,F,G,H	Lower Cretaceous	Bluesky, Cadomin, Cardium, Dunvegan, Gething, Halfway-Doig, Nikanassin, Paddy-Cadotte		hydrodynamic	deep basin	Online Summary
SHSP	SPBC																					See M-C
SILK			Petroleum Hydrogeology of Northeast Seram Island, Indonesia					Nov-97		Sherrit International Corp	INTL — Indonesia											Report
SOCD			Paddy-Cadotte Hydrodynamic Study, Doe Creek Area	http://www.rpcl.com/Summaries/ SOCD1999.pdf				Jul-99	YES	Star Oil	WCSB — AB	78	81	12W6	19W6		Lower Cretaceous	Paddy, Cadotte	Doe Creek	hydrodynamic	NO	Online Summary
SPBC		SHSP	Slave Point Hydrodynamics in Northeast British Columbia	http://www.rpcl.com/Brochures/ Slave-Point-Studies.pdf		\\rakhitfile\E\XKDS\ SPBC\SPBC Final Report.pdf		Mar-04	YES		WCSB — BC					Lattitude 56–50, Longitude 120–124	Devonian	Slave Point, Elk Point	Clarke Lake, Yoyo	hydrodynamic	NO	Online Brochure
SPBL		COBS	Hydrogeologic Investigation of the Slave Point and Sulphur Point Formations in the Bistcho Lake Area of Northwest Alberta	http://www.rpcl.com/Brochures/ Slave-Point-Studies.pdf		\\rakhitfile\E\XKDS\ SPBL\SPBL FINAL REPORT.pdf		1997	YES	Corexcana Ltd.	WCSB — AB	115	126	1W6	12W6		Devonian	Slave Point, Sulphur Point	Bistcho Lake	hydrodynamic	NO	Online Brochure
SPGW-II			Hydrodynamic Study — Slave Point Formation, North of the Peace River Arch Area	http://www.rpcl.com/Brochures/ Slave-Point-Studies.pdf		\\rakhitfile\E\XKDS\ SPGW-II\SPGW-II FINAL REPORT.pdf		6/1/2003 (maps 2001)	YES		WCSB — AB/BC	90	106	13W5	13W6		Devonian	Granite Wash, Slave Point, Gilwood	Snowfall, Hamburg, Lapp, Ladyfern	hydrodynamic	NO	Online Brochure
SRBL			Hydrodynamic Evaluation of the Kiskatinaw Formation in the Boundary Lake South Area of Northwestern Alberta					Jan-96		Sceptre Resources	WCSB — AB	82	86	9W6	14W6			Kiskatinaw	Boundary Lake			Report
SRDB-I			Deep Basin Hydrodynamics of the Belloy and Mississippian in the Ante Creek-Anten Area	http://www.rpcl.com/Summaries/ SRDB-I2000 .pdf				Dec-00	Dec-01	Summit Resources	WCSB — AB	58	74	6W5	3W6		Permian, Mississippian	Belloy, Mississippian	Ante Creek, Anten	hydrodynamic	deep basin	Online Summary
SRKG			Hydrodynamic Evaluation of the Bluesky, Gething and Cadomin Formations in the Kaybob Area of Alberta	http://www.rpcl.com/Summaries/ SRKG1996.pdf				Oct-96	Oct-97	CNRL	WCSB — AB	63	69	17W5	23W5		Lower Cretaceous	Bluesky, Gething, Cadomin	Kaybob	hydrodynamic	NO	Online Summary
SRSP			Hydrodynamic Analysis, Slave Point Formation, Northeast British Columbia					22-May-98	22-May-99	Summit Resources	WCSB — BC					94-I,J,O,P	Devonian	Slave Point, Keg River	Clarke Lake, Kotcho	hydrodynamic	NO	Report
SRWC			Phase II Numerical Simulation Study, Clarke Lake Slave Point ‘A’ Pool					Jun-97		Summit Resources												Report
SUSR-II			Vertical Seal Analysis, Beaverhill Lake to Leduc Formations, Windfall Reef Complex	http://www.rpcl.com/Summaries/ SUSR-II1999.pdf				Feb-99	YES	Suncor Inc.	WCSB — AB	52	65	9W5	21W5		Devonian	Bearverhill Lake, Leduc, Windfall Reef Complex	Kaybob, Groat, Windfall, Rosevear	hydrodynamic	NO	Online Summary

RPCL STUDIES			Edit Date	1/10/2006
Assets being transferred to TEC: Studiesc
									Confidentiality
				Website URL -	Website URL - Table				End Date (Yes =
CODE	M-C Code	Original Code	Study Title	Brochure	of Contents	Project PDF Location	Presentation	Completion Date	Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	Unconventional	Status

SWSK	SWSK		Hydrogeology of the Mannville Group, Mantario-Marengo Area, Southwestern Saskatchewan	http://www.rpcl.com/Brochures/ Glauconitic-Hydrogeology.pdf		\\rakhitfile\E\XKDS\ SWSK\SWSK FINAL REPORT.pdf		Apr-96	YES	Grad & Walker	WCSB — SK	24	30	23W3	29W3		Cretaceous	Bakken, Lodgepole, Jurassic, Detrital, Ellerslie, Ostracod, Glauconitic	Mantario, Marengo	hydrodynamic	NO	Online Brochure
TDBR			Trident Exploration Belly River Project																			In Progress
TDEC			Trident — Edmonton Commingling Study																			In Progress
TDGG			Geothermal Gradient Mapping					Dec-02		Trident		30	70	1W4	21W5							Report
TDHR			Trident Exploration - Hog Ranch, Washington State																			In Progress
TDMF			Hydrogeology of the Mannville Coals in the Fenn-Drumheller Area																			In Progress
TDSA			Coalbed Methane Hydrogeology of the Upper Cretaceous, Southern Alberta			\\rakhitfile\E\XKDS\ TDSA\TDSA Final Report.pdf		Jul-03	NO	Trident Energy	WCSB — AB	1	50	1W4	19W5		Upper Cretaceous	Basal Belly River, Foremost, Oldman, Horseshoe Canyon, Scollard, Paskapoo	central Alberta	hydrodynamic, coalbed methane	coalbed methane	Report
TDWC			Trident Exploration Mannville Water Chemistry Study (Geoff Webb)																			In Progress
TEAH			Hydrodynamic Evaluation of the Mission Canyon Formation in the Arcola-Handsworth Area of Southeastern Saskatchewan	http://www.rpcl.com/Summaries/ TEAH1998.pdf				Jun-98	YES	Talisman Energy	WCSB — SK	8	10	3W2	7W2		Mississippian	Mission Canyon	Arcola, Bennett, Freestone, Handsworth, Kisbey, Star Valley	hydrodynamic	NO	Online Summary
TECW			Talisman — Chauvin Water Source Study					2000		Talisman Energy		42	43	1	3W4							Report
TEQG			Talisman Energy Quaternay Gas							Talisman Energy												In Progress
TEUT			Wyoming and Utah Play Opportunities			\\rakhitfile\E\XKDS\ TEUT\TEUT Report May 16-05.pdf		17-May-05	Jun-06	Talisman Energy	USA — Wyoming, Utah							Nugget, Navajo, Twin Creek, Madison, Big Horn	Central Utach, Northeast Utah, Southwest Wyoming	hydrodynamic		Report
TEWA			Hydrodynamic Evaluation of the Mission Canyon Formation in the West Alida Area of SE Saskatchewan					1997		Talisman Energy	WCSB — SK	8	12	7W2	10W2		Mississippian			Hydrodynamic		Report
TMHS	TMHS	ECMS	Hydrogeology of the Montney Formation in the Kaybob, Fox Creek and Pedigree Areas of Northeastern British Columbia	http://www.rpcl.com/Summaries/ TMHS2003.pdf		\\rakhitfile\E\XKDS\ TMHS\TMHS Final Report.pdf		Feb-03	Feb-04	EnCana	WCSB — AB/BC	43	103	15W5	13W6	and 93-I-16 to 94-G-16	Triassic	Montney	Kaybob, Fox Creek, Pedigree, Ring Border	hydrodynamic	deep basin	Online Summary
TRMS			Tarragon Oil and Gas Limited-Mayberries Area Hydrodynamics Study-Phase 1					1996		Tarragon Oil & Gas		1	14	22W5	10W4							Report
UBHU	UBHU		Uinta Basin Hydrodynamics, Utah	http://www.rpcl.com/Brochures/ Uinta-Basin-Brochure.pdf			\\rakhitfile\E\XKDS\ UBHU\Uinta_Basin_Jul y_2005.ppt		N/A		US — Rockies									hydrodynamic	basin centered	In Progress
UNPH			Union Pacific-Halfway/Doig Reservoir Continuity Analysis Progress Area					1999		Union Pacific		76	78	8	10W6							Report

RPCL STUDIES			Edit Date	1/10/2006
Assets being transferred to TEC: Studiesc
									Confidentiality
				Website URL -	Website URL - Table				End Date (Yes =
CODE	M-C Code	Original Code	Study Title	Brochure	of Contents	Project PDF Location	Presentation	Completion Date	Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	Unconventional	Status

UPCB			Hydrodynamic Evaluation of the Cadomin Formation in the Bilbo-Wapiti Area of Northwestern Alberta	http://www.rpcl.com/Summaries/ UPCB1999.pdf		\\rakhitfile\E\XKDS\ UPCB\UPCB Final.pdf		1999	YES	Ulster Petroleum	WCSB — AB	62	69	3W6	10W6		Lower Cretaceous	Cadomin	Bilbo	hydrodynamic	deep basin	Online Summary
UPDB			Deep Basin Hydrodynamics of the Paddy/Cadotte, Gething and Cadomin Formations in West-Central Alberta	http://www.rpcl.com/Summaries/ UPDB1999.pdf				1999	YES	Ulster Petroleum	WCSB — AB	51	63	18W5	6W6		Lower Cretaceous	Paddy, Cadotte, Gething, Cadomin		hydrodynamic	deep basin	Online Summary
UPMW			Hydrodynamic Study of the Ellerslie Formation, Wimborne Area	http://www.rpcl.com/Summaries/ UPMW1998.pdf				29-May-98	29-May-99	Ulster	WCSB — AB	26	36	27W4	1W5		Lower Cretaceous	Ellerslie, Lower Mannville	Wimborne	hydrodynamic	NO	Online Summary
UPVH			Hydrodynamic Evaluation of the Viking Formation, Penhold-Three Hills Area	http://www.rpcl.com/Summaries/ UPVH-I1999.pdf		\\rakhitfile\E\XKDS\ UPVH\UPVH Letter Report.pdf		25-Mar-99	25-Mar-00	Ulster	WCSB — AB	34	37	24W4	28W4		Lower Cretaceous	Viking	Penhold, Three Hills	hydrodynamic	NO	Online Summary
UPWW			Hydrodynamic Evaluation of the Gilwood Formation in the Widewater and Little Horse Areas	http://www.rpcl.com/Summaries/ UPWW1995.pdf				Aug-95	Aug-96	Ulster	WCSB — AB	66	74	1W5	9W5		Devonian	Gilwood	Mitsue, Widewater	hydrodynamic, tilted oil/water contact	NO	Online Summary
VECH			Hydrodynamic Study of the Carnduff Area	http://www.rpcl.com/Summaries/ VECH1998.pdf		\\rakhitfile\E\XKDS\ VECH\VECH Final Report.pdf		Jan-98	Jan-99	Vista Energy	WCSB — SK	1	2	1W2	3W2		Mississippian	Midale, Poplar, Ratcliffe, Mission Canyon	Carnduff	hydrodynamic, tilted oil/water contact	NO	Online Summary
VENS			Hydrodynamic Study of the Nisku Formation			\\rakhitfile\E\XKDS\ VENS\VENS Final Report.pdf		Dec-04	Dec-05	Vaquero	WCSB — AB	44	52	4W5	11W5		Devonian	Nisku, Charleton	Bigoray, Pembina	hydrodynamic		Report
WBCR	WBCR		Wabamun Hydrodynamics in the Crossfield Area	http://www.rpcl.com/Brochures/ Wabumun-Hydrodynamics-Crossfield.pdf		\\rakhitfile\E\XKDS\ WBCR\WBCR Final Report.pdf		Mar-00	N/A		WCSB — AB	23	38	22W4	7W5		Devonian	Wabamun	Crossfield	hydrodynamic	NO	Online Brochure
WBMN	WBMN		Wabamun Hydrodynamics in the Berland River Area	http://www.rpcl.com/Brochures/ Wabumun-Hydrodynamics-Berland.pdf		\\rakhitfile\E\XKDS\ WBMN\WBMN FINAL REPORT.pdf		Sep-95	N/A		WCSB — AB	49	70	15W5	9W6		Devonian	Wabamun	Berland River, Medicine Lodge, Cabin Creek, Simonette, Pine Creek	hydrodynamic	NO	Online Brochure
WBSG		EOSG	Hydrodynamic Evaluation of Shallow Gas Potential, SE Saskatchewan and SW Manitoba	http://www.rpcl.com/Summaries/ WBSG1997.pdf		\\rakhitfile\E\XKDS\ WBSG\WBSG Final Report.pdf		1997	YES	Enron	WCSB — SK/MB	1	30	16W1	20W2		Upper Cretaceous	Millwood, Medicine Hat, Lea Park, First White Specks, Second White Specks	Millwood, Medicine Hat	hydrodynamic	shallow gas	Online Summary
WBTP	WBTP		Wabamun Hydrodynamics in the Teepee/Parkland Area	http://www.rpcl.com/Brochures/ Wabumun-Hydrodynamics-Teepee-Parkland.pdf		\\rakhitfile\E\XKDS\ WBTP\WBTP Final Report.pdf		1996	N/A		WCSB — AB	70	87	25W5	18W6		Devonian	Wabamun	Teepee, Parkland, Gold Creek, Eaglesham	hydrodynamic	NO	Online Brochure
WRBH	WRBH		Hydrodynamics of the Wind River Basin	http://www.rpcl.com/Brochures/ Wind-River-Basin-Brochure.pdf			\\rakhitfile\E\XKDS\ WRBH\WRBH_July_2005. ppt				US — Rockies								Wind River Basin		YES	In Progress
ZOMH			Hydrodynamic Evaluation of the Midale Formation, Weyburn-Elswick Area	http://www.rpcl.com/Summaries/ ZOMH2000.pdf				12-Oct-00	12-Oct-01	Zargon	WCSB — SK	4	5	10W2	14W2		Mississippian	Midale	Weyburn, Elswick	hydrodynamic, tilted oil/water contact	NO	Online Summary

B. Computer Hardware

RPCL SYSTEMS
Assets being transferred to TEC			Edit Date 1/10/2006		Hard		Video
Company	Name	Processor	Speed	RAM	Drive(s)	Monitor(s)	Card

RPCL	Allison	P4	3.4Ghz	1GB	74	2x17" LCD	Dual
RPCL	Bruce	P4	2.53Ghz	512MB	40	2x17" LCD	Dual
RPCL	Carlo	P4	3.0Ghz	1GB	40	2x19" LCD	Dual
RPCL	Dave	P4	3.2Ghz	1GB	74	2x19" LCD	Dual
RPCL	Dean	P3	500Mhz	512MB	30	17" LCD	Dual
RPCL	Geoffrey	P4	1.6Ghz	512MB	40	2X17" CRT	Dual
RPCL	Jaeyoung	P4	3.2Mhz	2GB	74	2x19" LCD	Dual
RPCL	Karen M.	P4	1.6Ghz	512MB	40	2x19" CRT	Dual
RPCL	Kaush	P3	833Mhz	256MB	12+18	Built-in 12" LCD	Built-in
RPCL	Pam	P3	933Mhz	512MB	20	2x19" CRT	Dual
RPCL	Romanna	P4	3.4Ghz	1GB	120	2x17" LCD	Dual
RPCL	Steve B.					21" CRT
RPCL	Susan	P4	1.6Ghz	512MB	40	2x17" LCD	Dual
RPCL	Xiang	P3	667Mhz	768MB	20	2x17" CRT	Dual
Assets being transferred to TEC Servers and Business Machines

Edit Date	1/10/2006
RPCL SERVERS	COMPUTER NAME	SYSTEM MODEL

Rakhit Server	Rakhitfile	P4 — 2.4 Ghz
Mail Server	Rakhit1	P2 — 350 Mhz
Oracle Server	Limestone	P3 — 933 Mhz
RPCL PRINTERS
RICOH Aficio AP3800C Colour Printer
HP DesignJet 1055CM Plotter
HP LaserJet 4100 PCL 6 Printer
HP LaserJet 1320 PCL 6 Printer
HP LaserJet 1300 PCL 6 Printer
HP LaserJet 1100 PCL 6 Printer
Bother MFC-8220 Multi-function Printer, copier, fax, scanner
RPCL SCANNERS
BENQ Scanner
ACER Scanner

Assets being transferred to TEC Servers and Business Machines

Edit Date	1/10/2006
RPCL PROJECTORS
MITSUBISHI S120 LCD Projector
DIGITIZING EQUIPMENT
GTCO Super L II Plus Digitizing Table
This file lists servers and business machines being transferred to CDL for RPCL
SWITCHES & ROUTERS
(2) — SMC ez Switch 10/100 24 Port
Linksys Switch 10/100 5 Port
Linksys Cable/DSL VPN Router with 4 Port 10/100 Switch
RAKHIT PETROLEUM CONSULTING LTD. PURCHASED DATA AND SOFTWARE LIST

Assets being transferred to TEC: Software		Edit Date	1/10/2006
SOFTWARE	LICENSES	Comments	Agreements

American Institute of Formation Evaluation (AIFE)	1	licenced for useage in studies (GRBH)	see file
ARCGIS — 3D Analysis	1	GIS Analysis Software	Individual licenses
ARCGIS — ARCMap 9.0	3	GIS Publishing Software	master license agreement
ARCGIS — ARCPress	4	GIS Publishing Software (included with ARCGIS)	master license agreement
ARCGIS — Spatial Analyst	1	GIS Analysis Software	master license agreement
ARCGIS — Geostatistical Analyst	1	GIS Analysis Software	master license agreement
Autocad 14	5	CAD software 1 license to CDL	Individual licenses
Autocad 14.01 (update)	5	CAD software 1 license to CDL	Individual licenses
Autocad 2000	5	CAD software 1 license to CDL	Individual licenses
Divestco Annual Digital LAS log subscription	1	Western Canada well logs subscription	Data license agreement
GMS SMS WMS (hardware lock)	1	Hydrodynamic modelling software	Individual licenses
Grapher for Windows 1.26	1		Individual licenses
IHS Energy Accumap	0	data and mapping software for WCSB, cost of license is to be split with TEC and CDL 50/50. Intent is to share license cost between TEC and CDL 50/50, approval letter being provided from IHS Energy	server and concurrent users
IHS Energy P2000 database	1	well database for US Rockies	see agreement
LasTools	1		Individual licenses
LasTools Pro	1		Individual licenses
Microsoft SQL Server 7	10	database software	server license
Oracle 9.2.0.1.0 (developing license)	1	database software	development license
Quick SurfPro 5.2 (Autocad 14)	1	data analysis, gridding and contourin	Individual licenses

RAKHIT PETROLEUM CONSULTING LTD. PURCHASED DATA AND SOFTWARE LIST

Assets being transferred to TEC: Software		Edit Date	1/10/2006
SOFTWARE	LICENSES	Comments	Agreements

Quick SurfPro 5.2 (Autocad 2000)	1	data analysis, gridding and contouring	Individual licenses
QVCS (source code control system & processes)	1		Individual licenses
RockWorks (backup copy)	1		Individual licenses
Exploration and Development Geotechnical Evaluator	1	The Edge software from CDL	Individual licenses

C.	Intellectual Property Structure

RPCL Intellectual Property Software Inventory		Edit Date 1/10/2006
Assets being transferred to TEC: Intellectual Property, Software
Application	Description	Source Code	Documents	Doc Location
LogManager			- Complete user and system documentation updated in spring of 2005, (very current and very detailed).
Log Cleaning	Various tools to clean log data for use in modeling.	QVCS
Log Building	Creates fused or super logs from all available logs.	QVCS
Log Modeling	Batch petrophysical log modeling tool.	QVCS
Log Exchange	Imports and exports log data.	QVCS
Digital log files	- 28,000 Files supplied by clients - 5,000 bought by Rakhit for various projects. -As many as 21,000 fused/super logs.			L:\ Backup CDs in Monica’s office.
Project Results	Net sand, coal, shale, porosity etc. for 5 large projects.			Backups Unknown...
ArcMap Utilities
StackDSTSymbols2.bas	ArcView extension buttons to offset stacked DST and AOF symbols and labels on a map	f:\basemap\template\dst_aof _code\stackdstsymbols2.bas moving to QVCS
AddDSTColumnAndCalcSymbols.bas	ArcView extension buttons to calculate DST and AOF symbols on a map	f:\basemap\template\dst_aof _code\uadddstcolumnandcalcs ymbol.bas moving to QVCS
UVRenderDST.bas	ArcView extension buttons to draw DST and AOF symbols on a map	f:\basemap\template\dst_aof _code\uvrenderdst.bas moving to QVCS
Paradox Scripts
rpcl.sc	scripts to calculate and draw DST and AOF symbols so that they may be drawn in Autocad	f:drawingtools\rpcl.sc	used extensively in RPCL studies prior to 2004. Not necessary to run scripts to display Autocad maps that are in studies.
hydf22.cpp	application to calculate force vectors for fluid migration modelling analysis	f:\drawingtools\forcevectorprograms	Documentation in various RPCL studies including HGAT and HGUS as well as Theory #2 binder. Carlo is

RPCL Intellectual Property Software Inventory
Assets being transferred to TEC: Intellectual Property, Software		Edit Date	1/10/2006

is preparing documentation on how to run the program.
Production Induced Drawdown Analysis
pid	Well test screening application to assess production induced drawdown on the well test of interest. Runs in batch mode	f:\PID	how to documentation on g:\document\procedures. Theory in numerous RPCL studies	g:\doucment\procedures
DST Exchange	Imports/Exports DST data.	QVCS

Master Database	A 100% compliant PPDM V3.7 database.			Oracle, (PROD/TEST)
Reference data	For all well module reference tables.			F:\EPDB\...
Cross reference data	To map IPL data to the database.			F:\EPDB\...
Validation scripts	To ensure integrity of the database.	Under Development		F:\EPDB\...
Loaders	To populate the database from IPL.	Under Development		F:\EPDB\...
Database creation scripts	Scripts to create an initial database			F:\EPDB\...
Processes and procedures	Various standards to be used on the project.	Under Development		F:\EPDB\...

Processes/Standards
DST quality coding standards		G:\document
Internal web page	Contains various small standards and processes.	G:\document

Data
Geologic Edges	Various shape files containing geologic edges.	Unknown
AIFE DST data	Updated as of 2003
CIFE DST data	Updated as of 1998
PIDM Well and Test data	Updated 2003
Various other small well and test data sets.	WOGC, EnCana, UltraPetro, USGS, Paladin, Conoc, others...

Subscriptions
Current Exploration Overview	Canadian Discovery Ltd. CEO maps for Western Canada	hard copy
Canadian Discovery Digest	Canadian Discovery Ltd. in depth activity analysis for Western Canada	hard copy

RPCL Intellectual Property Software Inventory
Assets being transferred to TEC: Intellectual Property, Software		Edit Date	1/10/2006

Reports
Strategy 2005	Canadian Discovery Strategis Analysis Western Canada	hard copy
[Note: If add National Office Equipment — Lease, Office Lease and Software Licenses (including software license relating to geoSCOUT Action) perhaps do not require separate General Conveyance Agreement.]

THIS IS SCHEDULE 1.1(z)(ii) ATTACHED TO AND MADE PART OF THE ASSET PURCHASE AGREEMENT DATED THE • DAY OF JANUARY, 2006 AMONG RAKHIT PETROLEUM CONSULTING LTD., TRIDENT EXPLORATION CORP., 981463 ALBERTA LTD., TRIDENT RESOURCES CORP., KAUSH RAKHIT AND ENDATA SERVICES LTD.

EXCLUDED ASSETS
A. Excluded Assets — Studies

RPCL
STUDIES
Excluded
Assets:
Studies			Edit Date	12/22/2005
Website
					URL –				Confidentiality
	M-C	Original		Website URL -	Table of	Project PDF		Completion	End Date (Yes												Unconventi		Transfer to
CODE	Code	Code	Study Title	Brochure	Contents	Location	Presentation	Date	= Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	onal	Status	CDL

AEFD			Tilted Oil/Water Contact Analysis of the Fanny and Dorine Fields, Oriente Basin, Ecuador			\\rakhitfile\E\XKDS\ AEFD\AEFD-FINAL-REPO RT. pdf	\\rakhitfile\E\XKDS\ AEFD\AEFD.ppt	Oct-00		AEC International	SA — Ecuador						Cretaceous	MI Reservoir	Fanny/Dorine Field — Oriente Basin	hydrodynamic	NO	Report	Y
AEMN			Tilted Oil/Water Contact Analysis of the Mariann Field, Oriente Basin, Ecuador			\\rakhitfile\E\XKDS\ AEMN\AEMN Final Report.pdf		Dec-00		AEC International	SA — Ecuador							U Sand	Mariann Field — Oriente Basin	Migration/OWC Modelling	NO	Report	Y
AEMO			Modelling Water Flow: Impact of Faults and Reservoir Properties, Oriente Basin, Ecuador			\\rakhitfile\E\XKDS\ AEMO\AEMO Final Report.pdf		May-01		AEC International	SA — Ecuador						Cretaceous	MI Reservoir	Fanny/Dorine Field — Oriente Basin	tilted OWC, hydrodynamic, modelling	NO	Report	Y
AENB-I			Neuquen Basin Hydrodynamic Evaluation, Puesto Prado Estancia Vieja Area			\\rakhitfile\E\XKDS\ AENB-I\AENB-I Letter Report.pdf		Mar-99		AEC International	SA — Ecuador							Neuquen Basin	Puesto, Prado, Estancia, Vieja	Hydrodynamic		Report	Y
AEOB	OBTO																					See M-C	Y
AEOB-II	OBTO																					See M-C	Y
AETP			Tilted Oil/Water Contact Analysis of the Tipishca Field, Oriente Basin, Ecuador			\\rakhitfile\E\XKDS\ AETP\AETP Final Report.pdf		2001		AEC	SA — Ecuador						N/A	U Sand	Tipishca	Migration/OWC Modelling		Report	Y
CEOB	OBTO																					See M-C	Y
CEOB-III	OBTO																					See M-C	Y
CEOB-IV	OBTO																					See M-C	Y
CGCH			Petroleum Hydrogeology of the Chalk, South Central Graben, United Kingdom — Norway — Northern Denmark	http://www.rpcl.com/Brochures/North-Sea- Info-Package.pdf		\\rakhitfile\E\XKDS\ AEFD\AEFD-FINAL-REPORT ..pdf			YES		UK — North Sea						N/A				NO	Online Brochure	Y

RPCL
STUDIES
Excluded
Assets:
Studies			Edit Date	12/22/2005
Website
					URL –				Confidentiality
	M-C	Original		Website URL -	Table of	Project PDF		Completion	End Date (Yes												Unconventi		Transfer to
CODE	Code	Code	Study Title	Brochure	Contents	Location	Presentation	Date	= Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	onal	Status	CDL

CMSP			Syria Pool — Phase ll					Jan-00		Tanganyika	Syria											Report	Y
ECCH			Hydrogeology and Oil Quality, Bongor Basin, Tchad			\\rakhitfile\E\XKDS\ ECCH\ECCH final report.pdf		2003		EnCana	Tchad						Lower Cretaceous		Bongor Basin, Doba Basin	hydrodynamic, oil quality, modelling		Report	Y
EMCH-l			ExxonMobil — Chad — Hydrodynamic Oil/Water Contact Modelling of the Kome-Bolobo-Mandourn Fields			\\rakhitfile\E\XKDS\ EMCH-I\EMCH_Final_Report ..PDF		2001		ExxonMobil												Report	Y
EMCH-ll			ExxonMobil — Chad — Exploration Hydrodynamic Study of the West Doseo Basin			\\rakhitfile\E\XKDS\ EMCH-II\EMCH-II Final Report.PDF		Oct-02		ExxonMobil												Report	Y
ENTH			Evaluation of Tilted Oil/Water Contacts in Upper Cretaceous and Lower Tertiary Sediments of the Central Graben, North Sea					Mar-00		Enterprise Oil							N/A			migration, oil/water contacts		Report	Y
GSNS			Exploration Geosciences — North Sea Oil Potential of Quadrant 30 — West-Central Graben			\\rakhitfile\E\XKDS\ GSNS\GSNS Summary Final Report.pdf		12-Feb-04		EG	North Sea											Report	Y
LAMB	MBPM																					See M-C
NSAT	NSAT		The Millenium Atlas: Petroleum Geology of the Central and Northern North Sea	http://bookshop.geol soc.org.uk/epages/ge osoc.storefront/3de53 ab10342e1f0273fc0a8 029606b6/Product/Vie w/1105		\\rakhitfile\E\XKDS\ NSAT\Atlas.pdf		27-Mar-01	YES		UK — North Sea						N/A				NO	Online Summary	Y
NXAF			Evaluation of Flow in the Caballos Aquifer at the Andino Oil Pool and Implications for the Villarrica ‘B’ Prospect			\\rakhitfile\E\XKDS\ NXAF\NXAF Final Report.pdf	\\rakhitfile\E\XKDS\ NXVB\Colombia_Jan_08 _2003.ppt	Dec-03		Nexen	SA — Colombia							Caballos, Hamilton		tilted oil/water contact		Report	Y
NXVB			Nexen — Villarica ‘B’ Prospect Pore Pressure Prediction, Upper Magdellena Valley, Columbia			\\rakhitfile\E\XKDS\ NXVB\NXVB Final Report.pdf	\\rakhitfile\E\XKDS\ NXVB\Colombia_Jan_08 _2003.ppt	12-Jun-03		Nexen	SA — Colombia								Upper Magdellena Valley	pore pressure prediction		Report	Y

RPCL
STUDIES
Excluded
Assets:
Studies			Edit Date 12/22/2005
Website
					URL -				Confidentiality
	M-C	Original		Website URL -	Table of	Project PDF		Completion	End Date (Yes												Unconventi		Transfer to
CODE	Code	Code	Study Title	Brochure	Contents	Location	Presentation	Date	= Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	onal	Status	CDL
NXVB-II			Nexen — Hydrogeology and Well Evaluation of the Alpujarra Prospect, Columbia			\\rakhitfile\E\XKDS\ NXVB-II\Executive Summary Rev2.pdf	\\rakhitfile\E\XKDS\ NXVB\Colombia_Jan_08 _2003.ppt	May-03		Nexen	SA — Colombia									hydrodynamic		Report	Y
NXVT			Tilt/Sensitivity Analysis, Caballos Reservoir Villarrica ‘B’ Prospect, Columbia			\\rakhitfile\E\XKDS\ NXVT\NXVT Final Report.pdf	\\rakhitfile\E\XKDS\ NXVB\Colombia_Jan_08 _2003.ppt	09-Mar-04		Nexen	SA — Colombia									hydrodynamic		Report	Y
OBTO	OBTO	CEOB	Petroleum Hydrogeology of the Oriente Basin, Ecuador /Hydrodynamic and Geological Review of the Oriente Basin, Ecuador — Part II	http://www.rpcl.com/Summaries/AEOB-CEOB99-00.pdf		\\rakhitfile\E\XKDS\ OBTO\OBTO-FINAL-REPORT.pdf	\\rakhitfile\E\XKDS\ OBTO\Oriente Basin Nov 2002.ppt	2000?	YES	Rio Alto	SA — Ecuador						N/A			oil/water contact, modelling		Online Summary	Y
OP15			Integrated Hydrodynamic Study, Block 15, Ecuador			\\rakhitfile\E\XKDS\ OP15\OP15 Final Letter Report.pdf	\\rakhitfile\E\XKDS\ OP15\Block 15 3D maps.ppt	Oct-01		Occidental												Report	Y
OP15-II			Update — Integrated Hydrodynamic Study, Block 15, Ecuador			\\rakhitfile\E\XKDS\ OP15-II\OP15-II Final.pdf		Jan-03		Occidental												Report	Y
OPOB	OBTO																					See M-C	Y
PAMA			Paladin Resources — Monarb Hydrodynamic Study North Sea Montrose-Arbroath			\\rakhitfile\E\XKDS\ PAMA		Dec-03		Paladin	UK — North Sea							Paleocene Forties Sandstone	Arbroath, Arkwright, Montrose, Monarb, Central Graben	hydrodyanmic, tilted oil/water contact		Report	Y
PCOB			Perez Companc — Block 31 Analysis, Oriente Basin, SA					Feb-02		Perez												Report	Y
PEMB	PEMB		Petroleum Hydrogeology of the Maranon Basin, Peru	http://www.rpcl.com/Brochures/Maranon-Ba sin.pdf		\\rakhitfile\E\XKDS\ PEMB\PEMB_Final_Repo rt.pdf	\\rakhitfile\E\XKDS\ PEMB\CSPG_Maranon_Ja n_16_2003.ppt	2002	YES	CPI	SA — Peru						N/A					Online Summary	Y

RPCL
STUDIES
Excluded
Assets:
Studies			Edit Date 12/22/2005
Website
					URL -				Confidentiality
	M-C	Original		Website URL -	Table of	Project PDF		Completion	End Date (Yes												Unconventi		Transfer to
CODE	Code	Code	Study Title	Brochure	Contents	Location	Presentation	Date	= Available)	Client	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	onal	Status	CDL
PEOC			Hydrodynamic Modelling of Oil/Water Contracts in the Cretaceous Caballos Fm., Orito Field Southern Putumayo Basin Columbia			\\rakhitfile\E\XKDS\ PEOC\PEOC Revised Final Report.pdf		Oct-03		Petrobank	Colombia						Cretaceous	Caballos	Orito, Putumayo Basin	hydrodynamic	oil/water contact	Report	Y
PHS1			Phoenix Hydrocarbons - Assessment of Logs and Pressure Data, Saatchi-1, Pirahu, India																			In Progress	Y
PPCJ			Tilted Free Water Level Analysis, Chalk Group, J-Block, Central Graben, North Sea			\\rakhitfile\E\XKDS\ PPCJ\PPCJ Final Report.pdf		2000		Phillips	UK — North Sea						N/A	Chack	J-Block	migration, oil/water contact		Report	Y
PZNB			Evaluation of the Rio Neuquen Gas Field, Argentina					Sep-99		Perez	SA — Argentina							Punta Rosada	Neuquen			Report	Y
RGMF			Oil Water Contact Tilt Investigation, Lower Cretaceous — Blake Field, Moray Firth Area, North Sea					Aug-98		Rigel Energy									Blake			Report	Y
SACA	SACA		Stress Analysis, Phase I — Central Alberta, Tertiary, Cretaceous, Jurassic and Triassic Reservoirs	http://www.rpcl.com/Brochures/Stress-Analysis-Brochure.pdf			\\rakhitfile\E\XKDS\ SACA		N/A		WCSB — AB	25	80	1W4	14W6		Tertiary, Cretaceous, Jurassic, Triassic				stress analysis	In Progress	Y
TEMH			Analysis of the Tilt of the Oil/Water Contact in the S. Angsi I-35L Oil Pool			\\rakhitfile\E\XKDS\ TEMH\TEMH Report.pdf		3-Aug-05	3-Aug-06?	Talisman Energy	Malaysia								South Angsi	tilted oil/water contact		Report	Y
TOOS			Geological Evaluation of the Kurachine Dolomite Reservoir in the Oude Oil and Gas Field of Northeastern Syria					Oct-00		Tanganyika Oil	INTL — Syria							Kurochine	Oude			Report	Y
TUCH			East Central Graben, North Sea Hydrodynamic Study			\\rakhitfile\E\XKDS\ TUCH\TUCH Final Report.pdf		Oct-99		Total Oil Marine	UK — North Sea									hydrodynamic		Report	Y

B.	Excluded Assets — Intellectual Property Inventory

RPCL Intellectual Property Software Inventory		Edit Date 12/22/2005
Excluded Assets
Application	Description	Source Code	Documents	Doc Location	Assign to CDL
StratManager	***StratManager software is being transferred to CDL				Y
StratMan	Edit and manage stratigraphic data in a PPDM 3.6 database.	Thomas_Feb_2003.zip	- Various stratigraphic name set descriptions and lexicon used to populate the database.	F:\STMN\...
- PPDM Compliance documentation.
- Trademark
- Application screens roadmap.
- Brochures and marketing material.
- Help files.
- Oracle and SQL Server install scripts.
StratExchange	Exchanges mostly stratigraphic picks from a variety of sources.	QVCS
StratQuery	Prototype, (soon to be application), for formulating and executing stratigraphic queries, and performing various functions based on those queries.	QVCS	- Design document complete with prototype screens.	G:\document\...
- Various SQL procedures and scripts to perform manual strat queries.
Stratigraphic data	Picks for 57 name sets and projects.			SQL*Server
IPL Strat Columns	Several IPL stratigraphic columns in digital format.			F:\DCSD\...

Project X	***Project X technology and no how being transferred to CDL			Jerome’s PC F:\XKDS\...	Y
	Knowledge archival and retrieval system.		- Project description.
- PPDM Presentation.
- Requirements documents.
- Minutes.
- Sample projects
Data Model	Initial attempt at a data model.			Jerome’s PC

Master Database	A 100% compliant PPDM V3.7 database.			Oracle, (PROD/TEST)	BOTH
Reference data	For all well module reference tables.			F:\EPDB\...
Cross reference data	To map IPL data to the database.			F:\EPDB\...
Validation scripts	To ensure integrity of the database.	Under Development		F:\EPDB\...
Loaders	To populate the database from IPL.	Under Development		F:\EPDB\...
Database creation scripts	Scripts to create an initial database			F:\EPDB\...
Processes and procedures	Various standards to be used on the project.	Under Development		F:\EPDB\...

RPCL Intellectual Property Software Inventory		Edit Date 12/22/2005
Excluded Assets
Application	Description	Source Code	Documents	Doc Location	Assign to CDL
DocuTime	Time tracking and reporting system.	F:\TRS\			Y

3rd Party Software
JBuilder 9 Enterprise Edition	One full license including optimizer.				Y
SQL*Server	10 Concurrent licenses
QVCS	Source code control system, (2 licenses).

IHS Hub License Agreement
Data access from IHS Hub	various IHS databases licensed on annual terms		Agreement on file.		Y

HydroStation	Hydro-geologic exploration tool.	QVCS	– Bug/Outstanding issues list.	G:\document\hstn	Y
– Development plans.
– Release notes.
– Enhancement requests.
– Listener map for mouse events in the GIS.
Application	Main application for users.		Help files.	QVCS
Installation	Scripts to build the install files and prepare a CD for the installer and the clients.	QVCS	– Client Installation manual. – Server Installation manual. – Build/compile procedures document.	QVCS
Data Refresh	Scripts to update the source data, for IPL, and IHS data hubs.	QVCS
Symbol fonts	DST, Well, AOF, Wireline Test	QVCS	– Some hardcopy font documents. – Font creation process document.	F:\HSTN
DLS Grid	– Shape files for western Canada. – Programs to import shape files to the DB.	QVCS
NTS Grid	Program to generate NTS grid.	QVCS

GeoEye	Java based GIS used in HydroStation	QVCS

PAS Loader	Loading PAS files into GeoFluids	QVCS

C. Excluded Assets — CDL Software List

RAKHIT PETROLEUM CONSULTING LTD. PURCHASED DATA AND SOFTWARE LIST
EXCLUDED ASSETS: SOFTWARE	Edit Date	12/22/2005

				Transfer
SOFTWARE	LICENSES	Comments	Agreements	to CDL
Adobe Acrobat 4.0	1	PDF creation software	Individual licenses	yes
Adobe Creative Suite Premium CS	1	graphics	Individual licenses	yes
Adobe Illustrator 9.0	1	graphics	Individual licenses	yes
Adobe Pagemaker 6.5 Plus	1	graphics	Individual licenses	yes
Adobe Photoshop 6.0	1	graphics	Individual licenses	yes
ARCGIS — ARCEditor	1	GIS Analysis Software	master license agreement	yes
ARCGIS — ARCMap 9.0	1	GIS Publishing Software	master license agreement	yes
ARCGIS — ARCPress	2	GIS Printing Software	master license agreement	yes
ARCGIS — Spatial Analyst	1	GIS Analysis Software	master license agreement	yes
ARCGIS — Publisher	1	GIS Publishing Software	master license agreement	yes
Autocad 14	6	CAD software 1 license to CDL	Individual licenses	yes
Autocad 14.01 (update)	6	CAD software 1 license to CDL	Individual licenses	yes
Autocad 2000	6	CAD software 1 license to CDL	Individual licenses	yes
Borland C++Builder 3 Professional	1	Software development and compiler	Individual licenses	yes
Borland JBuilder 3	1	Software development and compiler	Individual licenses	yes
Borland JBuilder 9 Enterprise Edition	1	Software development and compiler	Individual licenses	yes
CardScan 5	1		Individual licenses	yes
CorelDraw 7 (backup copy)	1		Individual licenses	yes
CorelDraw 9	1		Individual licenses	yes
CorelDraw 9 (backup copy)	1		Individual licenses	yes
CorelDraw 10	1		Individual licenses	yes
Fontlab & Scanfont 3.0	1	generate fonts	Individual licenses	yes
GeoEye	1	GIS source code used in HydroStation	License through UTI
GeoLogic Systems — GeoScout	4	data and mapping software for WCSB, not likely transferable to TEC	server and concurrent users	yes
IHS Energy Accumap	10	data and mapping software for WCSB, cost of license is to be split with TEC and CDL 50/50. Intent is to share license cost between TEC and CDL 50/50, however approval to do so must come from IHS Energy	server and concurrent users	yes
Logsleuth 2000 2.0	2		Individual licenses	yes
Logsleuth 2000 2.5	1		Individual licenses	yes
Macromedia Dreamweaver 3	1	Website development software	Individual licenses	yes
Macromedia Extreme 3D 2	1		Individual licenses	yes
Macromedia Flash 5	1	Website development software	Individual licenses	yes
Macromedia Freehand 5	1		Individual licenses	yes
Maximizer 5.0	4	business contact software	Individual licenses	yes
Maximizer 6.0	1	business contact software	Individual licenses	yes
Microsoft Frontpage 97	1	Website development software	Individual licenses	yes
Microsoft Frontpage 98 (upgrade)	1	Website development software	Individual licenses	yes
Microsoft Office 97 Professional Edition	2	Word, Excel and Access	Individual licenses	yes
Microsoft Project 98	1	planning software	Individual licenses	yes
Microsoft Proxy Server	1		server license and concurrent user license	yes
Oracle 9.2.0.1.0 (developing license)	1	database software	development license	yes
QVCS (source code control system & processes)	2		Individual licenses	yes
RoboHelp	1	build help files	Individual licenses	yes
RoboHelp Office	1	build help files	Individual licenses	yes
RoboHelp Office 2000	1	build help files	Individual licenses	yes
RoboHelp Office 6	1	build help files	Individual licenses	yes
RoboHelp Office 7	1	build help files	Individual licenses	yes
RoboHTML	1	build help files	Individual licenses	yes
Surfer 7	1	data analysis, gridding and contouring	Individual licenses	yes
Surfer 7.05 (update)	1	data analysis, gridding and contouring	Individual licenses	yes

RAKHIT PETROLEUM CONSULTING LTD. PURCHASED DATA AND SOFTWARE LIST
EXCLUDED ASSETS: SOFTWARE	Edit Date	12/22/2005

				Transfer
SOFTWARE	LICENSES	Comments	Agreements	to CDL
Surfer 8	1	data analysis, gridding and contouring	Individual licenses	yes
Symantec Antivirus 8.1	25	server distributed antivirus software	server and concurrent user licenses	yes
Visio 2000	1	flow charts and modelling software	Individual licenses	yes
Visio Professional 5	1	flow charts and modelling software	Individual licenses	yes
Windows 2000	15	operating system	Individual licenses	yes
Windows 98	1	operating system	Individual licenses	yes
Windows XP	5	operating system	Individual licenses	yes
WinZip 8.0	1		Individual licenses	yes
WordPerfect 7	1		Individual licenses	yes
WordPerfect Office 2000	2		Individual licenses	yes

THIS IS SCHEDULE 1.1(aa) ATTACHED TO AND MADE PART OF THE ASSET PURCHASE AGREEMENT DATED THE • DAY OF JANUARY, 2006 AMONG RAKHIT PETROLEUM CONSULTING LTD., TRIDENT EXPLORATION CORP., 981463 ALBERTA LTD., TRIDENT RESOURCES CORP., KAUSH RAKHIT AND ENDATA SERVICES LTD.
FINANCIAL STATEMENTS OF THE VENDOR
As attached.

THIS IS SCHEDULE 1.1(qq) ATTACHED TO AND MADE PART OF THE ASSET PURCHASE AGREEMENT DATED THE • DAY OF JANUARY, 2006 AMONG RAKHIT PETROLEUM CONSULTING LTD., TRIDENT EXPLORATION CORP., 981463 ALBERTA LTD., TRIDENT RESOURCES CORP., KAUSH RAKHIT AND ENDATA SERVICES LTD.
PERMITTED LIENS
Security Agreement registered against Rakhit Petroleum Consulting Ltd. in favour of National Leasing Group Inc. on August 24, 2004 as registration number 04082401920 and expiring on August 24, 2008 (re: All office furniture, DVD, TV’s, VCR, monitors, computer systems, software, telephone systems and software of every nature or kind described in lease number 2265682 between the secured party, as lessor and the debtor, as lessee, as amended from time to time, together with all attachments, accessories and substitutions.

THIS IS SCHEDULE 4.7 ATTACHED TO AND MADE PART OF THE ASSET PURCHASE AGREEMENT DATED THE •DAY OF JANUARY, 2006 AMONG RAKHIT PETROLEUM CONSULTING LTD., TRIDENT EXPLORATION CORP., 981463 ALBERTA LTD., TRIDENT RESOURCES CORP., KAUSH RAKHIT AND ENDATA SERVICES LTD.
INTELLECTUAL PROPERTY LICENSES

RPCL STUDIES				Edit Date 1/11/2006
Studies Licensed by RPCL
		Original
CODE	M-C Code	Code	Study Title	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	Unconventional	Status
BKKN	BKKN		Hydrogeology of the Bakken Formation in SW Saskatchewan and Alberta	WCSB — AB	27	35	22W3	3W4		Mississippian	Bakken	Kindersley, Hoosier	hydrodynamic	NO	Online Brochure
BNEL	BNEL		Baldonnel Hydrogeology in the Graham, Birch and Jedney Areas	WCSB — BC					94B-9, 10, 15, 16 and 94G-1, 2, 7, 8 and 94A-1, 3 and 94H-4, 5	Triassic	Baldonnel	Graham, Birch, Jedney	hydrodynamic	NO	Online Brochure
BRBK	BRBK	PCBK	Geologic/Hydrogeologic Evaluation of the Basal Foremost Formation in the Brooks Region of Southern Alberta	WCSB — AB	13	23	11W4	19W4		Upper Cretaceous	Basal Foremost	Brooks	hydrodynamic	shallow gas	Online Brochure
BRBR	BRBR														See indiv
BREL	BREL	PCBL	Basal Foremost Belly River Formation Geologic/Hydrogeologic Evaluation in the Elnora Area, South-Central Alberta	WCSB — AB	30	37	21W4	26W4		Upper Cretaceous	Basal Foremost	Elnora	hydrodynamic	shallow gas	Online Brochure
BRSL	BRSL	PCSL	Geologic Evaluation for the Basal Judith River Group in the Sullivan Lake Area of Southern Alberta	WCSB — AB	29	37	11W4	20W4		Upper Cretaceous	Basal Foremost	Sullivan Lake	hydrodynamic	shallow gas	Online Brochure
BRVN	BRVN	PCVN	Geologic/Hydrogeologic Evaluation of the Basal Foremost Formation in the Vulcan Region of Southern Alberta	WCSB — AB	13	20	20W4	29W4		Upper Cretaceous	Basal Foremost	Vulcan	hydrodynamic	shallow gas	Online Brochure
BUSG	CASG														See M-C
CAMP	CAMP		Mississippian Geology and Hydrogeology (Stolberg, Brazeau, Pembina)	WCSB — AB	40	50	5W5	16W5		Mississippian	Elkton, Shunda, Pekisko	Stolberg, Brazeau, Pembina	hydrodynamic	NO	Online Brochure
CAMP II	CAMP II		Mississippian Geology and Hydrogeology (Edson, Bigoray, Whitecourt)	WCSB — AB	50	60	8W5	19W5		Mississippian	Belloy, Pekisko, Shunda, Elkton	Edson, Bigoray, Whitecourt	hydrodynamic	NO	Online Brochure
CASG	CASG	BUSG	Reservoir Distribution, Hydrodynamics and Gas Resources — Belly River and Edmonton Groups, West-Central Alberta	WCSB — AB	38	50	1W5	18W5		Tertiary/Upper Cretaceous	Foremost, Oldman, Dinosaur Park, Bearpaw, Horseshoe Canyon, Whitemud, Battle, Scollard, Paskapoo	south-central Alberta	shallow gas, hydrodynamic	YES	Online Summary
CASG II			Central Alberta Shallow Gas - Phase II — Edmonton Coal Bed Thickness												In Progress
DBGR	DBGR		Regional Hydrogeology of the Deep Basin, Cardium to Cadomin, West-Central Alberta	WCSB — AB	29	76	27W4	13W6	a bit of B.C. R130(diagonal)	Cretaceous	Cardium, Doe Creek, Dunvegan, Viking, Paddy, Cadotte, Notikewin, Falher, Upper Mannville, Wilrich, Glauconitic, Bluesky, Ostracod, Gething, Ellerslie, Cadomin	west-central Alberta	hydrodynamic	deep basin	Online Brochure
DBLT	DBLT		Hydrogeology of the Debolt Formation in the Trutch and Fort Nelson Areas of Northeastern British Columbia	WCSB — BC					94G and 94J	Mississippian	Debolt	Trutch, Fort Nelson	hydrodynamic	NO	Online Brochure
DBLT Update			Update of the Debolt Reservoir in the Area of IFP Lands, 94-G-10, 94-G-15, Trutch/Tommy Lake Area, Northeast British Columbia						94-G	Mississippian	Debolt				Online Brochure
DBTR			Deep Basin Triassic												In Progress
DCSP	SPBC														See M-C
EGSA	EGSA		Hydrogeological Evaluation of Southern Alberta, Basal Cambrian to Wabamun	WCSB — AB	1	26	25W3	7W5		Devonian/Ordovician	Elk Point, Beaverhill Lake, Woodbend, Winterburn, Wabamun, Nisku	Hays, Enchant	hydrodynamic	NO	Online Summary
GRBH	GRBH	KMGR	Hydrodynamics of the Greater Green River Basin	US — Rockies										basin centered	Online Brochure
GRWH	GRWH		Granite Wash Hydrogeology (Red Earth, Otter, EVI)	WCSB — AB	83	90	7W5	13W6		Devonian	Granite Wash, Keg River, Muskeg	Red Earth, Otter, EV1	hydrodynamic	NO	Online Brochure

RPCL STUDIES				Edit Date 1/11/2006
Studies Licensed by RPCL
		Original
CODE	M-C Code	Code	Study Title	Location	TWP	to TWP	RGE	to RGE	Coord	System	Formation	Area	Type	Unconventional	Status
HAWC	HAWC		Hydrocarbon Chemistry Allies of the Western Canada Sedimentary Basin	WCSB						All				NO	Online Brochure
HDSC			Hydrodynamic Short Course	SA						N/A			Hydrodynamic		Report
HGAT	HGAT		Hydrogeologic Atlas of the Western Canada Sedimentary Basin	WCSB						All				NO	Online Brochure
HGUS I	HGUS I		Hydrogeologic Atlas — US												Report
HGUS II	HGUS II		Hydrogeology of the Williston Basin	US								Williston Basin			Online Brochure
HGUS III.I	HGUS III.I														Report
HGUS III.II	HGUS III.II		Shallow Gas in the Western Plains	US/CANADA - Williston Basin					48-51 lattitude, 104-115 longitude	Upper Cretaceous	Belly River, Milk River, Medicine Hat, Second White Specks	Williston Basin	hydrodynamic	shallow gas	Online Brochure
HGUS III.III	HGUS III.III														Report
HGUS III.IV	HGUS III.IV														Report
HGUS III.IV	HGUS III.IV														Report
HGUS III.V	HGUS III.V		Hydrogeology of the Williston Basin Phase III.5 — Mississippian Oil Migration Modelling, Western Plains Region	US/CANADA - Williston Basin					48-51 lattitude, 104-115 longitude	Mississippian	Mission Canyon, Lodgepole	Williston Basin	hydrodynamic, oil migration modelling	NO	Report
MCBT			Mannville Coalbed Thickness												In Progress
MCHG	MCHG		Exploration Hydrogeology of Mannville Coals	WCSB — AB	32	67	10W4	18W5		Lower Cretaceous	Colony, McLaren, Lloydminster, Cummings, Waseca, Sparky, General Petroleum, Mannville, Glauconitic		hydrodynamic	coalbed methane	Online Summary
MRHD (I + II)	MRHD		Hydrodynamics of the Milk River Formation	WCSB — AB/SK, US(Part 1)	1	30	1W3	1W5	T. 26N-37N, R.44E-10WM (Montana)	Upper Cretaceous	Milk River		hydrodynamic	shallow gas	Online Brochure
MRHD-III	MRHD-III		Hydrodynamics of the Milk River Formation — Update	WCSB — AB/SK	1	30	1W3	1W5	T. 26N-37N, R.44E-10WM (Montana)	Upper Cretaceous	Milk River	Abbey, Shackleton	hydrodynamic	shallow gas	In Progress
NWSG			Hydrogeology of the Upper Belly River-Edmonton-Scollard/Paskapoo		45	65	1W5	13W6							In Progress
RWAT	RWAT		Water Resistivity Atlas of the Western Canada Sedimentary Basin	WCSB										NO	Online Brochure
SPBC		SHSP	Slave Point Hydrodynamics in Northeast British Columbia	WCSB — BC					Lattitude 56-50, Longitude 120-124	Devonian	Slave Point, Elk Point	Clarke Lake, Yoyo	hydrodynamic	NO	Online Brochure
SPBL		COBS	Hydrogeologic Investigation of the Slave Point and Sulphur Point Formations in the Bistcho Lake Area of Northwest Alberta	WCSB — AB	115	126	1W6	12W6		Devonian	Slave Point, Sulphur Point	Bistcho Lake	hydrodynamic	NO	Online Brochure
SPGW-II			Hydrodynamic Study — Slave Point Formation, North of the Peace River Arch Area	WCSB — AB/BC	90	106	13W5	13W6		Devonian	Granite Wash, Slave Point, Gilwood	Snowfall, Hamburg, Lapp, Ladyfern	hydrodynamic	NO	Online Brochure
WBCR	WBCR		Wabamun Hydrodynamics in the Crossfield Area	WCSB — AB	23	38	22W4	7W5		Devonian	Wabamun	Crossfield	hydrodynamic	NO	Online Brochure
WBMN	WBMN		Wabamun Hydrodynamics in the Berland River Area	WCSB — AB	49	70	15W5	9W6		Devonian	Wabamun	Berland River, Medicine Lodge, Cabin Creek, Simonette, Pine Creek	hydrodynamic	NO	Online Brochure
WBSG		EOSG	Hydrodynamic Evaluation of Shallow Gas Potential, SE Saskatchewan and SW Manitoba	WCSB — SK/MB	1	30	16W1	20W2		Upper Cretaceous	Millwood, Medicine Hat, Lea Park, First White Specks, Second White Specks	Millwood, Medicine Hat	hydrodynamic	shallow gas	Online Summary
WBTP	WBTP		Wabamun Hydrodynamics in the Teepee/Parkland Area	WCSB — AB	70	87	25W5	18W6		Devonian	Wabamun	Teepee, Parkland, Gold Creek, Eaglesham	hydrodynamic	NO	Online Brochure
WRBH	WRBH		Hydrodynamics of the Wind River Basin	US — Rockies								Wind River Basin		YES	In Progress

THIS IS SCHEDULE 4.8 ATTACHED TO AND MADE PART OF THE ASSET PURCHASE AGREEMENT, DATED THE • DAY OF JANUARY, 2006 AMONG RAKHIT PETROLEUM CONSULTING LTD., TRIDENT EXPLORATION CORP., 981463 ALBERTA LTD., TRIDENT RESOURCES CORP., KAUSH RAKHIT AND ENDATA SERVICES LTD.

DATA PROCESSING SYSTEM
Equipment listed in Part B of Schedule 1.1(e)

THIS IS SCHEDULE 8.1(f) ATTACHED TO AND MADE PART OF THE ASSET PURCHASE AGREEMENT, DATED THE • DAY OF JANUARY, 2006 AMONG RAKHIT PETROLEUM CONSULTING LTD., TRIDENT EXPLORATION CORP., 981463 ALBERTA LTD., TRIDENT RESOURCES CORP., KAUSH RAKHIT AND ENDATA SERVICES LTD.

FORM OF NON-COMPETITION AND
NON-SOLICITATION AGREEMENT

THIS IS SCHEDULE 8.1(j) ATTACHED TO AND MADE PART OF THE ASSET PURCHASE AGREEMENT, DATED THE • DAY OF JANUARY, 2006 AMONG RAKHIT PETROLEUM CONSULTING LTD., TRIDENT EXPLORATION CORP., 981463 ALBERTA LTD., TRIDENT RESOURCES CORP., KAUSH RAKHIT AND ENDATA SERVICES LTD.

FORM OF EMPLOYMENT AGREEMENT

THIS IS SCHEDULE 10.2(a) ATTACHED TO AND MADE PART OF THE ASSET PURCHASE AGREEMENT DATED THE • DAY OF JANUARY, 2006 AMONG RAKHIT PETROLEUM CONSULTING LTD., TRIDENT EXPLORATION CORP., 981463 ALBERTA LTD., TRIDENT RESOURCES CORP., KAUSH RAKHIT AND ENDATA SERVICES LTD.

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